As filed with the Securities and Exchange Commission on August 4, 2025

File No. 000-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TCW STEEL CITY PERPETUAL LEVERED FUND LP

(Exact name of registrant as specified in charter)

Delaware	33-1515587
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

200 Clarendon Street, 51st Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 936-2275

(Registrant’s telephone number, including area code)

with copies to:

Andrew Bowden, Esq. Executive Vice President and General Counsel The TCW Group, Inc. 515 South Flower Street Los Angeles, California 90071 (213) 244-0000	Vadim Avdeychik, Esq. Marc Ponchione, Esq. Debevoise & Plimpton LLP 66 Hudson Blvd New York, New York 10001 (212) 909-6867

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Class I common shares of beneficial interest, par value $[•]

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

-i-

EXPLANATORY NOTE

TCW Steel City Perpetual Levered Fund LP is filing this registration statement on Form 10 (this “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”). Unless indicated otherwise in this Registration Statement or the context requires otherwise, each of the “Company,” “we,” “us,” and “our” refers to TCW Steel City Perpetual Levered Fund LP, a Delaware limited partnership, for the periods prior to its conversion to a Delaware statutory trust, and to TCW Steel City Senior Lending BDC, a Delaware statutory trust, for the periods after its conversion to a Delaware statutory trust described elsewhere in this Registration Statement, “Advisor” refers to TCW PT Management Company LLC, “Sub-Advisor” refers to PNC Steel City Advisors, LLC, our investment sub-advisor, “Advisors” refers collectively to the Advisor and Sub-Advisor and “Shareholders” refers to holders of our Class I common shares of beneficial interest, par value $[•] per share (the “Class I Shares,” and, together with the additional common shares that we may offer in the future, the “Common Shares”).

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As a result, we are eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002.

Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act. Upon the effectiveness of this Registration Statement, we will also be subject to the proxy rules in Section 14 of the 1934 Act, and we and our trustees, officers and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the 1934 Act. The Securities and Exchange Commission (the “SEC” or the “Commission”) maintains an Internet Website (http://www.sec.gov) that contains the reports mentioned in this section.

In connection with the foregoing, we will file an election to be regulated as a BDC under the 1940 Act. Upon filing of such election, we will become subject to the 1940 Act requirements applicable to BDCs.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation:

•	our limited operating history;

•	potential illiquidity and lack of a viable trading market for our Common Shares;

•	the ability of the Advisor and the Sub-Advisor to attract and retain highly talented professionals, and the allocation of such professionals’ time;

•	our reliance on management of the portfolio companies in which we invest;

•	an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•	we may be unable to generate returns for our investors and any losses of the Company will be borne solely by Shareholders and not by the Advisors;

•	the ability of the Advisors to locate suitable investments for us and to monitor and administer our investments;

•	defaults by a substantial number of Shareholders or by one or more Shareholders who have made substantial Capital Commitments (as defined herein);

•	the impact of prepayment on the value of our investments;

•	the allocation of expenses in co-investments;

•	our reliance on the skill and expertise of the Advisor and Sub-Advisor;

•	our dependence on PNCCM as a sourcing agent for our investments;

•	investments at different levels of a capital structure may expose us to additional risks;

•	conflicts of interest may arise between the Advisors, Other Clients (as defined herein) and certain of our portfolio companies;

•	we may be limited in our ability to engage in certain transactions with affiliates under the 1940 Act;

•	the use of borrowed money to finance a portion of our investments;

•	the speculative and illiquid nature of our investments;

•	operational risks;

•	uncertainty surrounding market and geopolitical risk;

•	disruptions and instability in the capital markets;

•	uncertainty with respect to trade policies, treaties and tariffs;

•	our status as a non-diversified investment company may cause our NAV to fluctuate;

•	collateral may consist of assets that may not be readily liquidated;

•	our investments may not be diversified;

•	a contraction of available credit could impair our lending and investment activities;

•	interest rate volatility could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;

•	our reliance upon un-affiliated co-lenders, consultants, service providers and other counterparties;

•	valuation risks;

•	the risks associated with indirect investments in portfolio companies through joint ventures, partnerships or other special purpose vehicles;

•	insolvencies of our portfolio companies;

•	potential lender liability proceedings;

•	additional risks associated with the highly levered portfolio companies in which we may invest;

•

the risks associated with the bridge financings, subordinated or mezzanine financings, unitranche loans, trade receivables securitizations, technology financings, delayed draw facilities which we may make to portfolio companies;

•	loans to middle-market portfolio companies present a greater risk than loans to larger companies;

•	risks associated payment-in-kind (“PIK”) interest and private credit;

•	investments in portfolio companies located outside of the US may present additional risks;

•	we may be subject to risks in connection with the derivative instruments we use;

•	we will pay fees and expenses which will reduce the actual returns to Shareholders, the distributions we make to Shareholders, and the overall value of the Shareholders’ investment;

•

we may retain, in whole or in part, any proceeds attributable to portfolio investments and may use the amounts retained to make investments, pay Company fees and expenses, repay Company borrowings, or fund reasonable reserves for future Company expenses or other obligations;

•	we may issue Preferred Shares with separate rights and privileges;

•	compliance with current legal, tax and regulatory framework and changes thereto;

•	the costs associated with being a public entity;

•	our ability to qualify and maintain our qualification as a regulated investment company, or “RIC,” under Subchapter M of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and as a BDC;

•	information systems failures and other cybersecurity risks significantly disrupting our business, financial condition or operating results;

•	the risks artificial intelligence pose to us and our portfolio companies; and

•	the other risks, uncertainties and other factors we identify under “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, some of those assumptions are based on the work of third parties and any of those assumptions could prove to be inaccurate; as a result, the forward-looking statements based on those assumptions also could prove to be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. The safe harbor provisions of Section 21E of the 1934 Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement because we are an investment company.

SUMMARY OF RISK FACTORS

Investing in our Common Shares involves a number of significant risks. You should carefully consider information found in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Some of the risks involved in investing in our Common Shares include:

•

We are a new company and we are subject to all of the business risks and uncertainties associated with any business with a limited operating history, including the risk that we will not achieve our investment objective and that the value of our Common Shares could decline substantially.

•	We are a privately-placed, perpetual-life BDC, and our Shareholders may not be able to transfer or otherwise dispose of our Common Shares at desired times or prices, or at all.

•

The price at which we may repurchase shares pursuant to the share repurchase program will be determined in accordance with our valuation procedures and, as a result, there may be uncertainty as to the value of our Common Shares.

•	An investment strategy focused primarily on privately held companies presents certain challenges, including the lack of available information about these companies.

•

We generally will not control the business operations of our portfolio companies and, due to the illiquid nature of our holdings in our portfolio companies, we may not be able to dispose of our interests in our portfolio companies.

•

The Advisor or the Sub-Advisor may frequently be required to make investment analyses and decisions on an expedited basis in order to take advantage of investment opportunities, and our Advisor or Sub-Advisor may not have knowledge of all circumstances that could impact an investment by us.

•

Our portfolio may be concentrated in a limited number of portfolio companies and industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

•

You should not expect to be able to sell Common Shares regardless of how we perform. As a result, if you are unable to sell your Common Shares, you will be unable to reduce your exposure on any market downturn that affects our portfolio.

•

There is no public market for our Common Shares, nor can we give any assurance that one will develop in the future. Furthermore, repurchases of shares of Common Shares by us, if any, are expected to be limited and any repurchase offers will be at the recommendation of the Advisor and at the discretion of our board of trustees (the “Board of Trustees”). As a result, an investment in the Common Shares may not be suitable for investors who may need the money they invest in a specified time frame.

•

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

•	We intend to finance our investments with borrowed money. Our inability to access leverage in a timely fashion may inhibit our ability to make timely investments.

•

Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital. As a BDC, the necessity of raising additional capital exposes us to risks, including the typical risks associated with leverage.

•	The collateral securing a senior loan may be insufficient to protect us against losses or a decline in income in the event of a borrower’s non-payment of interest or principal.

•	There is no public market or active secondary market for many of the investments that we intend to make and hold and as a result, these investments may be deemed illiquid.

•	Shareholders will be obligated to fund drawdowns and may need to maintain a substantial portion of their Capital Commitments (defined below) in assets that can be readily converted to cash.

•

We may make investments in highly levered companies. Price declines in the corporate leveraged loan market may adversely affect the fair value of our portfolio, reducing our NAV through increased net unrealized depreciation and the incurrence of realized losses.

•

We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They will also be difficult to value and are illiquid.

•

The amount of any dividends we may make on our Common Shares is uncertain. We may not be able to pay you dividends, or be able to sustain dividends at any particular level, and our dividends per Common Share, if any, may not grow over time, and our dividends per share may be reduced.

•

Our business model depends to a significant extent upon strong referral relationships with private equity sponsors, financial intermediaries, direct lending institutions and other counterparties that are active in our markets. Any inability of the Advisor or the Sub-Advisor to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

•

To the extent original issue discount (“OID”), and payment-in-kind (“PIK”), interest income constitute a portion of our income, we will be exposed to risks associated with the deferred receipt of the cash representing such income.

•

The Advisor, the Sub-Advisor and their respective affiliates, including our officers and some of our trustees, may face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in increased risk-taking by us.

•

Our management and incentive fee structure may create incentives for the Advisor or the Sub-Advisor that are not fully aligned with the interests of our Shareholders and may induce the Advisor or the Sub-Advisor to make speculative investments.

•	If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC or be precluded from investing according to our current business strategy.

•	Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures, and noncompliance with the Sarbanes-Oxley Act would adversely affect us and the value of our Common Shares.

•

We are highly dependent on information systems, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the value of our Common Shares and our ability to pay distributions.

Item 1. Business.

(a)	General Development of Business

We were formed on October 14, 2024 as a limited partnership under the laws of the State of Delaware. We intend to complete our conversion to a Delaware statutory trust prior to commencement of operations (the “Conversion”). In connection with the Conversion, we also intend to change our name to TCW Steel City Senior Lending BDC.

We are an externally managed, non-diversified, closed-end management investment company that intends to elect to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. As a BDC and a RIC, we will be required to comply with certain regulatory requirements. See “Item 1(c). Description of Business—Regulation as a Business Development Company” and “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Consequences—Regulated Investment Company Classification.”

We are a senior direct lending investment company that will seek to generate attractive risk-adjusted returns primarily through direct investments in senior secured loans to middle market companies or other issuers. Together with TCW Steel City Unlevered Private Fund LP, a related limited partnership, the Company is part of the “TCW Steel City Platform,” a newly formed strategy launched by the TCW Group (together with its controlled affiliates, as the context may require, “TCW”) and The PNC Financial Services Group, Inc. (together with its controlled affiliates, as the context may require, “PNC”) to provide middle market lending solutions leveraging the unique strengths of both organizations to create a differentiated platform in private credit. We will be advised by TCW PT Management Company LLC (the “Advisor”), which is part of the TCW Steel City Platform, and will be sub-advised by PNC Steel City Advisors, LLC (the “Sub-Advisor” and, together with the Advisor, the “Advisors”). Our investment program will be primarily focused on investing in senior secured debt obligations. We currently expect to focus on portfolio companies in a variety of industries and will consider financings for many different purposes, including acquisitions, growth opportunities, liquidity needs, refinancings and recapitalizations. The issuers in which we intend to invest will be leveraged, and, in most cases, these investments will not be rated by any rating agency. If these investments were rated, we believe that they would likely receive a rating from a nationally recognized statistical rating organization of below investment grade. Exposure to below investment grade securities involves certain risks, and those securities are viewed as speculative with respect to the issuer’s capacity to pay interest and repay principal.

Although we will be primarily focused on investing in senior secured debt obligations, there may be rare occasions where our investment may be unsecured. The Company will also consider making equity investments in relation or incidentally to investing in debt obligations. The Company’s investments will mostly be in corporations, partnerships or other business entities. Additionally, in certain circumstances, the Company may co-invest with other investors and/or strategic partners indirectly in a company through a joint venture, partnership or other special purpose vehicle. We may also invest indirectly in investments through intermediate entities established by us. While we will invest primarily in U.S. companies, there may be certain instances where the Company will invest in companies domiciled elsewhere. See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Because we intend to qualify as a RIC under the Code, our portfolio will be subject to diversification and other requirements. See “—Certain U.S. Federal Income Tax Consequences.” In addition to those diversification requirements, we will not invest more than 10% of our gross assets in any single portfolio company.

In accordance with the 1940 Act as presently in effect, BDCs generally are prohibited from incurring additional leverage to the extent it would cause them to have less than a 200% asset coverage ratio, reflecting approximately a 1:1 debt-to-equity ratio, taking into account the then current fair value of the investments. However, under Section 61(a)(2) of the 1940 Act, implemented in accordance with the Small Business Credit Availability Act, we have elected to be subject to the lower asset current coverage ratio of 150% available thereunder in order to maintain maximum flexibility, which will permit us to have up to a 2:1 debt-to-equity ratio. See “Item 1A. Risk Factors—Borrowing Money.”

We are a privately placed, perpetual-life BDC, which is a BDC whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose Common Shares are intended to be sold by the BDC at a price generally equal to the BDC’s quarterly net asset value per share. In our perpetual-life structure, we may offer investors an opportunity to repurchase their shares on a quarterly basis, but we are not obligated to offer to repurchase any in any particular quarter. Any such repurchases will be subject to the Advisor’s recommendation and Board approval. There can be no assurance that the Board will accept the Advisor’s recommendation. We believe that our perpetual nature enables us to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of us being a forced seller of assets in market downturns compared to non-perpetual funds. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake a liquidity event.

Prior to the Conversion, we conducted private offerings of our limited partnership interests to investors on February 5, 2025 (the “Initial Closing Date”) and April 8, 2025, in reliance on exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and following the Conversion, we expect to conduct private offerings of our Class I Shares of beneficial interest, par value $[•] (the “Common Shares”). At the closing of any private offering, each investor has and will make a capital commitment to purchase Common Shares (the “Capital Commitments”) pursuant to a subscription agreement entered into with us. Investors will be required to fund drawdowns to purchase Common Shares up to the amount of their respective Capital Commitments each time we deliver a notice to the investors. We commenced our investment activities in May 2025.

(b)	Financial Information about Industry Segments

Our operations comprise only a single reportable segment. See “Item 2. Financial Information.”

(c)	Description of Business

The Advisor and the Sub-Advisor

Our investment activities will be managed by the Advisor, a newly-formed Delaware limited liability company registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of our Board of Trustees, the Advisor will manage our day-to-day operations and provide portfolio management and administrative services to us pursuant to the investment management and advisory agreement (the “Investment Advisory Agreement”) by and between the Advisor and us. The Advisor is a wholly owned subsidiary of TCW Group which, together with its affiliated companies, manages or has committed to manage approximately $[195.3] billion in assets as of [December 31, 2024]. These assets are managed in various formats, including managed accounts, funds, structured products and other investment vehicles.

TCW’s Private Credit Group joined the TCW Group in December 2012. Certain members of the Private Credit Group were previously affiliated with Regiment Capital Advisors, LP, an independent investment manager based in Boston, Massachusetts. Originally founded in 2001, the Private Credit Group was founded, and is led by, Richard Miller and consists of over 35 investment professionals with significant expertise in investing, corporate finance, merger and acquisitions, leveraged transactions, high-yield financings, asset-based loans, turnarounds, loan workouts and restructurings.

The Advisor will be responsible for, directly or by delegation to the Sub-Advisor, among other things: formulating and implementing our investment program, determining the composition of our portfolio, the nature and timing of the changes therein and the manner of implementing such changes, and identifying, sourcing, researching, evaluating and negotiating the structure of our investments, including the exercise of any rights in our capacity as a lender. The investment activities of the Advisor will be managed by the investment professionals from the Private Credit Group.

The Sub-Advisor, a Delaware limited liability company registered with the SEC under the Advisers Act, serves as the sub-advisor to the Advisor pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”) between the Advisor and the Sub-Advisor. The Sub-Advisor is a wholly owned subsidiary of PNC Bank, National Association (“PNC Bank”), which is, in turn, a wholly owned indirect subsidiary of PNC, a publicly traded company. The Sub-Advisor was founded in August 2014 and has developed a strong track record in its focus areas, working alongside other entities within PNC’s broader financial services platform. PNC is one of the largest diversified financial services institutions in the United States, with assets of $555 billion as of March 31, 2025. PNC is a coast-to-coast franchise with an extensive retail branch network and a presence in all of the country’s 30 largest markets. PNC also has strategic international offices in four countries outside the U.S. With roots going back to 1865, PNC provides retail banking, corporate and institutional banking, and asset management to individuals, institutions and businesses of all sizes.

PNC Bank, the seventh largest U.S. bank in terms of assets as of March 31, 2025, has established a robust sourcing platform with over 900 client-facing business professionals across the largest markets in the United States. Business groups within PNC associated with the Sub-Advisor have structured and monitored over $109 billion in loan commitments and PNC Bank has existing relationships with approximately 21,000 Corporate and Institutional Banking customers, which is expected to serve as an attractive source of prospective borrowers for us. These relationships, along with new borrowers identified by the Sub-Advisor’s investment professionals, are expected to provide us with an incumbency advantage that will drive investment deployment.

The Sub-Advisor will be responsible for, among other things: originating loan opportunities sourced through PNC Capital Markets LLC (“PNCCM”), an affiliate of PNC, relying on PNC’s network; coordinating with the Advisor’s Investment Committee on investment recommendations; and providing such support as necessary in connection with the ongoing monitoring, evaluation and valuation of portfolio investments. The Sub-Advisor will also participate in loan and portfolio reviews.

Market Experience

The Advisors and their respective investment professionals bring extensive capital markets experience to us, including deal origination, due diligence, transaction structuring, and portfolio management across both public and private markets and spanning a wide spectrum of securities and industries.

We will leverage the expansive sourcing footprint of PNC, one of the U.S.’s largest commercial banking firms in terms of assets, to identify and recommend investment opportunities. The Advisors believe that the experience of their respective investment professionals, combined with the depth of PNC’s sourcing platform, client base and relationships, positions us to achieve attractive risk-adjusted returns.

Investment Approach

The investment approach is focused on originating and investing in loans to middle market companies and emphasizes the following:

•	Investing in adjustable-rate, senior secured investment opportunities;

•	Maintaining a principal preservation/absolute return focus;

•	Investing capital in a disciplined manner with an eye towards finding opportunities in both positive and negative markets, without attempting to time markets; and

•	Evaluating investment opportunities on a risk-adjusted return basis.

The Advisors intend to employ an investment approach and strategy with a focus on the fundamental objectives of preserving capital and generating attractive risk-adjusted returns.

Investment Committees

Each of the Advisor and the Sub-Advisor has established its own investment committee (each an “Investment Committee”) to evaluate and manage investment opportunities. The Sub-Advisor’s Investment Committee is responsible for originating and recommending potential investments, while the Advisor’s Investment Committee has final authority to approve those investments, amend legal documents, and determine workout strategies once an investment has been made.

Each new investment must be recommended by the Sub-Advisor’s Investment Committee and approved by the Advisor’s Investment Committee. Once an investment has been made, the Sub-Advisor’s Investment Committee may recommend modifications to loan terms or workout strategies, but final decisions on any such modifications or workouts will rest solely with the Advisor’s Investment Committee.

The Advisor’s Investment Committee plays a critical role in the investment process, bringing the diverse experiences and perspectives of its members to the analysis and consideration of each investment. The Advisor’s Investment Committee evaluates and approves all investments, ensuring they align with our investment philosophy and policies. The Advisor’s Investment Committee determines appropriate investment sizing, structure, pricing and ongoing monitoring requirements. In addition to reviewing the Sub-Advisor’s investment recommendations, the Advisor’s Investment Committee serves as a forum to discuss market outlooks, credit views, potential transactions and deal flow. Investment professionals from both the Advisor and the Sub-Advisor are encouraged to share information early in the analysis process to improve decision-making quality and ensure consistency with our investment philosophy and policies. Each proposed transaction is presented to the Advisor’s Investment Committee for consideration in a formal written report, and all new investments, as well as the disposition or sale of existing investments, must receive the Advisor’s Investment Committee’s final approval.

The Sub-Advisor’s processes are similar to those of the Advisor in terms of evaluating and recommending investments. While the Sub-Advisor’s Investment Committee is responsible for the initial review and recommendations, no investment will be made by us without final approval from the Advisor’s Investment Committee. This structured collaboration ensures effective execution of our investment strategy, with each Investment Committee playing a distinct role throughout the investment process.

Members of the Investment Committees

The Advisor’s Investment Committee will initially be composed of three members from the Private Credit Group. The current permanent members of the Advisor’s Investment Committee are Richard T. Miller and Mark K. Gertzof. The third seat will be rotated among other senior members of the Private Credit Group.

The Sub-Advisor’s Investment Committee will be composed of two members from PNC Bank. The current members of the Sub-Advisor’s Investment Committee are Pete Mardaga and Walt Hill. They are also the current members of the board of managers of the Sub-Advisor, which board will serve as the Sub-Advisor’s Investment Committee.

We expect to use the expertise of the members of the Investment Committees, the Private Credit Group and the relevant Sub-Advisor professionals to assess investment risks and determine appropriate pricing for our investments. In addition, we expect that the relationships developed by the Private Credit Group and the relevant Sub-Advisor professionals will enable us to learn about, and compete effectively for, financing opportunities with attractive middle market companies. For additional information concerning the competitive risks we face, see “Item 1A. Risk Factors—Competition for Investment Opportunities.”

Investment Management and Advisory Agreement

Pursuant to the Investment Advisory Agreement, the Advisor will:

•	determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	identify, evaluate and negotiate the structure of the investments we make (including performing due diligence on our prospective portfolio companies);

•	determine the assets we will originate, purchase, retain or sell;

•	close, monitor and administer the investments we make, including the exercise of any rights in our capacity as a lender; and

•	provide us such other investment advice, research and related services as we may, from time to time, require.

Under the Sub-Advisory Agreement (as described below), while the Advisor will collaborate with the Sub-Advisor in performing several services and functions, the Advisor retains responsibility for making the final investment and divestment decisions for us.

The Advisors services under the Investment Advisory Agreement are not exclusive, and subject to the limitations set forth in the Declaration of Trust and the Investment Advisory Agreement, the Advisor may also engage in any other business or render similar or different services to the others. Under the Investment Advisory Agreement, the Advisor will receive a management fee and an incentive fee from us as described below.

The Investment Advisory Agreement will be approved by our Board of Trustees at the initial board meeting. Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for a period of two years from its effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board of Trustees, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Company, the Advisor or any of their respective affiliates (the “Independent Trustees”). The Investment Advisory Agreement will automatically terminate in the event of an assignment by the Advisor. The Investment Advisory Agreement may be terminated by either party, or by a vote of the majority of our outstanding voting shares or, if less, such lower percentage as required by the 1940 Act, without penalty upon not less than 60 days’ prior written notice to the applicable party. If the Investment Advisory Agreement is terminated according to this paragraph, we will pay the Advisor a pro-rated portion of the Management Fee and Incentive Fee (each as defined below). See “Item 1A. Risk Factors—Dependence on Key Personnel and Other Management.”

Under the terms of the Investment Advisory Agreement, the Advisor, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor or its affiliates (in each case, an “Indemnitee”) shall not be liable to the Company for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services).

We will indemnify, defend and protect each Indemnitee (each of whom shall be deemed a third party beneficiary of the Investment Advisory Agreement) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnitee in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or our security holders) arising out of or otherwise based upon the performance of any of the Advisor’s duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser of the Company. An Indemnitee may consult with counsel and accountants in respect of the Company’s affairs and shall be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel and accountants; provided, that such counsel or accountants were selected with reasonable care and such protection is permitted by applicable law, including the 1940 Act. Notwithstanding the foregoing provisions to the contrary, nothing contained herein shall protect or be deemed to protect an Indemnitee against or entitle or be deemed to entitle an Indemnitee to indemnification in respect of, any liability to the Company or our security holders to which an Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnitee’s duties or by reason of the reckless disregard of the Advisor’s duties and obligations under the Investment Advisory Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder). In addition, notwithstanding anything in this section to the contrary, nothing contained herein shall protect or be deemed to protect the Advisor or its controlling persons against, or entitle or be deemed to entitle the Advisor or its controlling persons to, indemnification in respect of, any liability to the Company or our security holders to which the Advisor or its controlling persons would otherwise be subject by reason of negligence or misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order, in the performance of the Advisor’s and/or its controlling persons’ duties.

U.S. federal and state securities laws may impose liability under certain circumstances on persons who act in good faith. Nothing in the Investment Advisory Agreement will constitute a waiver or limitation of any rights that we may have under any applicable federal or state securities laws.

Sub-Advisory Agreement

The Sub-Advisory Agreement will more fully set out the Sub-Advisor’s responsibilities with respect to the Company and other related terms.

The Sub-Advisor’s services under the Sub-Advisory Agreement are not exclusive, and subject to the limitations set forth in the Declaration of Trust and the Sub-Advisory Agreement, the Sub-Advisor may also engage in any other business or render similar or different services to others. Pursuant to the Sub-Advisory Agreement, the Advisor will pay, out of the Management Fees and Incentive Fees it receives from the Company, the Sub-Advisor a sub-advisory fee in exchange for the services provided thereunder.

The Sub-Advisory Agreement will be approved by our Board of Trustees at the initial board meeting. Unless earlier terminated as described below, the Sub-Advisory Agreement will remain in effect for a period of two years from its effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board of Trustees, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Trustees. The

Sub-Advisory Agreement will automatically terminate in the event of an assignment by the Sub-Advisor. The Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days’ written notice, by a vote of the majority of our outstanding voting shares, or by the vote of our Board of Trustees, or by the Advisor, and the Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, upon one hundred twenty (120) days’ written notice by the Sub-Advisor. The Sub-Advisory Agreement will also terminate upon the termination of the Investment Advisory Agreement. See “Item 1A. Risk Factors—Dependence on Key Personnel and Other Management.”

Under the terms of the Sub-Advisory Agreement, the Sub-Advisor, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Sub-Advisor or its affiliates (in each case, an Indemnitee) shall not be liable to the Company for any action taken or omitted to be taken by the Sub-Advisor in connection with the performance of any of its duties or obligations under the Sub-Advisory Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services).

We will indemnify, defend and protect each Indemnitee (each of whom shall be deemed a third party beneficiary of the Sub-Advisory Agreement) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnitee in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or our security holders) arising out of or otherwise based upon the performance of any of the Sub-Advisor’s duties or obligations under the Sub-Advisory Agreement or otherwise as an investment adviser of the Company. An Indemnitee may consult with counsel and accountants in respect of the Company’s affairs and shall be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel and accountants; provided, that such counsel or accountants were selected with reasonable care and such protection is permitted by applicable law, including the 1940 Act. Notwithstanding the foregoing provisions to the contrary, nothing contained herein shall protect or be deemed to protect an Indemnitee against or entitle or be deemed to entitle an Indemnitee to indemnification in respect of, any liability to the Company or our security holders to which an Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnitee’s duties or by reason of the reckless disregard of the Sub-Advisor’s duties and obligations under the Sub-Advisory Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

Management Fee

We will pay to the Advisor, quarterly in arrears, a management fee (the “Management Fee”) calculated as follows: 0.3125% (i.e., 1.25% per annum) of the average net assets of the Company, with the average determined based on the net assets of the Company as of the end of the three most recently completed calendar months.

The Management Fee may be paid from drawdowns, indebtedness or out of proceeds from portfolio investments.

Incentive Fee1

In addition, the Advisor will be entitled to receive an incentive fee (the “Incentive Fee”) that will consist of two parts, as follows:

(i)	Incentive Fee Based on Income

The portion of the Incentive Fee based on the Company’s income (the “Investment Income Incentive Fee”) is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on, the value of the Company’s net assets in accordance with GAAP at the end of the immediately preceding quarter from interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter.

We will pay the Advisor an Incentive Fee quarterly in arrears with respect to our Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•

No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which our Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.5% per quarter (6.0% annualized);

•

100% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.71% (6.86% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.71%) as the “catch-up.” The “catch-up” is meant to provide the Advisor with approximately 12.5% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.71% in any calendar quarter; and

•

12.5% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.71% (6.86% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

(ii)	Incentive Fee Based on Capital Gains

The second component of the Incentive Fee is based on the Company’s capital gains (the “Capital Gains Incentive Fee”) and is payable at the end of each calendar year in arrears.

[1]	NTD: Graphic to be added by amendment.

The amount payable equals:

•

12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, as calculated in accordance with GAAP, less the aggregate amount of any previously paid capital gains incentive fees.

Example Incentive Fee Calculations

The figures provided in the following examples are hypothetical, are presented for illustrative purposes only and are not indicative of actual expenses or returns.

Example 1: Income Related Portion of Incentive Fee:

Alternative 1

Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 1.5%.

•	Hurdle Rate[2] = 1.5%.

•	Other expenses (legal, accounting, custodian, transfer agent, etc.)[3] = 0.25%.

•	Pre-Incentive Fee Net Investment Income = (investment income – (Management Fee + other expenses)) = 0.9375%.

Result

•	Management Fee[4] = 0.3125%.

Pre-Incentive Net Investment Income does not exceed hurdle rate, therefore there is no Investment Income Incentive Fee.

Alternative 2

Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 2.1%.

•	Hurdle Rate[5] = 1.5%.

•	Other expenses (legal, accounting, custodian, transfer agent, etc.)[6] = 0.25%.

[2]	Represents 6.0% annualized hurdle rate.
[3]	Hypothetical other expenses. Excludes organizational and offering expenses.
[4]	Represents 1.25% annualized Management Fee.
[5]	Represents 6.0% annualized hurdle rate.
[6]	Hypothetical other expenses. Excludes organizational and offering expenses.

Result

•	Management Fee[7] = 0.3125%.

•	Pre-Incentive Fee Net Investment Income = (investment income – (Management Fee + other expenses)) = 1.5375%.

•	Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, therefore there is an incentive fee on income.

•	Incentive fee = (100% × “Catch-Up”8) + (the greater of 0% AND (12.5% × (Pre-Incentive Fee Net Investment Income – 1.71%))).

= (100% x (Pre-Incentive Fee Net Investment Income – 1.5%)) + 0%

= 100% x (1.5375% -1.5%)

= 100% x 0.0375%

= 0.0375%

Alternative 3

Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 3.50%.

•	Hurdle Rate[9] = 1.5%.

•	Management Fee[10] = 0.3125%.

•	Other expenses (legal, accounting, custodian, transfer agent, etc.)[11] = 0.25%.

Result

•	Management Fee[12] = 0.3125%.

•	Pre-Incentive Fee Net Investment Income = (investment income – (Management Fee + other expenses)) = 2.9375%

[7]	Represents 1.25% annualized Management Fee.
[8]

The “catch-up” is meant to provide the Advisor with approximately 12.5% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.71% in any calendar quarter.

[9]	Represents 6.0% annualized Hurdle Rate.
[10]	Represents 1.25% annualized Management Fee.
[11]	Hypothetical other expenses. Excludes organizational and offering expenses.
[12]	Represents 1.25% annualized Management Fee.

•	Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, therefore there is an incentive fee on income.

•	Incentive fee = (100% × “Catch-Up”13) + (the greater of 0% AND (12.5% × (Pre-Incentive Fee Net Investment Income – 1.71%))).

= (100% x (1.71% – 1.5%)) + (12.5% x (2.9375% – 1.71%))

= (100% x 0.21%) + (12.5% x 1.2275%)

= 0.21% + 0.1534375%

= 0.3634375%

Example 2: Capital Gains Portion of Incentive Fee

Alternative 1

Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).

•	Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million.

•	Year 3: FMV of Investment B determined to be $25 million.

•	Year 4: Investment B sold for $31 million.

Results (the Capital Gains Incentive Fee, if any, would be):

•	Year 1: None.

•	Year 2: $3.75 million Capital Gains Incentive Fee, calculated as follows: $30 million realized capital gains on sale of Investment A multiplied by 12.5%.

•

Year 3: None; calculated as follows: $3.125 million cumulative fee (12.5% multiplied by $25 million ($30 million cumulative capital gains less $5 million cumulative unrealized capital depreciation)) less $3.75 million (previous capital gains fee paid in Year 2).

[13]

The “catch-up” is meant to provide the Advisor with approximately 12.5% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.71% in any calendar quarter.

•

Year 4: $125,000 Capital Gains Incentive Fee, calculated as follows: $3.875 million cumulative fee (12.5% multiplied by $31 million cumulative realized capital gains ($30 million from Investment A and $1 million from Investment B)) less $3.75 million (previous capital gains fee paid in Year 2).

Alternative 2

Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).

•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million.

•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million.

•	Year 4: FMV of Investment B determined to be $35 million.

•	Year 5: Investment B sold for $20 million.

Results (the Capital Gains Incentive Fee, if any, would be):

•	Year 1: None.

•

Year 2: $3.125 million Capital Gains Incentive Fee, calculated as follows: 12.5% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B).

•

Year 3: $875,000 Capital Gains Incentive Fee, calculated as follows: $4.0 million cumulative fee (12.5% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million cumulative unrealized capital depreciation)) less $3.125 million (previous capital gains fee paid in Year 2).

•

Year 4: $375,000 capital gains incentive fee, calculated as follows: $4.375 million cumulative fee (12.5% multiplied by $35 million cumulative realized capital gains) less $4 million (previous cumulative capital gains fee paid in Year 2 and Year 3).

•

Year 5: None. $3.125 million cumulative fee (12.5% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $4.375 million (previous cumulative capital gains fee paid in Years 2, 3 and 4).

Recycling of Capital

All amounts received by the Company and distributable to the Shareholders as a return of principal may, in the discretion of the Board be retained by the Company for any permitted purpose of the Company or returned to the Shareholders. Any such amounts returned to the Shareholders hereunder may be subject to recall or redeployment by the Company, except as otherwise provided in the organizational documents.

Timing of Distributions

Subject to the Board’s right to reinvest principal returned to the Company as set out under “Recycling of Capital” above, the Board intends to distribute all cash proceeds received by the Company from dispositions of portfolio investments as the Board may determine in its discretion.

Distributions will be paid at least annually on the Common Shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year to comply with the distribution requirements applicable to companies that have elected or intend to elect to be treated as RICs under subchapter M of the Code.

Administration Agreement

We entered into an administration agreement (the “Administration Agreement”) with TCW Asset Management Company LLC (the “Administrator”) under which the Administrator will furnish us with office facilities and equipment, and clerical, bookkeeping and record keeping services. Pursuant to the Administration Agreement, the Administrator will oversee the maintenance of our financial records, monitor the payment of our expenses, oversee the performance of administrative and professional services rendered to us by others, be responsible for the financial and other records that we are required to maintain, prepare and disseminate reports to our Shareholders and any documents to be filed with the SEC or other regulators, assist us in determining and publishing (as necessary or appropriate) our net asset value, oversee the preparation and filing of our tax returns, generally oversee the payment of our expenses and provide such other services as the Administrator shall from time to time determine to be necessary or useful to perform its obligations under the Administration Agreement. Further, the Administrator shall assist with compliance with the Advisers Act, and the BDC and RIC rules. The Administrator may perform these services directly, may delegate some or all of them through the retention of a sub-administrator and may remove or replace any sub-administrator.

Payments under the Administration Agreement will be equal to an amount that reimburses the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement. The Administrator agrees that it would not charge total fees under the Administration Agreement that would exceed its reasonable estimate of what a qualified third party would charge to perform substantially similar services. The costs and expenses paid by the Company and the applicable caps on certain costs and expenses are described below under “Expenses” below.

The Administration Agreement provides that neither the Administrator, nor any director, officer, agent or employee of the Administrator, shall be liable or responsible to us or any of our Shareholders for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by such person or persons of their respective duties, except for liability resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard of their respective duties. We will also indemnify the Administrator and its members, managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it.

Expenses

We, and indirectly our Shareholders, will bear all costs, expenses and liabilities, other than Advisor Expenses or Sub-Advisor Expenses (each as defined below) (which shall be borne by the Advisor and Sub-Advisor, respectively), in connection with our operations, administration and transactions or prospective transactions (“Company Expenses”), including, without limitation: (a) organizational expenses and expenses associated with the issuance of the Common Shares; (b) expenses of calculating our net asset value (including the cost and expenses of any independent valuation firm); (c) fees payable to third parties, including agents, consultants, attorneys or other advisors, relating to, or associated with, evaluating and making investments; (d) expenses incurred by the Advisor or the Administrator payable to third parties, including agents, consultants, attorneys or other advisors, relating to or associated with monitoring our financial and legal affairs, providing administrative services, monitoring or administering our investments and performing due diligence reviews of prospective investments and the corresponding portfolio companies (including expenses of senior advisors, industry experts, operating partners, and other similar professionals; provided, that only the allocable portion of the total fees, costs and expenses associated with such personnel attributable to their work relating to us will be treated as a Company Expense); (e) costs associated with our reporting and compliance obligations under the 1940 Act, the 1934 Act and other applicable federal or state securities laws; (f) fees and expenses incurred in connection with debt incurred to finance our investments or operations, and payment of interest and repayment of principal on such debt; (g) expenses related to sales and purchases of Common Shares and other securities; (h) Management Fees, Incentive Fees and sourcing fees; (i) administrator fees and expenses payable under the Administration Agreement including payments based upon our allocable portion of the Administrator’s overhead in performing its obligations, including the allocable portion of the cost of our chief compliance officer, chief legal officer and chief financial officer and their respective staff; (j) transfer agent, sub-administrator and custodial fees; (k) expenses relating to the issue, repurchase and transfer of Common Shares to the extent not borne by the relevant transferring Shareholders and/or assignees; (l) federal and state registration fees; (m) federal, state and local taxes or other governmental charges assessed against us; (n) independent trustees’ fees and expenses and the costs associated with convening a meeting of our Board of Trustees or any committee thereof; (o) fees and expenses and the costs associated with convening a meeting of the Shareholders or holders of any Preferred Shares, as well as the compensation of an investor relations professional responsible for the coordination and administration of the foregoing; (p) costs of any reports, proxy statements or other notices to Shareholders, including printing and mailing costs; (q) costs and expenses related to the preparation of our financial statements and tax returns; (r) our allocable portion of the fidelity bond, trustees and officers/errors and omissions liability insurance, and any other insurance premiums; (s) direct costs and expenses of administration, including printing, mailing, long distance telephone, and copying; (t) independent auditors and outside legal costs, including legal costs associated with any requests for exemptive relief, “no-action” positions or other guidance sought from a regulator, pertaining to us; (u) compensation of other third party professionals to the extent they are devoted to preparing our financial statements or tax returns or providing similar “back office” financial services to us; (v) Advisor costs and expenses (excluding travel) in connection with identifying and investigating investment opportunities for us, monitoring our investments and disposing of any such investments; (w) portfolio risk management costs; (x) commissions or brokerage fees or similar charges incurred in connection with the purchase or sale of securities (including merger fees); (y) costs and expenses attributable to normal and extraordinary investment banking, commercial banking, accounting, auditing, appraisal, valuation, administrative agent activities, custodial and registration services provided to us, including in each case services with respect to the proposed purchase or sale of securities by us that are not reimbursed by the issuer of such securities or others (whether or not such purchase or sale is consummated); (z) costs of amending, restating or modifying the Declaration of Trust or Investment Advisory Agreement or related documents of us or related entities; (aa) fees, costs, and expenses incurred in connection with our termination, liquidation or dissolution or related entities; and (bb) all other properly and reasonably chargeable expenses incurred by the Company or the Administrator in connection with administering our business.

Payments under the Administration Agreement will be equal to an amount that reimburses the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement. The Administrator agrees that it would not charge total fees under the Administration Agreement that would exceed its reasonable estimate of what a qualified third party would charge to perform substantially similar services.

“Advisor Expenses” means overhead and operating and administrative expenses incurred by or on behalf of the Advisor or any of its affiliates, including us, in connection with maintaining and operating the Advisor’s office, including salaries and other compensation (including compensation due to its officers), rent, routine office equipment expense and liability and insurance premiums (other than (i) those incurred in maintaining fidelity bonds and Indemnitee insurance policies and (ii) the allocable portion of the Administrator’s overhead in performing its obligations), in furtherance of providing investment management services for us. Advisor Expenses shall also include any expenses incurred by the Advisor or its affiliates in connection with the Advisor’s registration as an investment adviser under the Advisers Act, or with its compliance as a registered investment adviser thereunder.

“Sub-Advisor Expenses” means overhead and operating and administrative expenses incurred by or on behalf of the Sub-Advisor in furtherance of providing investment advisory services to us other than organizational expenses or the Company Expenses set forth above.

Employees

We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided through the Administration Agreement and the Investment Advisory Agreement. Each of our executive officers described under “Item 5. Trustees and Executive Officers.”

License Agreements

We will enter into a license agreement with an affiliate of the Advisor (the “Advisor License Agreement”), pursuant to which we will be granted a non-exclusive license to use the “TCW” and “Steel City Private Credit” names. Under the Advisor License Agreement, we will have a right to use the “TCW” name and logo for so long as the Advisor or one of its affiliates remains our investment advisor. Other than with respect to this limited license, we will have no legal right to the “TCW” name or logo.

We will also enter into a license agreement with an affiliate of the Sub-Advisor (the “Sub-Advisor License Agreement”), pursuant to which we will be granted a non-exclusive license to use the “PNC” and “Steel City Private Credit” names and logos in connection with co-branding activities for the Company. Under the Sub-Advisor License Agreement, we will have a right to use the “PNC” name and logo for so long as the Sub-Advisor remains our investment sub-advisor. Other than with respect to this limited license, we will have no legal right to the “PNC” name or logo.

Competition

We will compete for investments with a number of business development companies and other investment funds (including private equity funds and venture capital funds), special purpose acquisition company sponsors, investment banks that underwrite initial public offerings, hedge funds that invest in private investments in public equities, traditional financial services companies such as commercial banks, and other sources of financing. Many of these entities have greater financial and managerial resources than we do. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act and the Code will impose on us as a BDC and a RIC.

Derivatives

We do not expect derivatives to be a significant component of our investment strategy. We retain the flexibility, however, to utilize hedging techniques, such as interest rate swaps, to mitigate potential interest rate risk on our indebtedness. Such interest rate swaps would principally be used to protect us against higher costs on our indebtedness resulting from increases in both short-term and long-term interest rates.

We also may use various hedging and other risk management strategies to seek to manage additional risks, including changes in currency exchange rates and market interest rates. Such hedging strategies would be utilized to seek to protect the value of our portfolio investments, for example, against foreign currency fluctuations vis-à-vis the U.S. Dollar or possible adverse changes in the market value of securities held in our portfolio.

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. Although we have not made a determination whether to take advantage of any or all of these exemptions, we expect to remain an emerging growth company for up to five years following the completion of any initial public offering by us or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our Common Shares that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 calendar months or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period. In addition, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

The Private Offering

As previously discussed in this Registration Statement, we have conducted, and may continue to conduct, private offerings of (i) our limited partner interests, for offerings conducted prior to the Conversion, and (ii) Class I Shares, for offerings conducted after the Conversion, in reliance on exemptions from the registration requirements of the Securities Act. We entered into separate subscription agreements with investors for our initial private offering. Each investor made a Capital Commitment to purchase Common Shares pursuant to a subscription agreement (a “Subscription Agreement”).

We are initially offering one class of our Common Shares – the Class I Shares – and may offer additional classes of our Common Shares in the future. We and the Advisor may apply for exemptive relief from the SEC that, if granted, would permit us to issue multiple classes of shares of our Common Shares with varying sales loads, contingent deferred sales charges, and/or asset-based service and/or distribution fees (the “Multi-Class Exemptive Relief”). There is no assurance, however, that the relief would be granted.

While we expect each Subscription Agreement to reflect the terms and conditions summarized in the preceding paragraph, we reserve the right to enter into Subscription Agreements that contain terms and conditions not found in the Subscription Agreements entered into with other investors, subject to applicable law. No Shareholder will be granted, in its Subscription Agreement, the right to invest in Common Shares on more favorable economic terms and conditions than other Shareholders.

Initial and Subsequent Closings

The first date on which we accepted Subscription Agreements and issued Common Shares to persons not affiliated with the Advisor in a private offering occurred on February 5, 2025, in connection with which we sold [•] Shares in exchange for gross proceeds of $[•] million (the “Initial Closing Date”). We held a second private offering on April 8, 2025. We currently have $126,182,965 in Commitments.

We may, in our sole discretion, permit one or more investors to make additional Capital Commitments (“Subsequent Commitments”) after the date the first Subscription Agreements are accepted by us. New investors that make a Subsequent Commitment, or existing Shareholders that increase their Capital Commitment prior to the time at which the share repurchase program commences (each, an “Additional Shareholder”) will be required to make subsequent purchases of Common Shares (each, a “Catch-up Purchase”) on a date (or dates) (each such date, the “Catch-up Date”) to be determined by us. The aggregate amount of the Catch-up Purchase (the “Catch-up Purchase Amount”) will be equal to an amount necessary to ensure that, upon payment of the Catch-up Purchase Amount, such Additional Shareholder will have contributed the same percentage of its Capital Commitment to us as all Shareholders whose subscriptions were previously accepted. Catch-up Purchases will be made at a per share price equal to the net asset value per share of the Common Shares as of the close of the last calendar quarter preceding the date of the Catch-up Purchase, subject to per share price adjustments and further adjusted, as described in the Subscription Agreement, to appropriately reflect such Additional Shareholder’s pro rata portion of our initial organizational expenses. For the avoidance of doubt, we currently intend to call all capital prior to the commencement of the share repurchase program. The Advisor may recommend to the Board commencement of a share repurchase program and such recommendation is anticipated to occur the first calendar quarter following the earlier of (i) the Drawdown Condition is satisfied or (b) the Advisor waives the Drawdown Condition. “Drawdown Condition” means a condition that shall be satisfied on and after the date on which the Advisor (i) draws down on a materially sufficient amount of capital to convert to a fully drawn-down model or (ii) in its sole discretion, the Advisor waives the Drawdown Condition. To accommodate the legal, tax, regulatory or fiscal concerns of certain prospective investors, we may determine to allow certain investors to fully fund their Capital Commitment at one point in time, in lieu of sequential drawdowns of the Capital Commitment.

Each investor has been or will be required to enter into a Subscription Agreement in connection with its Capital Commitment. The Subscription Agreement sets forth, among other things, the terms and conditions upon which the investors will purchase Common Shares, the circumstances under which we may draw down capital from investors, certain covenants that all investors must agree to, and the remedies available to us in the event that an investor defaults on its obligation to make capital contributions. If an investor fails to fund its capital contribution, interest will accrue at the default rate (as defined herein) on the outstanding unpaid balance of such capital contribution, from and including the date such capital contribution was due until the earlier of the date of payment of such capital contribution by such investor. The “Default Rate” with respect to any period shall be the lesser of (a) a variable rate equal to the prime rate in effect, from time to time, during such period plus 6% or (b) the highest interest rate for such period permitted by applicable law. We may waive the requirement to pay interest, in whole or in part. In addition, the Subscription Agreement includes an Investor Suitability Questionnaire designed to ensure that all investors are either (i) “accredited investors,” as defined in Rule 501 of Regulation D under the Securities Act, or (ii) in the case of Common Shares sold outside the United States, persons that are not “U.S. persons” in accordance with Regulation S under the Securities Act.

Share Repurchase Program; Liquidity Options

Beginning at the end of first full calendar quarter after the Drawdown Condition has been satisfied and at the sole discretion of the Board of Trustees, we may commence a share repurchase program in which we may repurchase, in each quarter, up to 5% of Common Shares outstanding as of the close of the previous calendar quarter, at a purchase price equal to the net asset value per share of Common Shares as of the last calendar day of the applicable quarter; provided that tendered shares of Common Shares that have not been outstanding for at least one year may be subject to an early repurchase fee of up to 2% of such shares’ net asset value. All shares of Common Shares purchased by us pursuant to the terms of each tender offer will be cancelled and thereafter will be authorized and unissued shares.

The Board of Trustees may amend, suspend or terminate the share repurchase program if it deems such action to be in our best interest and the best interest of Shareholders. Any repurchases will be subject to the Advisor’s recommendation and Board approval, and there can be no assurance that the Board will accept the Advisor’s recommendation. As a result, share repurchases may not be available each quarter, Shareholders may not be able to sell their shares of Common Shares promptly or at a desired price and an investment in Common Shares is not suitable if a Shareholder requires short-term liquidity with respect to its investment in us.

In addition, subject to the receipt of appropriate Shareholder approvals, we may offer alternative liquidity options to Shareholders, including, but not limited to: (i) a sale of all or substantially all of our assets either on a complete portfolio basis or individually to an unaffiliated third party or an affiliate followed by a liquidation or (ii) an orderly wind down and/or liquidation.

Regulation as a Business Development Company

We will be regulated as a BDC under the 1940 Act. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisors or sub-advisors), principal underwriters and affiliates of those affiliates or underwriters. In addition, a BDC must be organized for the purpose of investing in or lending primarily to private companies organized in the United States and making significant managerial assistance available to them.

As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. A majority of our Board of Trustees must be persons who are not “interested persons,” as that term is defined in the 1940 Act. Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any trustee or officer against any liability to us or our Shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of any such person’s office. As a BDC, we are currently also required to meet a minimum coverage ratio of the value of total assets to total senior securities, which include all of our borrowings and any Preferred Shares.

As a BDC, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by vote of a majority of our outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company.

We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, we generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of our total assets in the securities of one investment company, or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate. We may, however, rely on Rule 12d1-4 under the 1940 Act and invest in excess of the limits described above, including by investing in affiliated registered investment companies. However, to the extent we rely on Rule 12d1-4, we will be subject to certain conditions and requirements under Rule 12d1-4. The portion of our portfolio invested in securities issued by investment companies ordinarily will subject the Shareholders to additional expenses.

We have no intention to, and are generally not able to, issue and sell our Common Shares at a price below net asset value per Common Share. We may, however, issue and sell our Common Shares at a price below the then-current net asset value of our Common Shares if our board of directors determines that such sale is in our best interests and the best interests of the Shareholders, and the Shareholders have approved our policy and practice of making such sales within the preceding 12 months. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board of Trustees, closely approximates the market value of such securities. In addition, we may generally issue new Common Shares at a price below net asset value in rights offerings to existing Shareholders, in payment of distributions and in certain other limited circumstances.

We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of the members of our Board of Trustees who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than in certain limited situations pursuant to current regulatory guidance). For instance, we may be unable to participate in a transaction in which PNC is extending credit to a borrower, such as making a revolving loan during a recapitalization, alongside other TCW Steel City Platform clients. Other TCW Steel City Platform clients and PNC do not intend to refrain from such transactions even if we cannot participate.

The Advisors have each filed to obtain exemptive relief from the SEC that, subject to certain conditions and limitations, will permit us and other funds advised by the Advisors or certain affiliates of the Advisors (referred to herein as “potential co-investment funds”) to engage in certain co-investment transactions. Under the exemptive relief, in the case where the interest in a particular investment opportunity exceeds the size of the opportunity, then the investment opportunity will be allocated among us and such potential co-investment funds based on the allocation policy of the Advisor. Under the Advisor’s allocation policy, an investment opportunity will be allocated to us based on certain criteria, including but not limited to capital available for investment, which generally will be determined based on the amount of cash on hand, existing commitments and reserves, if any, the targeted leverage level, targeted asset mix and other investment policies and restrictions set from time to time by the board or other governing body of the relevant fund or imposed by applicable laws, rules, regulations or interpretations. There can be no assurance that we will be able to participate in all investment opportunities that are suitable to us and there is no guarantee that the SEC will grant the exemptive relief described herein. We will be subject to periodic examination by the SEC for compliance with the 1940 Act.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any assets other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to our business are the following:

•

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

•	is organized under the laws of, and has its principal place of business in, the United States;

•	is not an investment company (other than a small business investment company wholly owned by us) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

•	satisfies either of the following:

•	has a market capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange; or

•

is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a director of the eligible portfolio company.

•	Securities of any eligible portfolio company that we control.

•

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

•

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

•	Securities received in exchange for or distributed in connection with securities described above, or pursuant to the exercise of warrants or rights relating to such securities.

•	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies

A BDC must be operated for the purpose of making investments in the types of securities described under “Qualifying Assets” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, the BDC will satisfy this test if one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does in fact provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which is referred to herein, collectively, as temporary investments, such that at least 70% of our assets are qualifying assets.

Investment Limitations

In addition to the requirements that the Company will need to satisfy in order to maintain its status as a BDC, the Company shall be subject to the following investment limitations, in each case measured at the time of the relevant investment:

•

no more than 10% of the aggregate Capital Commitments may be invested in any single portfolio company (including in such limitation (a) investments in any direct or indirect subsidiary of such portfolio company and (b) the amount of any outstanding obligations of such portfolio company (or direct or indirect subsidiary of such portfolio company) that have been guaranteed by the Company); provided, that a wholly owned subsidiary of the Company will not be treated as a portfolio company and therefore will not be subject to this limitation;

•

at all times, the Company shall use reasonable best efforts to make or structure each investment in a jurisdiction outside the United States in a manner such that no Shareholder (a) would have any personal liability with respect to such investment beyond such Shareholder’s obligations to make contributions or payments to the Company as provided in the organizational documents, or (b) would be required with respect to such investment to file income tax returns in that jurisdiction reporting income (other than any Shareholder who must file such returns without regard to the activities of the Company or who is required to file such returns for the purpose of reducing, eliminating or recovering any taxes withheld on behalf of such Shareholder); and

•

at no time shall the Company invest in (a) residual interests in entities treated as real estate mortgage investment conduits (“REMICs”) or (b) real estate investment trusts that (1) are treated as taxable mortgage pools or (2) hold residual interests in REMICs or subsidiaries that are taxable mortgage pools, in each case as determined for U.S. federal income tax purposes.

Senior Securities and Leverage

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of Preferred Common Shares senior to the Common Shares, if our asset coverage, as defined in the 1940 Act, is at least equal to 150% (or 200% if certain requirements under the 1940 Act are not met) immediately after each such issuance. While any Preferred Common Shares or, in certain limited circumstances, debt securities are outstanding, we may be prohibited from making distributions to Shareholders or repurchasing Common Shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for generally up to 60 days without regard to the 150% asset coverage requirement described above. Finally, (i) Preferred Common Shares must have the same voting rights as the Common Shares (one Common Share, one vote), and (ii) holders of Preferred Shares (the “Preferred Shareholders”) must have the right, as a class, to appoint two trustees to the Board of Trustees.

Code of Ethics

We will adopt, and the Advisor and Sub-Advisor have each adopted, a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain transactions by our personnel. The code of ethics generally contains restrictions on investments by our personnel in securities that we may purchase or hold. This information will be available at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

Compliance Policies and Procedures

We will adopt and implement, and the Advisor and Sub-Advisor have adopted and implemented, written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws. We, the Advisor and the Sub-Advisor are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and to designate a chief compliance officer to be responsible for administering the policies and procedures.

Proxy Voting Policies and Procedures

We intend to delegate our proxy voting responsibility to the Advisor. The Proxy Voting Policies and Procedures of the Advisor are set forth below. The guidelines will be reviewed periodically by the Advisor and our Independent Trustees, and, accordingly, are subject to change.

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Advisor recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients. These policies and procedures for voting proxies for the Advisor’s investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

If the Advisor has responsibility for voting proxies in connection with its investment advisory duties, or has the responsibility to specify to an agent how to vote the client’s proxies, it exercises such voting responsibilities through the corporate proxy voting process. The Advisor believes that the right to vote proxies is a significant asset of its clients’ holdings. In order to provide a basis for making decisions in the voting of proxies for its clients, the Advisor and its affiliates have established a proxy voting committee (the “Proxy Committee”) and adopted proxy voting guidelines (the “Guidelines”) and procedures.

The Proxy Committee generally meets quarterly (or at such other frequency as determined by the Proxy Committee), and its duties include establishing proxy voting guidelines and procedures, overseeing the internal proxy voting process, and reviewing proxy voting issues. The members of the Proxy Committee include the Advisor’s personnel from the investment, compliance, legal and marketing departments. The Advisor also uses outside proxy voting services (each, an “Outside Service”) to help manage the proxy voting process. Each Outside Service facilitates its voting according to the Guidelines (or according to guidelines submitted by the Advisor’s clients) and helps maintain the Advisor’s proxy voting records. The Advisor’s proxy voting and record keeping is dependent on the timely provision of proxy ballots by custodians, clients and other third parties. Under circumstances described below involving potential conflicts of interest, the Advisor may also request an Outside Service to help decide certain proxy votes. In those instances, the Proxy Committee shall review and evaluate the voting recommendations of each Outside Service to ensure that recommendations are consistent with the Advisor’s clients’ best interest. In the event the Advisor inadvertently receives any proxy material on behalf of a client that has retained proxy voting responsibility, and where it is reasonably feasible by the Advisor to determine the identity of the client, the Advisor will promptly forward such materials to the client. As a matter of firm policy, the Advisor does not disclose to unaffiliated third parties how it expects to vote on upcoming proxies and does not disclose the way it voted proxies without a legitimate need to know such information.

The Guidelines provide a basis for the Advisor’s decisions in the voting of proxies for clients. When voting proxies, the Advisor’s utmost concern is that all decisions be made solely in the interests of the client and with the goal of maximizing the value of the client’s investments. Generally, proposals will be voted in accordance with the Guidelines and any applicable guidelines provided by the Advisor’s clients. The Advisor’s underlying philosophy, however, is that the portfolio managers, who are primarily responsible for evaluating the individual holdings of the Advisor’s clients, are best able to determine how best to further client interests and goals. The portfolio managers may, in their discretion, take into account the recommendations of the Advisor’s management, the Proxy Committee, and any Outside Service.

Individual portfolio managers, in the exercise of their best judgment and discretion, may from time to time override the Guidelines and vote proxies in a manner that they believe will enhance the economic value of clients’ assets, keeping in mind the best interests of the beneficial owners. The Guidelines provide procedures for documenting and, as required, approving such overrides. In the event a potential conflict arises in the context of voting proxies for the Advisor’s clients, the primary means by which the Advisor will avoid a conflict of interest is by casting votes with the assistance of an Outside Service according to the Guidelines and any applicable guidelines provided by the Advisor’s clients. If a potential conflict of interest arises, and the proxy vote to be decided is predetermined under the Guidelines, then the Advisor will follow the Guidelines and vote accordingly. On the other hand, if a potential conflict of interest arises and there is no predetermined vote, or the Guidelines themselves refer such vote to the portfolio manager for decision, or the portfolio manager would like to override a predetermined vote, then the Guidelines provide procedures for determining whether a material conflict of interest exists and, if so, resolving such conflict.

The Advisor or an Outside Service will keep records of the following items for at least five years: (i) the Guidelines and any other proxy voting procedures; (ii) proxy statements received regarding client securities (unless such statements are available on the SEC’s EDGAR system); (iii) records of votes cast on behalf of clients (if maintained by an Outside Service, that Outside Service will provide copies of those records promptly upon request); (iv) records of written requests for proxy voting information and the Advisor’s response (whether a client’s request was oral or in writing); and (v) any documents the Advisor prepared that were material to making a decision on how to vote, or that memorialized the basis for the decision. Additionally, the Advisor or an Outside Service will maintain any documentation related to an identified material conflict of interest.

Privacy Principles

We are committed to maintaining the confidentiality, integrity and security of nonpublic personal information relating to our investors. The following information is provided to describe generally what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

We may collect nonpublic personal information regarding investors from sources such as subscription agreements, investor questionnaires and other forms; individual investors’ account histories; and correspondence between individual investors and the Company. We may share information that we collect regarding an investor with our affiliates and the employees of such affiliates for legitimate business purposes, for example, in order to service the investor’s accounts or provide the investor with information about other products and services offered by the Company or our affiliates that may be of interest to the investor. In addition, we may disclose information that we collect regarding investors to third parties who are not affiliated with us (i) as required by law or in connection with regulatory or law enforcement inquiries, or (ii) as otherwise permitted by law to the extent necessary to effect, administer or enforce investor or our transactions.

Any party that receives nonpublic personal information relating to investors from the Company is permitted to use the information only for legitimate business purposes or as otherwise required or permitted by applicable law or regulation. In this regard, for our officers, employees and agents and affiliates, access to such information is restricted to those who need such access in order to provide services to us and to our investors. We maintain physical, electronic and procedural safeguards to seek to guard investor nonpublic personal information.

Reporting Obligations

In order to be regulated as a BDC under the 1940 Act, we are required to register a class of equity securities under the 1934 Act. As a result, we have filed this Registration Statement for our Common Shares with the SEC under the 1934 Act. Subsequent to the effectiveness of this Registration Statement, we will be required to file annual reports, quarterly reports and current reports with the SEC. This information will be available at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

Because we do not currently maintain a corporate website, we do not intend to make available on a website our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. We do intend, however, to provide electronic or paper copies of our filings free of charge upon request.

Certain U.S. Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax considerations related to an investment in the Common Shares. This summary is based upon the provisions of the Code, as amended, the U.S. Treasury regulations promulgated thereunder, published rulings of the Internal Revenue Service (the “IRS”) and judicial decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. The discussion does not purport to describe all of the U.S. federal income tax consequences that may be relevant to a particular investor in light of that investor’s particular circumstances (including alternative minimum tax consequences) and is not directed to investors subject to special treatment under the U.S. federal income tax laws, such as banks, dealers in securities, persons holding Common Shares as part of hedging transaction, wash sale, conversion transaction or integrated transaction, real estate investment trusts, regulated investment companies, tax-exempt entities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, certain financial institutions and insurance companies. In addition, this summary does not discuss any aspect of state, local or non-U.S. tax law and assumes that investors will hold their Common Shares as capital assets (generally, assets held for investment).

For purposes of this discussion, a “U.S. Holder” is a Shareholder that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States can exercise primary supervision over its administration and certain other conditions are met. A “Non-U.S. Holder” is a Shareholder who is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes. For tax purposes, our fiscal year is the calendar year.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Common Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that will own Common Shares through a partnership should consult its tax advisors with respect to the purchase, ownership and disposition of those Common Shares.

Tax matters are complex and prospective investors in the Common Shares are urged to consult their own tax advisors with respect to the U.S. federal income tax and state, local and non-U.S. tax consequences of an investment in the Common Shares, including the potential application of U.S. withholding taxes.

Classification of the Company as Corporation for Tax Purposes

As a Delaware statutory trust that is expected to be treated as a business entity because it has the power to vary its investments, the Company is expected to be an eligible entity that is entitled to elect its classification for U.S. federal tax purposes. The Company intends to make an election to cause it to be classified as an association that is taxable as a corporation for U.S. federal income tax purposes.

Regulated Investment Company Classification

As a BDC, we intend to elect, and intend to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not be required to pay corporate-level federal income taxes on any ordinary income or capital gains that we distribute to our Shareholders as dividends. To continue to qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify for RIC tax treatment, we must distribute to our Shareholders, for each taxable year, the sum of at least 90% of our “investment company taxable income” for that year, which is generally our ordinary income plus the excess of our realized net short-term capital gains over our realized net long-term capital losses, and 90% of our net tax-exempt interest (the “Annual Distribution Requirement”).

Taxation as a Regulated Investment Company

If we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement;

then we will not be subject to federal income tax on the portion of our investment company taxable income and net capital gain (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) that we distribute to Shareholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to Shareholders.

We will be subject to a 4% nondeductible federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, and on which we paid no federal income tax, in preceding years.

In order to maintain our qualification as a RIC for federal income tax purposes, we must, among other things:

•	at all times during each taxable year, have in effect an election to be treated as a BDC under the 1940 Act;

•

derive in each taxable year at least 90% of our gross income from (a) dividends, interest, payments with respect to certain securities (including loans), gains from the sale of stock or other securities or currencies, or other income derived with respect to our business of investing in such stock, securities or currencies and (b) net income derived from an interest in a “qualified publicly traded partnership”; and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•

at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•

no more than 25% of the value of our assets is invested in (i) the securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) the securities of one or more “qualified publicly traded partnerships.”

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with increasing interest rates or debt instruments issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to Shareholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.

Because we may use debt financing, we will be subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the Annual Distribution Requirement. If we are unable to obtain cash from other sources or are otherwise limited in our ability to make distributions, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax, or may cause the Company to be subject to the 4% nondeductible U.S. federal excise tax.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% gross income test described above. We will monitor our transactions and may make certain tax elections in order to mitigate the potential adverse effect of these provisions or invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes.

If, in any particular taxable year, we do not qualify as a RIC, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to Shareholders, and distributions will be taxable to the Shareholders as ordinary dividends to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, certain corporate Shareholders would be eligible to claim a dividends received deduction with respect to such dividends and non-corporate Shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. If we fail to qualify as a RIC, we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five taxable years.

In the event we invest in non-U.S. securities, we may be subject to withholding and other non-U.S. taxes with respect to those securities. We do not expect to satisfy the conditions necessary to pass through to our Shareholders their share of the non-U.S. taxes paid by the Company. The Company generally intends to conduct its investment activities to minimize the impact of foreign taxation, but there is no guarantee that we will be successful in this regard.

Taxation of U.S. Holders

Distributions by us generally will be taxable to U.S. Holders as ordinary income or capital gains. Distributions of our investment company taxable income will be taxable as ordinary income to U.S. Holders to the extent of our current or accumulated earnings and profits. Distributions of our net capital gains (that is, the excess of our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Holder as long-term capital gains, regardless of the U.S. Holder’s holding period for its Common Shares. Distributions of investment company taxable income that are reported by us as being derived from “qualified dividend income” will be taxed in the hands of non-corporate Shareholders at the rates applicable to long-term capital gain, provided that holding period and other requirements are met by both the Shareholders and us. “Qualified dividend income” reported by us may not exceed the aggregate dividends it receives from most U.S. corporations and certain foreign corporations. Dividends distributed by us will generally not be attributable to qualified dividend income.

Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. Holder’s adjusted tax basis in such U.S. Holder’s Common Shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Holder. For a summary of the tax rates applicable to capital gains, including capital gain dividends, see the discussion below.

Although we currently intend to distribute realized net capital gains (i.e., net realized long-term capital gains in excess of net realized short-term capital losses), if any, at least annually, we may in the future decide to retain some or all of our net capital gains, and to designate some or all of the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay corporate-level tax on the retained amount, each U.S. Holder will be required to include its share of the deemed distribution in income as if it had been actually distributed to the U.S. Holder, and the U.S. Holder will be entitled to claim a credit or refund equal to its allocable share of the corporate-level tax we pay on the retained capital gain. The amount of the deemed distribution net of such tax will be added to the U.S. Holder’s cost basis for its Common Shares. Since we expect to pay tax on any retained capital gains at our regular corporate capital gain tax rate, and since that rate is in excess of the maximum rate currently payable by non-corporate U.S. Holders on long-term capital gains, the amount of tax that non-corporate U.S. Holders will be treated as having paid will exceed the tax they owe on the capital gain dividend. Such excess generally may be claimed as a credit or refund against the U.S. Holder’s other U.S. federal income tax obligations. A U.S. Holder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to Shareholders prior to the expiration of 60 days after the close of the relevant tax year.

For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, a U.S. Holder generally will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared in October, November, or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by the U.S. Holders on December 31 of the year in which the dividend was declared.

If the Company acquires shares in a passive foreign investment company (“PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if we distribute such income as a taxable dividend to Shareholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If the Company invests in the shares of a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark our shares in a PFIC at the end of each taxable year to market; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases in such value included in our income. Our ability to make either election will depend on factors beyond our control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, we may be required to recognize in a taxable year income in excess of any distributions we receive from PFICs and any proceeds from dispositions of PFIC stock during that taxable year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we are subject to the 4% federal excise tax. Similarly, if we acquire shares in a controlled foreign corporation (“CFC”), we may be required to recognize in a taxable year income in excess of any distributions we receive from CFCs during that taxable year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we are subject to the 4% federal excise tax.

You may recognize taxable gain or loss if you sell or exchange your Common Shares (including a redemption of such Common Shares or upon a liquidation of the Company). The amount of the gain or loss will be measured by the difference between your adjusted tax basis in your Common Shares and the amount of the proceeds you receive in exchange for such Common Shares. Any gain or loss arising from the sale or exchange of the Common Shares (or, in the case of distributions in excess of the sum of our current and accumulated earnings and profits and your tax basis in the Common Shares, treated as arising from the sale or exchange of your Common Shares) generally will be a capital gain or loss if the Common Shares are held as a capital asset. This capital gain or loss normally will be treated as a long-term capital gain or loss if you have held your Common Shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or exchange of Common Shares held for six months or less generally will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received, or treated as deemed distributed, with respect to such Common Shares.

U.S. Holders who tender pursuant to the share repurchase program, all Common Shares held, or considered to be held, by them will be treated as having sold such Common Shares and generally will realize a capital gain or loss. If a U.S. Holder tenders fewer than all of its Common Shares or fewer than all Common Shares tendered are repurchased, such U.S. Holder may be treated as having received a taxable dividend upon the tender of such Shares. In such a case, there is a risk that non-tendering shareholders, and shareholders who tender some but not all of their Common Shares or fewer than all of whose Common Shares are repurchased, in each case whose percentage interests in us increase as a result of such tender, will be treated as having received a taxable distribution from the Company. The extent of such risk will vary depending upon the particular circumstances of the share repurchase program, and in particular whether such program is a single and isolated event or is part of a plan for periodically redeeming Common Shares.

In general, individual U.S. Holders currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain, i.e., the excess of net long-term capital gain over net short-term capital loss for a taxable year, including a long-term capital gain derived from an investment in the Common Shares in the future. In addition, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly or $125,000 in the case of married individuals filing separately) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. Holders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Dividends distributed by us to corporate Shareholders generally will not be eligible for the dividends-received deduction. Tax rates imposed by states and local jurisdictions on capital gain and ordinary income may differ.

We (or the applicable withholding agent) will send to each of the U.S. Holders, as promptly as possible after the end of each calendar year, a report detailing the amounts includible in such U.S. Holder’s taxable income for such year as ordinary income, long-term capital gain and “qualified dividend income,” if any. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local, and non-U.S. taxes depending on a U.S. Holder’s particular situation.

Limitation on Deduction for Certain Expenses

If the Common Shares are not beneficially owned by at least 500 persons at all times during the taxable year, then a U.S. Holder that is an individual, estate or trust may be subject to limitations on miscellaneous itemized deductions in respect of its share of expenses that we incur, to the extent that the expenses would have been subject to these limitations if the holder had incurred them directly. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, U.S. Holders are not permitted to take any miscellaneous itemized deductions. We do not expect the Common Shares to be beneficially owned by 500 or more persons.

If we do not satisfy the 500-shareholder requirement, we would be required to report the relevant expenses, including the Management Fee and Incentive Fee, on Form 1099-DIV, and affected holders will be required to take into account as income an amount equal to their allocable share of such expenses and to take into account their allocable share of such expenses.

U.S. Taxation of Tax-Exempt U.S. Holders

A U.S. Holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. Holder of the activities we propose to conduct could give rise to UBTI. However, a BDC (and RIC) is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its Shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Holder should not be subject to U.S. taxation solely as a result of the holder’s ownership of Common Shares and receipt of dividends with respect to such Common Shares. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Holder. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to BDCs (or RICs), the treatment of dividends payable to tax-exempt investors could be adversely affected.

Taxation of Non-U.S. Holders

Whether an investment in the Common Shares is appropriate for a Non-U.S. Holder will depend upon that person’s particular circumstances. Non-U.S. Holders should consult their tax advisers before investing in the Common Shares. Distributions of our “investment company taxable income” to Non-U.S. Holders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of federal withholding tax if paid to Non-U.S. Holders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent such distributions do not exceed our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if a treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Holder), we will not be required to withhold U.S. federal tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements, (such as providing Form W-8ECI), although Non-U.S. Holders will be subject to U.S. federal income tax on distributions at the rates applicable to U.S. persons. Special certification requirements apply to a Non-U.S. Holder that is a non-U.S. partnership or a non-U.S. trust, and such entities are urged to consult their own tax advisers.

U.S.-source withholding taxes are generally not imposed on dividends paid by RICs to the extent the dividends are reported as “interest-related dividends” or “short-term capital gain dividends.” Interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to U.S. withholding tax at the source if they had been received directly by a non-U.S. person, and that satisfy certain other requirements. No assurance can be given as to whether any of the Company’s distributions will be reported as eligible for this exemption from withholding tax. In addition, Non-U.S. Holders should be aware that

U.S. withholding rules require the Company (or its withholding agent) to withhold on distributions in the absence of certainty as to whether such distributions are eligible for the exemption from withholding tax. Since amounts designated as interest-related dividends may be reduced to the extent such amounts exceed the Company’s “qualified net interest income” for the taxable year in which such dividend is distributed, the Company will generally not be certain that the entire amount of mid-year distributions of interest-related dividends is, in fact, properly treated as such. Accordingly, such distributions to Non-U.S. Holders may be subject to overwithholding by the Company (or its withholding agent). The Company intends to take measures to minimize the risk of such overwithholding. In addition, the Company may choose to hold such amounts in escrow until the year-end determination of qualified net interest income can be made. In such cases, the Company intends to promptly return any overwithheld amounts to Non-U.S. Holders subsequent to making such determinations. Alternatively, however, there is a risk that such overwithheld amounts may be remitted to the Internal Revenue Service and that a Non-U.S. Holder would be required to file a return with the Internal Revenue Service in order to claim a refund of such overwithheld amounts.

Actual or deemed distributions of our net capital gains to a Non-U.S. Holder, and gains realized by a Non-U.S. Holder upon the sale or redemption of its Common Shares (including a redemption of such Common Shares or upon a liquidation of the Company), will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) or, in the case of an individual, the Non-U.S. Holder was present in the United States for 183 days or more during the taxable year and certain other conditions are met. If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Holder will be entitled to a U.S. federal income tax credit or tax refund equal to the allocable share of the corporate-level tax we pay on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. Holder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Holder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

If any actual or deemed distributions of our net capital gains, or any gains realized upon the sale or redemption of Common Shares, are effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), such amounts will be subject to U.S. income tax, on a net-income basis, in the same manner, and at the graduated rates applicable to, a U.S. Holder. For a corporate Non-U.S. Holder, the after-tax amount of distributions (both actual and deemed) and gains realized upon the sale or redemption of its Common Shares that are effectively connected to a U.S. trade or business (and, if a treaty applies, are attributable to a U.S. permanent establishment), may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

Under legislation commonly referred to as the “Foreign Account Tax Compliance Act” (“FATCA”) a 30% withholding tax is imposed on payments of certain types of income to non-U.S. financial institutions that fail to enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by non-U.S. entities that have U.S. persons as substantial owners) or that fail to meet the requirements of a relevant intergovernmental agreement. The types of income subject to the tax include U.S. source interest and dividends paid after June 30, 2014. Under proposed U.S. Treasury regulations, which may be relied upon until final U.S. Treasury regulations are published, there is no FATCA withholding on gross proceeds from the sale of any property that could produce U.S.-source interest or dividends or on certain capital gains distributions. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, a 30% withholding is also imposed on payments to non-U.S. entities that are not financial institutions unless the non-U.S. entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Holder and the status of the intermediaries through which they hold their Common Shares, Non-U.S. Holders could be subject to this 30% withholding tax with respect to distributions on their Common Shares. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and non-U.S. tax consequences of an investment in the Common Shares.

Tax Shelter Reporting Regulations

Under applicable Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to the Company’s Common Shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Holder in any single taxable year (or a greater loss over a combination of years), the U.S. Holder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Holders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Holders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Holders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Holders should consult their own tax advisers to determine the applicability of these Treasury regulations in light of their individual circumstances.

Backup Withholding and Information Reporting

Backup withholding may apply to distributions on the Common Shares with respect to certain non-exempt U.S. Holders. Such a U.S. Holder generally will be subject to backup withholding unless the U.S. Holder provides its correct taxpayer identification number and certain other information, certified under penalties of perjury, to the dividend paying agent, or otherwise establishes an exemption from backup withholding. Any amount withheld under backup withholding is allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, provided the proper information is provided to the IRS.

U.S. information reporting requirements and backup withholding tax will not apply to dividends paid on the Common Shares to a Non-U.S. Holder, provided the Non-U.S. Holder provides a Form W-8BEN or Form W-8BEN-E (or satisfies certain documentary evidence requirements for establishing that it is a non-United States person) or otherwise establishes an exemption. Information reporting and backup withholding also generally will not apply to a payment of the proceeds of a sale of the Common Shares affected outside the United States by a non-U.S. office of a non-U.S. broker. However, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of the Common Shares effected outside the United States by a non-U.S. office of a broker if the broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a “controlled foreign corporation” as to the United States, or (iv) is a non-U.S. partnership that, at any time during its taxable year is more than 50% (by income or capital interest) owned by United States persons or is engaged in the conduct of a U.S. trade or business, unless in any such case the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met, or the holder otherwise establishes an exemption. Payment by a United States office of a broker of the proceeds of a sale of the Common Shares will be subject to both backup withholding and information reporting unless the holder certifies its non-United States status under penalties of perjury or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against such Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Item 1A. Risk Factors.

An investment in our securities involves certain risks relating to our structure and investment objective. The risks set forth below are not the only risks we face, and we face other risks which we have not yet identified, which we do not currently deem material or which are not yet predictable. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV could decline, and you may lose all or part of your investment.

Limited Operating History. We were formed in October 2024 and have limited operating history. As a result, we have limited financial information on which an investor can evaluate an investment in our company or our prior performance. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of an investor’s investment could decline substantially or an investor’s investment could become worthless. Past performance, including the past performance of other investment entities and accounts managed by the Advisor or the Sub-Advisor, is not necessarily indicative of our future results.

We are a privately placed, perpetual-life BDC, and our Shareholders may not be able to transfer or otherwise dispose of our Common Shares at desired times or prices, or at all. We are a privately placed, perpetual-life BDC. Our Common Shares may generally only be transferred with the consent of the Advisor, and the Advisor may grant or withhold such consent in its sole discretion. Although we expect to offer a share repurchase program in the future, we can offer no assurances as to whether we will do so, the prices at which shares may be repurchased, or how many shares may be repurchased at any given time. Additionally, our Shares are not listed for trading on a stock exchange or other securities market. Thus, there is currently not a public market for our Common Shares, and we do not currently expect that such a public market will ever develop. As a result, our Shareholders must be prepared to bear the economic risk of an investment in us for an indefinite period of time.

Dependence on Key Personnel and Other Management. Shareholders have no right or power to participate in the management of the Company and may not receive detailed financial information regarding investments that is available to the Advisor or the Sub-Advisor. An investor in the Company must rely upon the ability of the Advisors to identify, and the ability of the Advisor (including the Private Credit Group and other investment professionals of the Advisor) to structure and implement investments consistent with our investment objectives and policies. Accordingly, our success is dependent on the ability of the Advisors to retain and motivate highly qualified professionals. In particular, the loss of services of Mr. Richard Miller, Mr. Mark Gertzof, Mr. Pete Mardaga or Mr. Walt Hill could have an adverse effect on our business, financial condition or results of operations. Our future success also depends on the ability of the Advisors to identify, hire, train and retain other highly qualified and experienced investment and management professionals. Competition for such professionals is significant, and there can be no assurance that the Advisors will be able to attract or retain other highly qualified professionals in the future. The inability of the Advisors to attract and retain such professionals could have a material adverse effect upon our business, financial condition or results of operations.

Each of the Investment Advisory Agreement and the Sub-Advisory Agreement may be terminated under certain circumstances. The termination of either agreement may adversely affect the quality of our investment opportunities. Furthermore, if either agreement is terminated, it may be challenging for the Advisor or the Sub-Advisor to be replaced. Additionally, there can be no assurance that the Sub-Advisor will not voluntarily withdraw from its relationship with the Company, resulting in adverse impacts to our business, financial condition or results of operations.

Reliance on Portfolio Company Management. The day-to-day operations of each portfolio company in which we invest will be the responsibility of such entity’s management team. In addition, we may make investments in portfolio companies where we have limited influence and the other investors in such portfolio company have economic or business interests or goals that are inconsistent with our business interests and goals. Although the Advisor will be responsible for monitoring the performance of each of our investments and we are required, pursuant to a specific 1940 Act provision applicable to BDCs, to offer to provide each of our portfolio companies managerial assistance, there can be no assurance that the existing management team of a portfolio company or any successor will be able to operate any such entity in accordance with our expectations. In this situation, we may not be in a position to limit or otherwise protect the value of our investment.

Economic Recessions or Downturns. Many of the portfolio companies in which we make investments may be susceptible to economic slowdowns or recessions and may be unable to repay the loans we made to them during these periods. Therefore, our non-performing assets may increase and the value of our portfolio may decrease during these periods as we are required to record our investments at their current fair value. Adverse economic conditions also may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net investment income and assets. Unfavorable economic conditions also could increase our and our portfolio companies’ funding costs, limit our and our portfolio companies’ access to the capital markets or result in a decision by lenders not to extend credit to us or our portfolio companies. These events could prevent us from increasing investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that we hold. We may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we will actually provide significant managerial assistance to that portfolio company, a bankruptcy court might subordinate all or a portion of our claim to that of other creditors.

No Assurance of Profits. There is no assurance that we will be able to generate returns for our investors or that the returns will be commensurate with the risks of investing in the types of companies and transactions described herein. The marketability and value of any of our investments will depend upon many factors beyond our control. We will incur organizational expenses, Management Fees and other operating expenses which may exceed our income, and a Shareholder could lose the entire amount of its contributed capital. Therefore, a prospective investor should only invest in the Company if such investor can withstand a total loss of his or her investment. The past investment performance of the entities and accounts with which the Advisor and its investment professionals have been associated cannot be taken to guarantee future results of any investment in the Company.

No Guarantee of Interests. Any losses in the Company will be borne solely by Shareholders and not by TCW or PNC (in their capacity as the Advisor or the Sub-Advisor, as the case may be); therefore, TCW’s and PNC’s losses in the Company will be limited to losses attributable to the interests in the Company held by them in their capacity as Shareholders of the Company. Interests in the Company are not insured by or guaranteed by the U.S. Federal Deposit Insurance Corporation, and are not deposits in, obligations of, or endorsed or guaranteed in any way by any banking entity. Investments in the Company are subject to substantial investment risks, including, among others, those described herein, including the possibility of partial or total loss of an investor’s investment. Prospective investors should read this Registration Statement and our offering and organizational documents carefully and consult with their own advisors before deciding whether to invest in us.

Unspecified Use of Proceeds. Investors will not have an opportunity prior to investing to evaluate any of the portfolio investments to be made by us or the relevant economic, financial and other information regarding such portfolio investments and, accordingly, will be entirely dependent upon the judgment and ability of the Advisors in investing and managing our capital.

Suitability of Investments. An investment in us is not suitable for all investors. An investment is suitable only for sophisticated investors, and an investor must have the financial ability to understand and willingness to accept the extent of its exposure to the risks and lack of liquidity inherent in an investment in the Company. Investors with any doubts as to the suitability of an investment in us should consult their professional advisors to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in us in light of their own circumstances and financial condition.

Drawdowns of Capital Commitment. Shareholders will be obligated to fund drawdowns to purchase shares of Common Shares based on their Capital Commitment. Pursuant to the Subscription Agreement, the Advisor may draw down on the Shareholders’ remaining Capital Commitments upon at least 10 business days’ prior notice (or shorter periods if the Advisor determines in good faith that it is necessary or appropriate to facilitate the consummation of a portfolio investment). To satisfy such obligations, Shareholders may need to maintain a substantial portion of their Capital Commitments in assets that can be readily converted to cash. Failure by a Shareholder to timely fund its Capital Commitment may result in some of its shares of Common Shares being forfeited or subject the Shareholder to other remedies available to us. Failure of a Shareholder to contribute its Capital Commitments could also cause us to be unable to realize our investment objectives. A default by a substantial number of Shareholders or by one or more Shareholders who have made substantial Capital Commitments would limit our opportunities for investment or diversification and would likely reduce our returns.

Prepayment Risk. The value of our assets may be affected by prepayment rates on loans. Prepayment rates are influenced by changes in interest rates and a variety of economic, geographic and other factors beyond our control. Therefore, the frequency at which prepayments (including voluntary prepayments by borrowers and liquidations due to defaults and insolvency) occur in respect of our portfolio investments can adversely impact us and prepayment rates cannot be predicted with certainty, making it impossible to insulate ourselves from prepayment or other such risks. Early prepayments give rise to increased reinvestment risk, including, for example, when the prevailing level of interest rates falls, we may be unable to reinvest cash in a new portfolio investment with an expected rate of return at least equal to that of the portfolio investment prepaid.

Allocation of Expenses. To the extent that any fees and expenses were incurred on our behalf and any Other Clients (as defined below), the Company and such Other Clients will generally bear an allocable portion of any such fees and expenses on a pro rata basis (as determined by the Advisors) in proportion to the Company’s and such Other Clients’ respective percentage interests in the portfolio investment to which such fees and expenses relate (subject to our and such Other Clients’ offering and/or governing documents), or in such other manner as the Advisor considers fair and equitable. Notwithstanding the foregoing, the Advisor may in its sole discretion structure a co-investment opportunity, provided co-investment relief discussed elsewhere in this Registration Statement is granted, such that the proposed participants in such co-investment opportunity do not bear any Broken Deal Expenses (as defined below), with the result that we will bear all such Broken Deal Expenses; provided, if so structured, that such participants will not be entitled to receive any break-up or similar fee income, if any, that may be earned with respect to such transaction. In most cases, we expect that proposed participants in co-investments will not bear Broken Deal Expenses (such as legal fees, reverse termination fees, extraordinary expenses such as litigation costs and judgments and other expenses), with the result that only we will bear all such Broken Deal Expenses.

For purposes of this Registration Statement, to the extent the context permits or otherwise requires, Other Clients refers to clients, investment funds, client accounts and proprietary accounts advised or managed by the Advisor or the Sub-Advisor or their respective affiliates, and in which we will not have an interest (“Other Clients”). Broken Deal Expenses refer to fees and expenses for investment and/or divestment transactions not completed by us, including amounts payable to or by third parties, and all fees and expenses of any legal, financial, accounting, advisory, consulting or other advisors or lenders, investment banks and other financing sources in connection with arranging financing for transactions that are not consummated and any deposits or down payments that are forfeited in connection with, or amounts paid as a penalty for, unconsummated transactions (“Broken Deal Expenses”).

Reliance on the Advisor, the Sub-Advisor and their Professionals. The Advisor will have discretion over approving an investment of our assets. Our success will depend in large part upon the skill and expertise of the Advisor, the Sub-Advisor and their respective professionals. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment managers and other industry participants for hiring and retaining qualified investment professionals, and there can be no assurance that such professionals will continue to be associated with the Advisor, the Sub-Advisor or their respective affiliates. The loss of the services of one or more of such persons could have a material adverse impact on our ability to realize our investment objectives. Moreover, although we expect to have access to all of the appropriate resources, relationships and expertise of the Advisors, there can be no assurance that such resources, relationships and expertise will be available for every transaction. In addition, investment professionals and committee members may be replaced or added at any time. In addition, members of the investment team will work on other projects for the TCW Group or PNC, as applicable. The professionals involved with us are not dedicated exclusively to us and will have other responsibilities for the TCW Group or PNC, as applicable. Conflicts of interest may arise in allocating management time, services or functions, and the ability of us and our investment team to access other professionals. Further, there can be no assurance that the Sub-Advisor will not voluntarily withdraw from its relationship with us, resulting in adverse impacts us. See also “—Risk of Certain Events Related to Sub-Advisor and its Affiliates.”

Dependence on PNCCM as Sourcing Agent. We are dependent on PNCCM as a sourcing agent for our investments. While the Advisor may source investments and retains final authority to approve or reject investments, the Advisor may rely on PNCCM’s sourcing efforts, and the Sub-Advisor’s originating and due diligence efforts. If the Sub-Advisor provides incomplete or inaccurate information, or fails to identify appropriate investment opportunities, the Advisor may not be able to manage our portfolio effectively. This level of reliance on a sourcing agent increases the risk that the Sub-Advisor’s decisions could impact our performance, particularly if the Sub-Advisor prioritizes certain investments or strategies that may not fully align with our best interests or our investment objectives. Additionally, reliance on this sourcing channel could expose us to business continuity risk in the event that PNCCM terminates its relationship with us, which may result in adverse impacts on our access to new investment opportunities. See also “—Risk of Certain Events Related to Sub-Advisor and its Affiliates.”

Other Affiliate Transactions and Investments in Different Levels of Capital Structure. From time to time, the Company and Other Clients may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities, subject to the limitations of the 1940 Act. PNC may also hold investments in an issuer that we are invested in, and such holdings may be at different levels of the capital structure or in different classes of securities. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. To the extent we hold securities that are different (including with respect to their relative seniority) than those held by an Other Client, the Advisor and its affiliates may be presented with decisions when our interests are in conflict, particularly if the Company and Other Clients hold significant or controlling interests in competing or different tranches of a portfolio company’s capital structure. For example, conflicts could arise where we lend funds to a portfolio company while an Other Client invests in equity securities of such portfolio company. In this circumstance, for example, if such portfolio company goes into bankruptcy, becomes insolvent or is otherwise unable to meet its payment obligations or comply with its debt covenants, conflicts of interest could arise between the holders of different types of securities as to what actions the portfolio company should take. In addition, purchases or sales of securities for our account (particularly marketable securities) will be bunched or aggregated with orders for Other Clients, including other funds. It is frequently not possible to receive the same price or execution on the entire volume of securities sold, and the various prices may be averaged, which may be disadvantageous to us. Further conflicts could arise after the Company and Other Clients have made their respective initial investments. For example, if additional financing is necessary as a result of financial or other difficulties, it may not be in our best interests to provide such additional financing. If the other affiliates were to lose their respective investments as a result of such difficulties, the ability of the Advisor to recommend actions in our best interests might be impaired. TCW and PNC (as applicable) may in their discretion take steps to reduce the potential for adversity between us and the Other Clients, including causing us and/or such Other Clients to take certain actions that, in the absence of such conflict, we would not take. In addition, there may be circumstances where TCW or PNC agrees to implement certain procedures to ameliorate conflicts of interest that may involve a forbearance of rights relating to us or Other Clients, such as where TCW may cause Other Clients to decline to exercise certain control- and/or foreclosure-related rights with respect to a Portfolio Investment. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by Other Clients participating in the transaction. In addition, it is possible that in a bankruptcy proceeding, our interests will be subordinated or otherwise adversely affected by virtue of an Other Client’s or other vehicle’s involvement and actions relating to its investment. For example, in circumstances where we hold a junior mezzanine interest in a portfolio company, holders of more senior classes of debt issued by such portfolio company (which can include Other Clients) could take actions for their benefit (particularly in circumstances where such portfolio company faces financial difficulties or distress) that further subordinate or adversely impact the value of our investment in such portfolio company.

Further, parties with material relationships with us (including, but not limited to, (i) Other Clients (including portfolio companies thereof and lenders thereto), (ii) co-investors, (iii) TCW and PNC (including PNC Bank) (including equity holders thereof and lenders thereto), and (iv) our investors could provide additional financing to our Portfolio Companies, subject to the restrictions of the 1940 Act and, in the case of PNC, the BHC Act and the regulations promulgated thereunder. TCW or PNC could have incentives to cause us and / or our Portfolio Companies to accept less favorable financing terms from such parties as compared to third party providers. If the Company occupies a different, and in particular, more senior position in the capital structure than such parties, TCW or PNC could influence us or the portfolio company to offer financing terms that are more favorable to such parties. In the case of a related party financing between us or our Portfolio Companies, on the one hand, and TCW or PNC or Other Clients’ portfolio companies, on the other hand, subject to our governing documents, the Advisors could, but are not obligated to, rely on a third party agent to confirm the terms offered by the counterparty are consistent with market terms, or the Advisor could instead rely on their own internal analysis, which the Advisors believe is often superior to third party analysis given TCW’s and PNC’s scale in the market.

If, however, any of TCW, PNC, the Company, an Other Client or any of their portfolio companies delegates to a third party, such as another member of a financing syndicate or a joint venture partner, the negotiation of the terms of the financing, the transaction will be assumed to be conducted on an arms-length basis, even though the participation of the TCW- or PNC-related vehicle impacts the market terms. For example, in the case of a loan extended to us or a portfolio company by a financing syndicate in which an Other Client has agreed to participate on terms negotiated by a third-party participant in the syndicate, it might have been necessary to offer better terms to the financing provider to fully subscribe the syndicate if the Other Client had not participated. It is also possible that the frequent participation of Other Clients in such syndicates could dampen interest among other potential financing providers, thereby lowering demand to participate in the syndicate and increasing the financing costs to us. The Advisors do not believe either of these effects is significant, but no assurance can be given to investors that these effects will not be significant in any circumstance.

Investment Priority. If TCW is presented with an investment opportunity that is appropriate for us, on the one hand, and another TCW Steel City Platform client, on the other hand, TCW will generally allocate such investment opportunities between us and such other TCW Steel City Platform clients in a manner and order that it deems fair, equitable, and appropriate and taking into account such factors as it determines to be appropriate, in each case in its discretion. All allocations will be overseen and approved by TCW in accordance with the Advisor’s allocation policy, ensuring compliance with internal procedures and regulatory requirements.

If the aggregate allocation recommended by the Advisor for us and one or more other TCW Steel City Platform clients collectively exceeds the size of the investment opportunity, the participation in such investment opportunity will generally be allocated among us and such other TCW Steel City Platform clients based on various factors as the Advisor determines to be appropriate in its reasonable discretion, including, but not limited to, the available capital of the Company and such other TCW Steel City Platform clients, total capital commitments, targeted leverage, remaining investment commitments and cash on hand, existing investment obligations and reserves, if any, in each case related to us and applicable other TCW Steel City Platform clients, and available investment size.

Finally, from time to time, we may be presented with an investment opportunity to invest in an amount that exceeds the amount the Advisor believes would be in our best interests. In such an instance, a portion of such investment opportunity that is allocated to us, up to the amount of such excess, may be allocated to co-investors in the Advisor’s discretion in accordance with the Advisor’s allocation policy. Similar apportionment principles will apply, as appropriate, to asset disposition decisions. With respect to any investment or asset disposition decision, as applicable, the foregoing considerations could in certain circumstances adversely affect the price paid or received by us, or the size of the position purchased or sold by us (including the preclusion of the Company from purchasing a position) or may inhibit the exercise of various rights available to us with respect to the subject asset.

In addition, we may invest in assets in which other TCW Steel City Platform clients invest, either concurrently with, or subsequent or prior to, us. The Advisor and TCW may from time to time incur costs, fees, and expenses in connection with portfolio investments to be made concurrently on behalf of us and other TCW Steel City Platform clients. The apportionment of such costs, fees, and expenses among us and other TCW Steel City Platform clients will be made in a manner that the Advisor and TCW consider fair and equitable under the circumstances and SEC exemptive relief, once such relief has been granted.

TCW shall not have any obligation to present any investment opportunity to us if TCW determines in good faith that such opportunity should not be presented to us for any one or a combination of the reasons specified above. Similarly, PNCCM shall not have any obligation to source a particular investment opportunity for us if PNC determines in good faith that such opportunity should not be presented to us for any one or a combination of similar reasons to those specified above, or if PNC is otherwise restricted from sourcing such opportunity for us. The application of the above guidelines may result in us not participating (and/or not participating to the same extent) in certain investment opportunities in which we would have otherwise participated had the related allocations been determined without regard to such guidelines and/or based only on the circumstances of those particular investments.

Orders may be combined for us and all other participating TCW Steel City Platform clients, and if any order is not filled at the same price, they may be allocated on an average price basis. Similarly, if an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis that TCW considers equitable. If TCW determines that a proposed allocation to us or other TCW Steel City Platform clients would be inappropriately small because it is below the threshold for a minimum investment under the relevant investment policies or guidelines for either us or such other TCW Steel City Platform clients, or that the proposed allocation would result in a holding that is too small to efficiently trade or value, TCW may instead allocate the entire investment to a single participating entity or to only the eligible entities, provided that such allocations are done on a rotating basis as they arise so that each of the Company and such other TCW Steel City Platform clients have an opportunity to participate over time in opportunities that are not large enough to be allocated among all otherwise eligible entities.

Limitations on Co-Investments with Affiliates. The 1940 Act may limit our ability to engage in certain transactions with affiliates. As a result, we may be prohibited from co-investing with such affiliates in investments where terms of such investments other than price and amount of securities (such as financial and negative covenants, guarantees, or indemnification provisions) are negotiated, unless SEC co-investment exemptive relief is obtained. These restrictions may limit our access to certain investment opportunities that would otherwise be available to us.

Until SEC exemptive relief is granted, we may face restrictions in our ability to co-invest with affiliates. If the Order is granted, we will be permitted to co-invest alongside affiliates, but only under the terms and conditions set forth in the SEC exemptive order. TCW and PNC have each filed an application with the SEC seeking an SEC exemptive order (the “Order”) that would allow us to co-invest with other funds advised by the Advisor, the Sub-Advisor, or their affiliates, though there is no assurance when, or if, such relief will be granted, that any relief granted will be on the terms requested, or that the terms of such relief, if granted, will be acceptable to us. If exemptive relief is granted, co-investments made under the Order will be subject to its conditions and requirements, which may limit our ability to participate in certain co-investment transactions. As a result, we may be unable to structure our portfolio as desired due to the requirements of the Order and the allocation of investment opportunities among us and our affiliates. To the extent the conditions of the Order are not satisfied with respect to any given investment, the consequence could be that we or an affiliate are unable to participate in, or approve an amendment to the terms of, certain investments.

Debt Financings in Connection with Acquisitions and Dispositions. We may from time to time provide financing (i) as part of a third-party purchaser’s bid for, or acquisition of, a portfolio entity or the underlying assets thereof owned by one or more Other Clients and/or (ii) in connection with a proposed acquisition or investment by one or more Other Clients or affiliates of a Portfolio Investment and/or its underlying assets. This generally would include the circumstance where we are making commitments to provide financing at or prior to the time such third-party purchaser commits to purchase such investments or assets from one or more Other Clients. We may also make portfolio investments and provide debt financing with respect to portfolio investments in which Other Clients and/or affiliates hold or propose to acquire an interest. While the terms and conditions of any such arrangements will generally be at arm’s-length terms negotiated on a case-by-case basis, the involvement of the Company and/or such Other Clients or affiliates may affect the terms of such transactions or arrangements and/or may otherwise influence the Advisor’s decisions with respect to the management of the Company and/or such Other Clients or the relevant Portfolio Investment, which may give rise to potential or actual conflicts of interest and which could adversely impact us. Subject to the limitations of the 1940 Act and our governing documents, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by TCW or PNC, or other TCW or PNC funds.

We may from time to time dispose of all or a portion of a Portfolio Investment where the Advisor, the Sub-Advisor or one or more Other Clients is providing financing to repay debt issued to us. Such involvement may give rise to potential or actual conflicts of interest.

Service Providers and Counterparties. Certain advisors and other service providers, or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, and investment or commercial banking firms) to the Company, the Advisor, TCW, PNC and/or Portfolio Companies also provide goods or services to, or have business, personal, financial or other relationships with, the Advisor, TCW, PNC and their respective portfolio companies, or the Portfolio Companies. Such advisors and service providers (or their affiliates) may be investors in the Company, affiliates of the Advisor, sources of investment opportunities, co-investors, commercial counterparties and/or portfolio companies in which TCW, PNC and/or the Company has a portfolio investment. Accordingly, payments by the Company and/or such entities may indirectly benefit us and/or our affiliates.

Because TCW and PNC have many different businesses, including the registered broker dealers TCW Funds Distributors LLC and PNCCM, each of TCW and PNC is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would be subject if it had just one line of business. For instance, employees of TCW are registered representatives and principals and may receive compensation from the Advisor for selling interests in open- and closed-end commingled investment vehicles that are managed by the Advisor (including us). Such individuals will not receive sales commissions from those investment vehicles, unless specifically disclosed.

Advisors and service providers, or their affiliates, often charge different rates or have different arrangements for different types of services. With respect to service providers, for example, the fee for a given type of work may vary depending on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by the Company and/or Portfolio Companies are different from those used by TCW or PNC (including their respective personnel), TCW or PNC (including their respective personnel) (as the case may be) may pay different amounts or rates than those paid by the Company and/or Portfolio Companies. In addition, TCW, PNC, the Company, Other Clients and/or their respective portfolio companies, may enter into agreements or other arrangements with vendors and other similar counterparties (whether such counterparties are affiliated or unaffiliated with TCW or PNC) from time to time whereby such counterparty may charge lower rates and/or provide discounts or rebates for such counterparty’s products and/or services depending on certain factors, including without limitation, volume of transactions entered into with such counterparty by TCW, PNC, the Company, Other Clients and their portfolio companies in the aggregate.

Allocation of Personnel. The Advisor, the Sub-Advisor and their respective members, partners, officers and employees will devote as much of their time to our activities as they deem necessary and appropriate. Subject to the terms of the Declaration of Trust, the Advisor, TCW, PNC and their respective affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of the Advisor or the Sub-Advisor. Additionally, certain employees, directors and officers of the Sub-Advisor also perform other services for PNC (or other clients of the Sub-Advisor) and may receive higher compensation in connection with such other services, thereby incentivizing such individuals to devote more time and services to PNC or such clients. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of the Advisor or the Sub-Advisor and their officers and employees will not be devoted exclusively to our business, but will be allocated between our business and the management of the monies of such other advisees of the Advisor or the Sub-Advisor.

Portfolio Investment Data. TCW and PNC receive various kinds of portfolio company/entity data and information (including from Portfolio Companies and/or entities of the Company), such as data and information relating to business operations, trends, budgets, customers and other metrics. (This data is sometimes referred to as “big data.”) In furtherance of the foregoing, TCW and PNC may seek to enter into information-sharing and use arrangements with Portfolio Companies and/or entities of the Company. TCW and PNC believe that access to this information furthers our interests by providing opportunities for operational improvements across Portfolio Companies and/or entities of the Company and in connection with our investment management activities. Subject to appropriate contractual arrangements, TCW and PNC may also utilize such information outside of our activities in a manner that provides a material benefit to TCW or PNC, but not us.

Potential Conflicts of Interest – Regulation. The Sub-Advisor is a wholly owned subsidiary of PNC Bank. Certain regulatory requirements impose investment and other restrictions that apply to a bank, such as PNC Bank, and some of its affiliated persons when they manage the investments of others, including restrictions that limit the ability to invest in certain affiliates of the bank and other types of issuers. These restrictions, as well as PNC Bank policies and procedures and those adopted by the Sub-Advisor, may be applied to holdings of the Company and may restrict our ability to invest in or engage in transactions with certain issuers of equity securities, fixed income securities and other investments. These restrictions may limit our ability to make certain investments the Advisor or the Sub-Advisor might otherwise select and may adversely affect our performance.

Possible Future Activities. TCW and PNC may expand the range of services that they each provide over time. Except as provided herein, TCW or PNC will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. TCW and PNC have, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

Restrictions on Transfer or Withdrawal. Shareholders will generally not be permitted to transfer their Common Shares unless (i) we and, if required by our lending arrangements under any permitted credit facility, our lenders give consent and (ii) the transfer is made in accordance with applicable securities laws. Furthermore, the transferability of the Common Shares may be subject to certain restrictions contained in the Subscription Agreement and Declaration of Trust and may be affected by restrictions on resale imposed under U.S. federal, U.S. state or another jurisdiction’s securities laws. A public market does not currently exist for the Common Shares and one is not expected to develop.

Illiquid and Long-Term Investments. It is anticipated that there will be a significant period of time before we will have completed our portfolio investments. Many of such portfolio investments are currently expected by the Advisor and the Sub-Advisor to take on average at least three to five years (or potentially longer) from the date of initial investment to reach a state of maturity when realization of the portfolio investment can be achieved. Although our portfolio investments will typically generate some current income and/or cash flow in the form of amortization, interest or fee payments, private investment transaction structures often will not provide for liquidity of our portfolio investment prior to repayment upon a refinancing event, and the return of capital and the realization of gains, if any, from a portfolio investment generally will occur only upon the partial or complete disposition of such portfolio investment. In light of the foregoing, it is likely that no significant return from the disposition of our portfolio investments will occur for a substantial period of time from our date of closing. While a portfolio investment may be sold at any time, it is not generally expected that this will occur for a number of years after such portfolio investment are made. It is unlikely that there will be a public market for the illiquid and/or long-term securities held by us at the time of their acquisition. Therefore, no assurance can be given that, if we are determined to dispose of a particular portfolio investment, we could dispose of such portfolio investment at a prevailing market price, and there is a risk that disposition of such portfolio investment may require a lengthy time period or may result in distributions in-kind to investors. Although the Advisor and the Sub-Advisor expect that portfolio investments will either be disposed of prior to the Company being put into liquidation or be suitable for in-kind distribution at liquidation, we may have to sell, distribute or otherwise dispose of portfolio investments at a disadvantageous time as a result of liquidation. We generally will not be able to sell our portfolio investments through the public markets unless their sale is registered under applicable securities laws, or unless an exemption from such registration requirements is available. Additionally, there can be no assurances that the portfolio investments can be sold on a private basis. In addition, we may be prohibited from selling certain securities for a period of time because of contractual, legal, regulatory or other similar reasons and, as a result, may not be permitted to sell a portfolio investment at a time we might otherwise desire to do so.

Operational Risk. We depend on TCW and PNC to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the closing, confirmation or settlement of transactions, from transactions not being properly booked, evaluated, accounted for or managed or other similar disruption in our operations may cause us to suffer financial losses, disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. Our business is highly dependent on our ability to process a large number of transactions across numerous and diverse markets. Consequently, we rely heavily on our financial, accounting, asset management and other data processing systems. The ability of our systems to accommodate an increasing volume of transactions could also constrain our ability to properly manage our portfolio. Generally, none of the Advisor, the Sub-Advisor, TCW or PNC will be liable to us for losses incurred due to the occurrence of any such errors.

Market and Geopolitical Events. Market and geopolitical events could materially and adversely affect certain of our portfolio companies, and could materially and adversely affect our business, financial condition, results of operations and cash flows. The increasing interconnectivity between global economies and financial markets increases the likelihood that events or conditions in one region or financial market may adversely impact issuers in a different country, region or financial market. Our business and operations, as well as the business and operations of our portfolio companies, may be materially adversely affected by inflation (or expectations for inflation), trade tensions, tariffs, interest rates, global demand for particular products or resources, natural disasters, climate change and climate-related events, pandemics, epidemics, terrorism, regulatory events and governmental or quasi-governmental actions. The occurrence of global events similar to those in recent years, such as terrorist attacks around the world, natural disasters, social and political discord or debt crises and downgrades, among others, may result in market volatility and may have long term effects on both the U.S. and global financial markets. It is difficult to predict when similar events affecting the U.S. or global financial markets may occur, the effects that such events may have and the duration of those effects. Any such event(s) could have a significant adverse impact on our business and operations, and on the business and operations of our portfolio companies.

Disruption and Instability in Capital Markets. The U.S. and global capital markets experienced extreme volatility and disruption in recent years, leading to recessionary conditions and depressed levels of consumer and commercial spending. Disruptions in the capital markets increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. We cannot assure you that these conditions will not worsen. If conditions worsen, a prolonged period of market illiquidity could have a material adverse effect on our business, financial condition and results of operations. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could limit our investment originations, limit our ability to grow and negatively impact our operating results.

In addition, to the extent that recessionary conditions return, the financial results of small to mid-sized companies, like those in which we invest, will likely experience deterioration, which could ultimately lead to difficulty in meeting debt service requirements and an increase in defaults.

Additionally, the end markets for certain of our portfolio companies’ products and services have experienced, and continue to experience, negative economic trends. The performances of certain of our portfolio companies have been, and may continue to be, negatively impacted by these economic or other conditions, which may ultimately result in:

•	our receipt of a reduced level of interest income from our portfolio companies;

•	decreases in the value of collateral securing some of our loans and the value of our equity investments; and

•	ultimately, losses or change-offs related to our investments.

Russia’s invasion of Ukraine in February 2022, the resulting responses by the U.S. and other countries, and the potential for wider conflict, have increased and may continue to increase volatility and uncertainty in financial markets worldwide. The U.S. and other countries have imposed broad-ranging economic sanctions on Russia and Russian entities and individuals, and may impose additional sanctions, including on other countries that provide military or economic support to Russia. The invasion may widen beyond Ukraine and may escalate, including through retaliatory actions and cyberattacks by Russia and even other countries. These events may result in further and significant market disruptions and may adversely affect regional and global economies. Furthermore, the conflict between Russia and Ukraine and the varying involvement of the United States and other NATO countries could present material uncertainty and risk with respect to us and the performance of our investments or operations, and our ability to achieve our investment objectives. Additionally, to the extent that third parties, investors, or related customer bases have material operations or assets in Russia or Ukraine, they may have adverse consequences related to the ongoing conflict. In addition, recent and ongoing conflicts in the Middle East could potentially cause significant disruptions to all or part of the global financial system, international trade, and the transportation and energy sectors, among other disruptions. In addition, the conflicts are expected to displace hundreds of thousands of people and have increased the threat of violence across the globe. They have further increased regional and global tensions (including a potential expansion of the conflicts to other countries as well as other potential conflicts included, but not limited to, conflicts in other geographic locations and between other state and non-state actors), among other potential consequences. Developing and further governmental actions (sanctions-related, military or otherwise) with respect to either or both the Russia-Ukraine conflict or the conflict in the Middle East may cause additional disruption and constrain or alter existing financial, legal and regulatory frameworks in ways that are adverse to our investment strategy, all of which could adversely affect our ability to fulfill our investment objectives. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial.

Furthermore, the political reunification of China and Taiwan, over which China continues to claim sovereignty, is a highly complex issue that has included threats of invasion by China. Political or economic disturbances (including an attempted unification of Taiwan by force), any economic sanctions implemented in response, and any escalation of hostility between China and Taiwan would likely have a significant adverse impact on economies, markets and individual securities globally.

Changes to U.S. Tariff and Import/Export Regulations. There have been significant changes to U.S. trade policies, treaties and tariffs, resulting in significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, treaties and tariffs. These developments have had a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our portfolio companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.

Competition for Investment Opportunities. There can be no assurance that there will be a sufficient number of suitable investment opportunities to enable us to invest all of the Commitments of the Shareholders in opportunities that satisfy our investment strategy, or that such investment opportunities will lead to completed investments by us. The activity of identifying, structuring, completing, implementing and realizing attractive investment opportunities is highly competitive. We will compete for investment opportunities with many other industry participants, including other BDCs, public and private funds, individual and institutional investors, and financial institutions. Many such entities have substantially greater economic and personnel resources than the Company and/or better relationships with borrowers and others and/or the ability to accept more risk than we believe can be prudently managed. Accordingly, competition for investments may have the effect of reducing the number of suitable prospective investments available to us and increasing the bargaining power of borrowers, thereby reducing our investment returns. Furthermore, the availability of investment opportunities generally will be subject to market conditions. It is possible that our capital will not be fully utilized if sufficient attractive investments are not identified and consummated by the Advisor.

Risk of Certain Events Related to Sub-Advisor and its Affiliates. As affiliates of PNC will serve as the Sub-Advisor in respect of, and a Shareholder in, the Company, if PNC were to become insolvent, enter a receivership or similar procedure, experience a change of control or otherwise experience significant changes in its financial, regulatory or strategic position, the Company could be adversely affected. In particular, the services and expertise of PNC as the Sub-Advisor could be interrupted or compromised and/or we could lose a significant anchor investment from a Shareholder. If PNC or one or more of its affiliates were to enter into a receivership or resolution, their contractual obligations to us could be subject to a stay and PNC’s interest in the Company could be subject to transfer or sale to a third party as part of a resolution strategy.

Furthermore, the Company’s sourcing fee arrangement with PNCCM, discussed in the section entitled “Item 7. Certain Relationships and Related Transactions, and Trustee Independence,” is a new and unproven relationship between the Company and PNCCM, and is subject to all of the business risks and uncertainties associated with any new commercial arrangement of this type, including the potential failure to achieve the expected benefits of the arrangement; difficulties for each party in operationalizing the arrangement; impairment of relationships with employees, customers or business partners; and the risk of termination of the agreement between the Company and PNCCM pursuant to its terms.

In addition, although PNCCM has agreed to screen and refer, at their discretion, eligible investments to the Company, they may not be able to do so efficiently or effectively, and many of the difficulties normally encountered by a new product offering to clients are beyond our or PNCCM’s control. Further, because the arrangement with PNCCM does not obligate PNCCM to source lending opportunities or any other opportunities for the TCW Steel City Senior Lending strategy (the “TCW

Steel City Senior Lending Strategy”), nor does it restrict PNCCM or its affiliates from engaging in any lending activities, these activities may compete with the Company and, as a result, there can be no assurances that the arrangement with PNCCM will allow our Advisors to effectively achieve the Company’s investment objective or implement its investment strategy. PNCCM does not have any fiduciary duty to us, the Advisor or the Sub-Advisor, they will not provide investment advice or recommendations or conduct any analyses of potential investment opportunities for us, the Advisor or the Sub-Advisor (other than initial preliminary screening reviews as part of the sourcing process), and they make no representation as to the accuracy or completeness, nor the suitability or adequacy for our purposes, of any information they may share with the Sub-Advisor that they developed in connection with the sourcing of other tranches of the same facility. It is expected that PNCCM will have interests that conflict with ours, such as, amongst other things, the incentive to refer a prospective borrower to the Advisors in order to improve PNCCM’s relationship with that prospective borrower, to generate new business or new clients, and it is each of the Advisor and Sub-Advisor’s responsibility to determine whether any potential opportunity sourced by PNCCM is appropriate for us.

Status as Non-Diversified Investment Company. We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer. To the extent that we assume large positions in the securities of a small number of issuers, our NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond our asset diversification requirements as a RIC under the Code, we do not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies.

No Secondary Market for Securities. Our investments are generally heavily negotiated and, accordingly, do not have the liquidity of conventional securities and will not have readily available market prices. We value such investments at fair value as determined in good faith by the Advisor in its capacity as our “valuation designee” in accordance with our valuation policy. Because there is no single standard for determining fair value, determining fair value requires that judgment be applied to the specific facts and circumstances of each investment. In addition, due to their illiquid nature, we may not be able to dispose of our investments in a timely manner, at a fair price and/or in the manner that was thought to be viable when the investment was initiated (due to economic, legal, political or other factors). There is no assurance that we will be able to dispose of an investment in a particular security. The inability to dispose of a security could result in losses incurred by us, including the loss of our entire investment in such security. The debt of highly leveraged companies or companies in default also may be less liquid than other debt. If we voluntarily or involuntarily sold those types of debt securities, we might not receive the full value we expect.

Illiquidity of Collateral. Collateral may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of those assets will satisfy a company’s obligations. If a company defaults on a secured investment, the Company may receive assets other than cash or securities in full or partial satisfaction of such company’s obligations. The Company might not be able to realize the benefit of the assets for legal, practical or other reasons. The Company might hold those assets until it is determined to be appropriate to dispose of them.

Portfolio Concentration. Although the regulatory restrictions applicable to RICs limit the amount that we may generally invest in any single portfolio company, our investments may not be diversified. See “Item 1(c). Description of Business—Regulation as a Business Development Company—Qualifying Assets” and “Item 1(c) Description of Business—Certain U.S. Federal Income Tax Consequences— Taxation as a Regulated Investment Company.” Aside from the diversification requirements that we will have to comply with as a RIC, other investment limitations described in this Registration Statement and other contractual investment limitations to which we are subject pursuant to the Declaration of Trust, we do not have any specific portfolio diversification or concentration limits. As a result, our portfolio may include a relatively limited number of large positions. If our investments are concentrated in a few issuers or industries, any adverse change in one or more of such issuers or industries could have a material adverse effect on our investments. To the extent the aggregate Commitments of the Shareholders turn out to be substantially less than the amounts targeted, our portfolio may be even more concentrated than it would otherwise be.

Credit Risks. Debt investments are subject to credit risk. Credit risk relates to the ability of the borrower to make interest and principal payments on the loan or security as they become due. If the borrower fails to pay interest, our income might be reduced. If the borrower fails to repay principal, the value of that security and the value of the Company might be reduced. Our investments in debt securities are subject to risks of default. We may invest in debt securities made in connection with leveraged buy-out transactions, recapitalizations (i.e., a type of a corporate restructuring that aims to change a company’s capital structure) and other highly leveraged transactions. While our investments in senior loans typically will be secured by collateral, we may have difficulty liquidating the collateral or enforcing our rights under the terms of the senior loans in the event of the borrower’s default. There is no guarantee that the collateral securing a senior loan will be sufficient to protect us against losses or a decline in income in the event of a borrower’s non-payment of interest or principal. In the event that a borrower declares bankruptcy, a court could invalidate our security interest in the loan collateral or subordinate our rights under the senior loan to other creditors of the borrower. Also, we may invest part of our assets in loans and other debt obligations that are not fully secured.

Interest Rate Risk. In general, the value of a debt security changes as prevailing interest rates change. For fixed-rate debt securities, when prevailing interest rates fall, the values of outstanding debt securities generally rise. When interest rates rise, the values of outstanding debt securities generally fall, and they may sell at a discount from their face amount. Our debt investments will generally have adjustable interest rates. For that reason, the Advisor expects that when interest rates change, the amount of interest we received in respect of such debt investments will change in a corresponding manner. However, the interest rates of some debt investments adjust only periodically. Between the times that interest rates on debt investments adjust, the interest rates on those investments may not correlate to prevailing interest rates. In recent years the U.S. Federal Reserve Board (the “Fed”) increased interest rates from historically low levels in an effort to cause inflation levels to align with the Fed’s long-term inflation target, but the Fed lowered interest rates by 50 basis points in September 2024 and by 25 basis points in November 2024 and may lower interest rates further this year. A wide variety of factors can cause interest rates to change (e.g., central bank monetary policies, inflation rates, or general economic conditions).

Reliance Upon Unaffiliated Co-Lender. In certain circumstances we may co-invest with an unaffiliated lender, who will sometimes be responsible for performing some of the legal due diligence on the borrower and for negotiating some of the terms of the loan agreement that establishes the terms and conditions of the debt investment and the rights of the borrower and the lenders. In such circumstances, although we will perform our own due diligence, we may rely in part on the quality of the due diligence performed by the co-lender and will be bound by the negotiated terms of the loan documentation. There can be no assurance that the unaffiliated co-lender will perform the same level of due diligence as we would perform or that the co-lender will negotiate terms that are consistent with the terms generally negotiated and obtained by us. If the unaffiliated co-lender is acting as collateral agent under the loan documentation and becomes insolvent, the assets securing the debt investment may be determined by a court or regulatory authority to be subject to the claims of the co-lender’s creditors. If that were to occur, we might incur delays and costs in realizing payment on the loan, or we might suffer a loss of principal and/or interest.

Valuation Risk. Many of our portfolio securities may not have a readily available market price and our Advisor, as the “valuation designee,” will value these securities at fair value as determined in good faith under procedures approved by our Board of Trustees, which valuation is inherently subjective and may not reflect what we may actually realize for the sale of the investment. The majority of our investments are expected to be in instruments that do not have readily ascertainable market prices. Investments which the Company holds for which market quotes are not readily available or are not considered reliable are valued at fair value according to procedures approved by the Board based on similar instruments, internal assumptions and the weighting of the available pricing inputs. Pursuant to Rule 2a-5 under the 1940 Act, the Board has designated the Advisor as the “valuation designee” with respect to the fair valuation of the Company’s portfolio securities, subject to oversight by and periodic reporting to the Board.

Reliance upon Consultants. The Advisor may rely upon independent consultants in connection with its evaluation of proposed investments; however, no assurance can be given that these consultants will accurately evaluate such investments and we may incur liability as a result of such consultants’ actions.

Use of Investment Vehicles. In general, the risks associated with indirect investments in portfolio companies through a joint venture, partnership or other special purpose vehicle (each, an “Investment Vehicle”) are similar to those associated with a direct investment in a portfolio company. While we will analyze the credit and business of a potential portfolio company in determining whether or not to make an investment in an Investment Vehicle, we will nonetheless be exposed to the creditworthiness of the Investment Vehicle. In the event of a bankruptcy proceeding against the Investment Vehicle, the risks outlined below under “—Insolvency Considerations with Respect to Portfolio Companies” will be applicable with equal effect. Additionally, in the case of a bankruptcy proceeding against the portfolio company, the assets of the portfolio company may be used to satisfy its obligations prior to the satisfaction of our investment in the Investment Vehicle (i.e., our investment in the Investment Vehicle would be structurally subordinated to the other obligations of the portfolio company).

Insolvency Considerations with Respect to Portfolio Companies. Various laws enacted for the protection of creditors may apply to our debt investments. A bankruptcy proceeding against a borrower could delay or limit our ability to collect the principal and interest payments on that borrower’s debt obligations. In a lawsuit brought by creditors of a borrower, a court or a trustee in bankruptcy could take certain actions that would be adverse to us. For example:

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Other creditors might convince the court to set aside or subordinate a loan or the security interest in a loan as a “fraudulent conveyance,” a “preferential transfer” or for other equitable considerations. In that event, the court could recover from us the interest and principal payments that the borrower made before becoming insolvent. There can be no assurance that we would be able to prevent such recapture.

•	A bankruptcy court may restructure the payment obligations under debt securities so as to reduce the amount to which we would be entitled.

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The court might discharge the amount of a loan we make that exceeds the value of the collateral securing the loan. The court could subordinate our rights to the rights of other creditors of the borrower under applicable law.

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Although our senior secured position under a senior loan provides some assurance that we would be able to recover some of our investment in the event of a borrower’s default, the collateral might be insufficient to cover the borrower’s debts. A bankruptcy court might find that the collateral securing the senior loan is invalid or require the borrower to use the collateral to pay other outstanding obligations. If the collateral consists of stock of the borrower or its subsidiaries, the stock may lose all of its value in the event of a bankruptcy, which would leave us exposed to greater potential loss.

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If a borrower defaults on a scheduled interest or principal payment on a debt obligation, we may experience a reduction of our income. In addition, the value of the debt investment would decline, which may, in turn, cause our value to decline.

Lender Liability. In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “Lender Liability”). Generally, Lender Liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Lender Liability claims generally arise in bankruptcy, but can also arise under state law claims. Lender Liability often involves claims of misconduct where a lender (a) intentionally takes an action that exacerbates the insolvency of a borrower or issuer or that results in the undercapitalization of a borrower or issuer to the detriment of other creditors of such borrower or issuer, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as a shareholder to dominate or control a borrower or issuer to the detriment of other creditors of such borrower or issuer. We could be subject to allegations of Lender Liability because of the nature of certain of our investments. There is also a risk that where Lender Liability is alleged, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors (a remedy called “Equitable Subordination”). We do not intend to engage in conduct that would give rise to a claim of Lender Liability or Equitable Subordination. However, as a BDC, we are obligated to offer managerial assistance to each of our portfolio companies. To the extent any of our portfolio companies elect to accept such offer to provide managerial assistance, that level of involvement with a portfolio company could strengthen a Lender Liability claim against us. Therefore, claims for Lender Liability or Equitable Subordination affecting our investments could arise as a result of any managerial assistance that we provide in order to fulfill our obligations as a BDC. Moreover, because of the nature of our investments, we may not always be the lead creditor, and security or other agents may act on behalf of the investors in a security owned by us. Therefore, claims for Lender Liability or Equitable Subordination affecting our investments could also arise without our direct managerial or other involvement.

Special Risks of Highly Leveraged or other Risky Portfolio Companies. We may invest in debt and equity securities of portfolio companies that are highly leveraged and whose debt securities would be considered well below investment grade. We may also invest in obligations of portfolio companies in connection with a restructuring under Chapter 11 of the U.S. Bankruptcy Code (i.e., a debtor in possession financing) if the obligations meet the credit standards of the Advisor. Debtor in possession financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow an entity to continue its business operations while reorganizing under Chapter 11. Such financings are senior liens on unencumbered security (i.e., security not subject to other creditor claims). These debt obligations tend to offer higher yields than investment grade securities to compensate investors for the higher risk, and are commonly referred to as “high risk securities” or, in the case of bonds, “junk bonds.” Similarly, we may also invest in obligations of portfolio companies in connection with rescue situation and Chapter 11 exit financings. Rescue situation financings may avoid a company’s need to resort to bankruptcy and provide the company with working capital it needs to continue uninterrupted operations. Chapter 11 exit financings allow a company to deleverage its balance sheet and to emerge from a Chapter 11 bankruptcy. Lending to highly leveraged or other risky borrowers is highly speculative. These investments may expose us to financial market risks, interest rate risks and credit risks that are significantly greater than the risks associated with other securities in which we may invest. An economic downturn or a period of rising interest rates, for example, could cause a decline in the prices of such securities. The prices of securities structured as zero-coupon or pay-in-kind securities may be more volatile than securities that pay interest periodically and in cash. In the event of a default by a portfolio company, we would experience a reduction of our income and could expect a decline in the fair value of the defaulted securities and may incur significant additional expenses to seek recovery.

Risk of Bridge Financing. If we make or invest in a bridge loan or interim financing for a portfolio company that intends to refinance all or a portion of that loan, there is a risk that the borrower will be unable to complete such refinancing successfully. Such failure could lead to the portfolio company having to pay interest at increasing rates along with additional fees and expenses, the result of which may reduce the value of the portfolio company.

Risk of Subordinated or Mezzanine Financing. Our investments in subordinated or mezzanine financing will generally be unsecured or, if secured, will be subordinated to the interests of the senior lender in the borrower’s capital structure. In the event of a bankruptcy or insolvency involving the borrower where there are insufficient assets to satisfy the obligations of the borrower to its senior lender, there may be no assets available to meet its obligations to the holders of its subordinated or mezzanine debt, including the Company.

Risks of Investing in Unitranche Loans. Unitranche loans provide leverage levels comparable to a combination of first lien and second lien or subordinated loans, and may rank junior to other debt instruments issued by the portfolio company. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a heightened risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. From the perspective of a lender, in addition to making a single loan, a unitranche loan may allow the lender to choose to participate in the “first out” tranche, which will generally receive priority with respect to payments of principal, interest and any other amounts due, or to choose to participate only in the “last out” tranche, which is generally paid only after the first out tranche is paid. We may participate in “first out” and “last out” tranches of unitranche loans and make single unitranche loans.

Risks Specific to Trade Receivables Securitizations. We intend to make investments in securitizations, including, but not limited to, trade receivables securitizations. Trade receivables securitizations may be subject to the risks of dilution, which will be a noncash reduction in the receivable balance for reasons other than default. Dilution risks may increase if product quality deteriorates or the value of future services and warranties becomes questionable. The risk of loss of funds held by the seller-servicer at the time of bankruptcy may also be heightened by the rapid payment rates associated with trade receivables. Our investment performance may be adversely impacted under such circumstances.

Risks of Technology Financing. We may invest in and/or otherwise provide financing to portfolio companies focused on enterprise software solutions, including but not limited to business process automation, data management systems, cloud based applications and technology-enabled businesses targeting the middle market. Such portfolio companies are frequently in growth stage, but with a well-established value proposition.

The value of a portfolio investment may decline if such a portfolio company is not able to evolve its technology, products, business concepts or services. Although portfolio companies will have defined value propositions and competitive moats at the time of our investment, technology related products and services are subject to attrition of subscription risk in the absence of continued innovation and product investments versus other industries. Thus, the ultimate success of these companies often depends on their ability to continually develop their product offerings in increasingly competitive markets. If they are unable to do so, our investment returns could be adversely affected.

Portfolio companies may be unable to acquire or develop successful new applications due to, among others, liquidity constraints, competition, inadequate personnel, the intellectual property they currently hold not remaining viable and limited access to suppliers or manufacturers of necessary components or products. Even if such portfolio companies are able to develop commercially viable products, the market for new products and services is highly competitive and rapidly changing. Neither we nor such portfolio companies will have any control over the pace of technology development.

The growth of certain technology sectors is impacted by new or changing regulatory matters, which may result in our portfolio investments in such sectors being subject to requirements that necessitate additional investments in products or render existing products as less commercially valuable. In addition, litigation regarding intellectual property rights is common in the sectors of the technology industry on which we intend to focus. Any of these factors could materially and adversely affect the operations of a portfolio company in this industry and, in turn, impair its ability to service its debt obligations to us.

Risks Associated with Delayed-Draw Facilities. We may make investments that require multiple fundings over time or are structured as “revolvers” or “delayed-draws.” These types of investments generally have funding obligations that extend over a period of time and that may extend beyond the investment period. In such circumstances, we may be required to reserve remaining Capital Commitments for future funding obligations and may be required to fund such obligations after the termination of the investment period. However, there can be no assurance that the reserved funds will ultimately be utilized for portfolio investments, which may result in us not fully deploying our committed capital. Moreover, borrowers with deteriorating creditworthiness may continue to satisfy their contractual conditions and therefore be eligible to draw unfunded amounts at times when we might prefer not to advance such amounts. In addition, the Advisor may have assumptions as to when a company with which we transact may draw on unfunded amounts when we enter into the commitment. If the borrower does not draw as expected, the commitment may not prove as attractive an investment as originally anticipated. Furthermore, any failure to advance requested funds to a borrower with which we transact could result in possible assertions of offsets against amounts previously funded.

Risks of Middle Market Loans. Borrowers under loans originated by us or in which we may invest may include privately owned small and mid-sized companies, which present a greater risk of loss than loans to larger companies. Compared to larger, publicly owned firms, these companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position, and may need more capital to expand or compete. These financial challenges may make it difficult for our borrowers to make scheduled payments of interest or principal on our loans. Accordingly, advances made to these types of borrowers entail higher risks than advances made to companies that are able to access traditional credit sources.

Risks of PIK and Private Credit Terms. A portfolio investment may have a contractual return that is not paid entirely in cash, but rather features a PIK element paid partially or wholly in-kind or as an accreting liquidation preference, in which case we will be forgoing a cash margin for an accrued interest amount rolled throughout the life of the loan. This may have the effect of lengthening the time before cash is received and increasing our risk exposure. While the Advisor seeks to achieve our targeted returns for any given portfolio investment, other factors, such as overall economic conditions, the competitive environment and the availability of potential purchasers of the securities, may shorten or lengthen our holding period, and some portfolio investments may take several additional years from the initial investment date to achieve a realization. In some cases, we may be prohibited by contract from selling certain securities for a period of time. If we are required to liquidate all or a portion of our portfolio positions quickly, then we may realize significantly less than the value at which we previously recorded those portfolio investments.

Non-U.S. Investment Risk. We may invest up to 30% of our gross assets in portfolio companies domiciled outside of the United States (assuming that the remaining 70% of our gross assets constitute “qualifying assets” (as defined in the 1940 Act and as described under “Item 1(c). Description of Business—Regulation as a Business Development Company—Qualifying Assets”)). Non-U.S. obligations have risks not typically involved in domestic investments. For example, non-U.S. obligations not denominated in U.S. dollars will cause our investment performance to vary based on changes in the applicable currency exchange rate. Moreover, even if we attempt to hedge the currency exchange risk, these hedges may be expensive and may not completely protect us in all circumstances. Non-U.S. investing can also result in higher transaction and operating costs for the

Company. Non-U.S. issuers may not be subject to the same accounting and disclosure requirements that U.S. issuers are subject to. The value of non-U.S. investments may be affected by exchange control regulations, expropriation or nationalization of a company’s assets, non-U.S. taxes, delays in settlement of transactions, changes in governmental economic or monetary policies in the United States or abroad, or other political and economic factors. We may have greater difficulty taking appropriate legal actions in non-U.S. courts. Non-U.S. countries may impose withholding taxes on income paid on the debt securities of issuers in those countries.

Risks of Using Derivative Instruments. The risks posed by derivative instruments can be extremely complex and difficult to evaluate, including (i) risks relating to our counterparties in such a transaction; (ii) imperfect correlation between movements in the currency, interest rate or other reference on which the derivative is based and movements in the assets of the underlying portfolio; and (iii) reduced ability to meet short-term obligations because of the percentage of our assets segregated to cover derivative obligations. In addition, by hedging a particular position, any potential gain from an increase in value of such position may be limited.

Under an applicable SEC rule, BDCs that use over a certain level of derivatives will be subject to a value-at-risk (“VaR”) leverage limit, a derivatives risk management program and testing requirements and requirements related to board reporting. These requirements will apply, unless a BDC qualifies as a “limited derivatives user,” as defined under the rule. Under the rule, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Collectively, these requirements may limit our ability to use derivatives and/or enter into certain other financial contracts.

Risks Related to Warehousing Transactions. We may enter into one or more warehousing transactions. We may not be able to consummate or realize the anticipated benefits from any such warehousing transaction. Under certain warehousing transactions, we may agree to purchase assets from a warehouse provider at prices based on cost plus adjustments designed to give such warehousing provider the economic benefits of accrued but unpaid interest and structuring fees and original issue discount, while such warehouse provider holds the assets. As a result, we generally will not receive any benefit of holding the investments in a warehouse until we have acquired such assets from such warehouse provider, and certain benefits of the acquisition of the assets (such as discounted purchase prices resulting from structuring fees or original issue discount), may have deteriorated by the time we acquire the assets.

Purchases of assets from a warehouse provider will be at prices determined under the warehousing transaction which may differ from the assets’ market prices at the time of such purchase. As a result, we may pay more or less than the current market value of such assets when we acquire them. Certain warehousing agreements may also provide us with options to purchase certain assets at fair market value at the time of purchase, although a warehouse provider could retain the option to reject any purchase offers from us and retain such assets.

Economic Interest of the Advisor and Sub-Advisor. Because the Advisor and Sub-Advisor will be compensated in part on a basis tied to our performance, the Advisor and Sub-Advisor may have an incentive to make investments that are risky or speculative.

Effect of Fees and Expenses on Returns. We will pay Management Fees and Incentive Fees to the Advisor, sourcing fees to PNCCM and, in the future, TCW (each, as applicable, the “Sourcing Party”), and generally will bear our other Company Expenses. Generally, other than the Incentive Fee, fees and expenses will be paid regardless of whether we produce positive investment returns. The fees and expenses will reduce the actual returns to Shareholders, the distributions we make to Shareholders, and the overall value of the Shareholders’ investment.

Retention of Proceeds. The Company may retain, in whole or in part, any proceeds attributable to portfolio investments and may use the amounts so retained to make investments, pay Company fees and expenses, repay Company borrowings, or fund reasonable reserves for future Company expenses or other obligations (including obligations to make indemnification advances and payments), provided, that, no part of such retained amounts will be used to make any investment for which the Advisor would not be permitted to draw down Capital Commitments. To the extent such retained amounts are reinvested in investments, a Shareholder will remain subject to investment and other risks associated with such investments.

Effect of Varying Terms of Classes of Shares. Although we have no current intention to do so, pursuant to the Declaration of Trust, we may issue Preferred Shares. If we issue Preferred Shares, there can be no assurance that such issuance would result in a higher yield or return to the holders of the Common Shares. The issuance of Preferred Shares would likely cause the NAV of the Common Shares to become more volatile. If the dividend rate on the Preferred Shares were to approach the net rate of return on our investment portfolio, the benefit of leverage to the holders of the Common Shares would be reduced. If the dividend rate on the Preferred Shares were to exceed the net rate of return on our portfolio, the leverage would result in a lower rate of return to the holders of the Common Shares than if we had not issued Preferred Shares. Any decline in the NAV of our investments would be borne entirely by the holders of the Common Shares. Therefore, if the fair value of our portfolio were to decline, the leverage would result in a greater decrease in NAV to the holders of the Common Shares than if we were not leveraged through the issuance of Preferred Shares.

Rights of Preferred Shareholders. Holders of any Preferred Shares that we might issue would have the right, voting separately as a single class, to elect two members of the board at all times. In addition, if dividends for Preferred Shares become two full years in arrears, the holders of those Preferred Shares would have the right to elect a majority of the board until such arrearage is completely eliminated. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of the Common Shares and Preferred Shares, both by the 1940 Act and by the terms of our debt financings (if any), might impair our ability to qualify as a RIC for federal income tax purposes. While we would intend to redeem the Preferred Shares to the extent necessary to enable us to distribute our income as required to qualify as a RIC, there can be no assurance that such actions could be effected in time to meet the tax requirements.

Regulations Governing our Operation as a BDC. We may issue debt securities or Preferred Shares and/or borrow money from banks or other financial institutions, which are collectively referred to herein as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act currently in force, we will be permitted, as a BDC, to issue senior securities in amounts such that our asset coverage ratio, as defined in the 1940 Act, equals at least 150% (or 200% if certain requirements under the 1940 Act are not met) of gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. Also, any amounts that we use to service our indebtedness would not be available for distributions to our Shareholders. Furthermore, as a result of issuing senior securities, we would also be exposed to typical risks associated with leverage, including an increased risk of loss.

If we issue Preferred Shares, the Preferred Shares would rank “senior” to the Common Shares in our capital structure, the Preferred Shareholders would have separate voting rights on certain matters and might have other rights, preferences, or privileges more favorable than those of the Shareholders.

We incur significant costs as a result of being registered under the 1934 Act. We incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The 1934 Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting, which requires significant resources and management oversight. We have implemented and may continue to implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We have incurred and expect to incur significant annual expenses related to these steps and trustees’ and officers’ liability insurance, trustee fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to the Administrator to compensate it for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses associated with being a public company.

The systems and resources necessary to comply with public company reporting requirements will increase further once we cease to be an “emerging growth company” under the JOBS Act. As long as we remain an emerging growth company we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

Borrowing Money. The use of leverage magnifies the potential for gain or loss on amounts invested and, therefore, increases the risks associated with investing in the Company. Subject to the borrowing limitation imposed on us by the 1940 Act, the Company and any wholly owned subsidiary of the Company may borrow from or issue senior debt securities to banks, insurance companies and other lenders in the future. Our lenders will have fixed dollar claims on our assets that are superior to the claims of the Shareholders, and we would expect such lenders to seek recovery against our assets in the event of a default. If the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Leverage is generally considered a speculative investment technique. Our ability to service any debt that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures.

As a BDC, we generally will be required to meet a coverage ratio of total assets to total borrowings and other senior securities, which will include all of our borrowings and any Preferred Shares that we may issue in the future, of at least 150% (or 200% if certain requirements under the 1940 Act are not met). If this ratio declines below 150% (or 200% if certain requirements under the 1940 Act are not met), we may not be able to incur additional debt, which could have a material adverse effect on our operations. The amount of leverage that we employ will depend on the Advisor’s assessment of market and other factors at the time of any proposed borrowing. There can be no assurance that we will be able to obtain credit at all or on terms acceptable to us.

In addition, any debt facility into which we may enter would likely impose financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments or to make the distributions required to maintain our status as a RIC under Subchapter M of the Code. In particular, it is anticipated that the credit facility would contain certain financial covenants, which may include requiring us to maintain a minimum amount of equity supporting the credit facility or comply with certain collateral quality and coverage tests.

Obligations of Shareholders Relating to Credit Facilities. We intend to enter into one or more credit facilities or other borrowings, either directly or through one or more subsidiaries. However, there can be no assurance that we will be able to close a credit facility or obtain other financing.

Further, if our borrowing base under a credit facility or other borrowings were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or other borrowings or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

We may also be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition and could lead to cross defaults under other credit facilities and other borrowings. This could reduce our liquidity and cash flow and impair our ability to manage and grow our business.

Also, any security interests and/or negative covenants required by a credit facility or other borrowings we enter into may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. Any obligations to our creditors under our credit facilities or other borrowings may be secured by a pledge of and a security interest in some or all of our assets, including our portfolio of investments and cash. If we default, we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

As part of certain credit facilities or other borrowings, the right to make capital calls of Shareholders may be pledged as collateral, which will allow our creditors to call for capital contributions upon the occurrence of an event of default. To the extent such an event of default does occur, Shareholders could therefore be required to fund any shortfall up to their remaining Capital Commitments, without regard to the underlying value of their investment.

Failure to Qualify as a RIC. We will be subject to corporate-level income tax if we are unable to qualify as a RIC under Subchapter M of the Code. To qualify as a RIC under Subchapter M of the Code, we must meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if we distribute the sum of at least 90% of our net ordinary income, net short-term capital gains in excess of net long-term capital losses, if any, and 90% of its net tax-exempt interest (if any) to the Shareholders on an annual basis. Because we intend to incur debt, we will be subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to qualify as a RIC. If we are unable to obtain cash from other sources, we may fail to qualify as a RIC and, thus, may be subject to corporate-level income tax. To qualify as a RIC, we must also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in the Company having to dispose of certain investments quickly in order to qualify as a RIC, or to prevent the loss of such qualification after becoming a RIC. Because most of our investments will be in private or thinly traded public companies, any such dispositions may be made at disadvantageous prices and may result in substantial losses. While we generally will not lose our status as a RIC as long as we do not acquire any non-qualifying securities or other property, under certain circumstances we may be deemed to have made an acquisition of non-qualifying securities or other property. If we fail to qualify as a RIC for any reason and become subject to corporate income tax, the resulting corporate income taxes could substantially reduce our net assets, the amount of income available for distributions to the Shareholders and the amount of funds available for new investments. Such a failure would have a material adverse effect on us and the Shareholders. See “Item 1(c). Description of Business— Certain U.S. Federal Income Tax Consequences—Taxation as a Regulated Investment Company.”

Withholding Risk for Foreign Investors. U.S. withholding tax rules require 30% withholding on distributions to Non-U.S. Holders unless there is certainty that such distributions are not subject to such withholding. The Company may make distributions at times of the year when there is uncertainty as to whether the amounts distributed are subject to such withholding. Accordingly, such distributions to Non-U.S. Holders may be subject to overwithholding by the Company (or its withholding agent) and Non-U.S. Holders may be required to file a return with the Internal Revenue Service in order to receive a refund of such overwithheld amounts. Non-U.S. Holders should see the discussion under the heading “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Consequences—Taxation of Non-U.S. Holders.”

Risks may arise in connection with the rules under ERISA related to investment by ERISA Plans. We will use reasonable efforts to conduct our affairs so that our assets will not be deemed to be “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In this regard, we may be operated as an annual “venture capital operating company,” under the ERISA rules in order to avoid our assets being treated as “plan assets” for purposes of ERISA. Accordingly, there may be constraints on our ability to make or dispose of investments at optimal times (or to make certain investments at all).

Recourse to Our Assets. Our assets, including any investments made by us and any capital held by us, are available to satisfy all our liabilities and other obligations. If we become subject to a liability, parties seeking to have the liability satisfied may have recourse to our assets generally and not be limited to any particular asset, even in the circumstance where a specific investment gave rise to the liability.

Need for Follow-On Investments. We may be called upon to provide follow-on funding or additional loans for, or have the opportunity to increase our investment in, our portfolio companies. There can be no assurance that we will be able to make or arrange for follow-on investments or loans or that we will have sufficient funds to do so. Any decision not to make follow-on investments or loans or the inability to make them may have a substantial negative impact on a portfolio company in need of funds or may diminish our proportionate ownership in such entity and thus our ability to influence the entity’s future conduct. The inability to make follow-on investments or loans may also impede, diminish or reduce the number of attractive investments made available to us.

Litigation Risks. We will be subject to a variety of litigation risks, particularly if one or more of our portfolio companies face financial or other difficulties. Legal disputes, involving any or all of the Company, the Advisor, the Sub-Advisor or their affiliates, may arise from our activities and investments and could have a significant adverse effect on us.

A Shareholder’s Ownership Percentage Interest in Us Will Be Diluted If We Issue Additional Shares. Shareholders do not have preemptive rights to any Common Shares we may issue in the future. We will, at a future date, and in accordance with the process described below, to issue additional Common Shares at or below the NAV per Common Share. To the extent we issue additional Common Shares, a Shareholder’s ownership percentage interest in us may be diluted. In addition, if such Common Shares are issued below NAV, existing Shareholders may also experience dilution in the book value and fair value of their Common Shares.

We are generally not able to issue and sell our Common Shares at a price below NAV. We may, however, sell our Common Shares, or warrants, options or rights to acquire our Common Shares, at a price below the then-current NAV of our common shares (i) with the consent of a majority of our Shareholders (and a majority of our Shareholders who are not affiliates of ours) and (ii) if, among other things, a majority of our Independent Trustees and a majority of our Trustees who have no financial interest in the transaction determine that a sale is in the best interests of us and our Shareholders.

We may, in our sole discretion, permit one or more investors to make additional Capital Commitments (“Subsequent Commitments”) after the date the first Subscription Agreements are accepted by us. New investors that make a Subsequent Commitment, or existing Shareholders that increase their Capital Commitment prior to the time at which the share repurchase program commences (each, an “Additional Shareholder”) will be required to make subsequent purchases of Common Shares (each, a “Catch-up Purchase”) on a date (or dates) (each such date, the “Catch-up Date”) to be determined by us. The aggregate amount of the Catch-up Purchase (the “Catch-up Purchase Amount”) will be equal to an amount necessary to ensure that, upon payment of the Catch-up Purchase Amount, such Additional Shareholder will have contributed the same percentage of its Capital Commitment to us as all Shareholders whose subscriptions were previously accepted. Catch-up Purchases will be made at a per share price equal to the net asset value per share of the Common Shares as of the close of the last calendar quarter preceding the date of the Catch-up Purchase, subject to per share price adjustments and further adjusted, as described in the Subscription Agreement, to appropriately reflect such Additional Shareholder’s pro rata portion of our initial organizational expenses. For the avoidance of doubt, we currently intend to call all capital prior to the commencement of the share repurchase program. Subsequent Commitments, beginning on the first business day of the calendar quarter immediately following the satisfaction of the Drawdown Condition, will be fully funded by investors. To accommodate the legal, tax, regulatory or fiscal concerns of certain prospective investors, we may determine to allow certain investors to fully fund their Capital Commitment at one point in time, in lieu of sequential drawdowns of the Capital Commitment.

Consequences of Failure to Pay Commitment in Full. If a Shareholder fails to pay any installment of its Capital Commitment, other Shareholders who have an outstanding Capital Commitment may be required to fund their respective Capital Commitments sooner than they otherwise would have absent such a default. In addition, if funding of Capital Commitments by other Shareholders and our borrowings are inadequate to cover defaulted Capital Commitments, we may be unable to pay our obligations when due or be subjected to penalties or may otherwise suffer adverse consequences that could materially adversely affect the returns to the Shareholders (including non-defaulting Shareholders). If a Shareholder defaults, there is no guarantee that we will recover the full amount of the defaulted Capital Commitment, and such defaulting Shareholder may lose all or a portion of its economic interest in us, as described under “Item 11. Description of Registrant’s Securities to be Registered—Default Provisions.”

Limited Liability of the Advisor and the Sub-Advisor. To the extent permissible by law, neither the Advisor nor the Sub-Advisor will be liable, responsible or accountable in damages or otherwise to us or to any Shareholder for any breach of duty to us or the Shareholders or for any act or failure to act pursuant to the Investment Advisory Agreement, Sub-Advisory Agreement or otherwise, except in certain limited circumstances provided by the 1940 Act and as set forth in the Investment Advisory Agreement or Sub-Advisory Agreement. In general, we will be required to indemnify the Advisors (and other related and/or affiliated parties) for certain losses arising out of its activities on behalf of us. Such obligations could reduce significantly the returns to the Shareholders.

Conflicts of Interest. Conflicts of interest may exist from time to time between the Advisor or the Sub-Advisor and certain of its affiliates involved with us. See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Relationship with the Advisor and Potential Conflicts of Interest.”

Inability to Take Advantage of Investment Opportunities with Affiliated Funds or Investors. The 1940 Act limits our ability to engage in transactions with affiliated funds and investors. For example, we are prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our Independent Trustees and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act, and we are generally prohibited from buying or selling any security from or to such affiliate, absent the prior approval of the Independent Trustees. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include co-investments in the same portfolio company, without prior approval of the Independent Trustees and, in some cases, of the SEC. Although the Company may be able to benefit from exemptive relief if obtained from the SEC by the Advisors and other funds advised by the Advisors to engage in certain “joint” transactions, the relief, if obtained, is limited and subject to certain conditions. We are prohibited from buying or selling any security from or to any person who owns more than 25% of our voting securities or controls us (such as the Advisors) or certain of that person’s affiliates (such as other investment funds managed by the Advisors), or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. As a result of these restrictions, we may be prohibited from buying or selling any security (other than any security of which we are the issuer) from or to any portfolio company of a fund managed by the Advisors or their affiliates without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us. If relief is obtained, in situations where we cannot co-invest with other investment funds managed by the Advisors due to the restrictions contained in the 1940 Act, the investment policies and procedures of the Advisor generally require that such opportunities be offered to us and such other investment funds consistent with the Advisor’s allocation policy. Therefore, there can be no assurance that we will be able to participate in all investment opportunities identified by the Advisors that are suitable for us. See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Relationship with the Advisor and Potential Conflicts of Interest.”

Effect of BDC and RIC Rules on Investment Strategy. Our having to comply with the various rules necessary to remain qualified as a BDC and a RIC could adversely impact the implementation of our investment strategy and thus reduce returns to investors. For example, the diversification requirements imposed by the RIC rules could, in certain situations, preclude us from making certain investments.

No Registration; Limited Transferability of Common Shares. The Common Shares are being offered without registration under the Securities Act or any other laws of applicable jurisdictions. All dispositions and transfers of the Common Shares shall be made pursuant to an effective registration statement or in accordance with an exemption from registration contained in the Securities Act. Shareholders will not be permitted to transfer their Common Shares unless (i) we and, if required by our lending arrangements, our lenders give consent and (ii) the Transfer is made in accordance with applicable securities laws. Furthermore, the transferability of the Common Shares may be subject to certain restrictions contained in the Subscription Agreement and the Declaration of Trust and may be affected by restrictions on resale imposed under U.S. federal, U.S. state or another jurisdiction’s securities laws. Withdrawal from an investment in the Common Shares will not generally be permitted. In light of the restrictions imposed on any such transfer and in light of the limitations imposed on a Shareholder’s ability to withdraw all or part of its investment in Common Shares, an investment in the Common Shares should be viewed as illiquid and subject to high risk.

Our shares are not listed on an exchange or quoted through a quotation system and we do not currently intend to seek such listing or quotation. We may, but are not required to, offer to repurchase shares of Common Shares on a quarterly basis after the end of the first full calendar quarter after the Drawdown Condition has been satisfied. As a result, Shareholders will have limited liquidity and may not be able to sell shares promptly, in desired quantities or at desired prices.

Our shares are illiquid investments for which there is not a secondary market nor is it expected that any such secondary market will develop in the future. We also do not intend to list our Common Shares on a national securities exchange. Our Common Shares are not registered under the 1933 Act, or any state securities law and will be restricted as to transfer by law and the terms of our Declaration of Trust and Subscription Agreement. Shareholders generally may not sell, assign or transfer their shares without the prior written consent of the Advisor, which the Advisor may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, Shareholders are not entitled to redeem their shares of our Common Shares. Shareholders must be prepared to bear the economic risk of an investment in us for an indefinite period of time.

We anticipate that liquidity for a Shareholder’s shares of Common Shares will be limited to participation in a share repurchase program, which we may commence at the end of the first full calendar quarter after the Drawdown Condition has been satisfied. Our Board of Trustees may not approve share repurchases, and any approval is in the Board’s discretion. We cannot assure prospective investors when we will undertake or that we will undertake the share repurchase program. If we undertake the share repurchase program, we cannot assure prospective investors of the share price at which such share repurchase would be consummated. We do not know at this time what circumstances will exist in the future and therefore we do not know what factors the Board of Trustees will consider in determining whether to initiate the share repurchase program. We will notify Shareholders of such developments: (i) in our quarterly reports or (ii) by means of a separate mailing, accompanied by disclosure in a current or periodic report under the 1934 Act. In addition, under the share repurchase program, if implemented, we will have discretion to not repurchase shares, to suspend the program, and to cease repurchases.

The share repurchase program may not be for a sufficient number of shares of Common Shares to meet a Shareholder’s request for share repurchases and we have no obligation to maintain such program. In addition, in any repurchase offer, if the amount requested to be repurchased in any repurchase offer exceeds the repurchase offer amount (which we intend to limit to no more than 5% of Common Shares outstanding as of the close of the previous calendar quarter), repurchases of shares of Common Shares would generally be made on a pro rata basis (based on the number of such shares put to us for repurchases), not on a first-come, first-served basis. Further, we will have no obligation to repurchase our Common Shares if the repurchase would violate the restrictions on distributions under federal law or Delaware law or non-compliance with applicable covenants and restrictions under our financing arrangements and other regulatory restrictions. These limits may prevent us from accommodating all repurchase requests made in any quarter.

In addition, if we offer, and a Shareholder chooses to participate in, a share repurchase program, such Shareholder will be required to provide us with notice of intent to participate prior to knowing what the net asset value per share of our Common Shares will be on the repurchase date. Although we expect to offer a Shareholder the ability to withdraw a repurchase request prior to the repurchase date, to the extent a Shareholder seeks to sell shares to us as part of a share repurchase program, the Shareholder will be required to do so without knowledge of what the repurchase price of our Common Shares will be on the repurchase date. Any such repurchases will be at a purchase price equal to the net asset value per share of Common Shares as of the last calendar day of the applicable quarter. As a result, the price at which we repurchase Common Shares may be greater or less than the price at which you purchased Common Shares. As a result, the share repurchase program should not be relied upon as a method to sell shares promptly or at a desired price.

The price at which we may repurchase shares pursuant to the share repurchase program will be determined in accordance with our valuation procedures and, as a result, there may be uncertainty as to the value of our Common Shares. Since shares of our Common Shares are not publicly traded, and we do not intend to list our Common Shares on a national securities exchange, the fair value of our Common Shares may not be readily determinable. Any repurchase of shares of Common Shares pursuant to our share repurchase program will be at a purchase price equal to the net asset value per share of Common Shares as of the last calendar day of the applicable quarter, as determined in accordance with our valuation procedures. Inputs into the determination of fair value of our Common Shares require significant management judgment or estimation.

Tax Risks. Tax consequences to Shareholders from an investment in the Common Shares are complex. Potential Shareholders are strongly urged to review the discussion in “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Consequences.”

Changes in Applicable Law. We must comply with various legal requirements, including requirements imposed by United States and non-U.S. anti-money laundering laws, securities laws, commodities laws, tax laws and pension laws. Should any of those laws change over the life of the Company, the legal requirements to which we and the Advisor may be subject could differ materially from current requirements. In addition, if a Shareholder fails to comply with applicable anti-money laundering laws and similar laws, the Company may mandatorily repurchase such Shareholder’s Common Shares.

Terrorist Action. There is a risk of terrorist attacks on the United States and elsewhere causing significant loss of life and property damage and disruptions in global market. Economic and diplomatic sanctions may be in place or imposed on certain states and military action may be commenced. The impact of such events is unclear, but could have a material effect on general economic conditions and market liquidity.

General Risk Factors.

Dependence on Information Systems and Systems Failures. Our business is highly dependent on the communications and information systems of the Advisor, the Sub-Advisor, the Advisor and Sub-Advisor’s respective affiliates and third parties. Further, in the ordinary course of our business we, the Advisor or the Sub-Advisor may engage certain third-party service providers to provide us with services necessary for our business. Any failure or interruption of those systems or services, including as a result of the termination or suspension of an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics or other serious public health events;

•	events arising from local or larger scale political or social matters, including terrorist acts; and

•	cyber-attacks.

These events, in turn, could have a material adverse effect on our operating results.

Cyber Security Breaches and Identity Theft. Cyber security incidents and cyber-attacks have been occurring globally at more frequent and severe levels and are expected to continue to increase in frequency in the future. The information and technology systems of the Company, its portfolio investments and their service providers may be vulnerable to damage or interruption, including, without limitation, from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors or malfeasance by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes, earthquakes or terrorist incidents. If unauthorized parties gain access to such information and technology systems, or if personnel abuse or misuse their access privileges, they may be able to steal, publish, delete or modify private and sensitive information. Although the Advisor has implemented, and portfolio investments and service providers may implement, various measures to manage risks relating to these types of events, such measures may be inadequate and, if compromised, information and technology systems could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Even with sophisticated prevention and detection systems, breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified in a timely manner or at all, potentially resulting in further harm and precluding appropriate remediation. TCW, PNC, the Company, Other Clients and/or any Portfolio Investment may have to make significant investments to fix or replace information and technology systems. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the operations of TCW, PNC, the Company, any Portfolio Investment, and/or their service providers and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to Shareholders (and their beneficial owners) and the intellectual property and trade secrets of TCW, PNC, the Company, and/or portfolio investments. Such a failure could harm the reputation of TCW, PNC, the Company and/or a Portfolio Investment, subject any such entity and their respective affiliates to legal claims and adverse publicity, and otherwise affect their business and financial performance. When such issues are present with regard to the issuer of securities in which the Company invests, the Company’s Portfolio Investment in those securities may lose value.

Cybersecurity Risk and Cyber Incidents. Our business depends on the communications and information systems of our Advisor, our Sub-Advisor and their affiliates, our portfolio companies and third-party service providers. These systems are subject to potential cybersecurity attacks and incidents, including through adverse events that threaten the confidentiality, integrity or availability of our information resources. Cyber hacking could also cause significant disruption and harm to the companies in which we invest. Additionally, digital and network technologies (collectively, “cyber networks”) might be at risk of cyberattacks that could potentially seek unauthorized access to digital systems for purposes such as misappropriating sensitive information, corrupting data or causing operational disruption. Cyberattacks might potentially be carried out by persons using techniques that could range from efforts to electronically circumvent network security or overwhelm websites to intelligence gathering and social engineering functions aimed at obtaining information necessary to gain access. These attacks could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption and result in disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships, any of which could, in turn, have a material adverse effect on our operating results and negatively affect the value of our securities and our ability to pay distributions to our Shareholders.

As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those provided by the Advisor, Sub-Advisor and third-party service providers. In addition, we, the Advisor and the Sub-Advisor currently or in the future are expected to routinely transmit and receive confidential and proprietary information by email and other electronic means. We, the Advisor and the Sub-Advisor may not be able to ensure secure capabilities with all of our clients, vendors, service providers, counterparties and other third parties to protect the confidentiality of the information.

In addition, we, the Advisor, the Sub-Advisor and many of our third-party service providers currently have work from home policies. Such a policy of remote working could strain our technology resources and introduce operational risks, including heightened cybersecurity risks and other risks described above. Remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts. There is no assurance that any efforts to mitigate cybersecurity risks undertaken by us, our Advisor or our Sub-Advisor will be effective. Network, system, application and data breaches as a result of cybersecurity risks or cyber incidents could result in operational disruptions or information misappropriation that could have a material adverse effect on our business, results of operations and financial condition of us and of our portfolio companies.

Risks Associated with Artificial Intelligence. Recent technological advances in artificial intelligence, including machine learning technology (“Machine Learning Technology”), pose risks to us and our portfolio companies. We and our portfolio companies could be exposed to the risks of Machine Learning Technology if third-party service providers or any counterparties use Machine Learning Technology in their business activities. We, the Advisor and the Sub-Advisor are not in a position to control the use of Machine Learning Technology in third-party products or services. Use of Machine Learning Technology could include the input of confidential information in contravention of applicable policies, contractual or other obligations or restrictions, resulting in such confidential information becoming partly accessible by other third-party Machine Learning Technology applications and users. Machine Learning Technology and its applications continue to develop rapidly, and we cannot predict the risks that may arise from such developments.

Machine Learning Technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that Machine Learning Technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of Machine Learning Technology. To the extent we or our portfolio companies are exposed to the risks of Machine Learning Technology use, any such inaccuracies or errors could adversely impact us or our portfolio companies.

Political, Social and Economic Uncertainty Risk. Social, political, economic and other conditions and events (such as natural disasters, epidemics and pandemics, terrorism, conflicts and social unrest) will occur that create uncertainty and have significant impacts on issuers, industries, governments and other systems, including the financial markets, to which companies and their investments are exposed. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets, including in established markets such as the U.S. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat.

Uncertainty can result in or coincide with, among other things: increased volatility in the financial markets for securities, derivatives, loans, credit and currency; a decrease in the reliability of market prices and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; changes to governmental regulation and supervision of the loan, securities, derivatives and currency markets and market participants and decreased or revised monitoring of such markets by governments or self-regulatory organizations and reduced enforcement of regulations; limitations on the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; the significant loss of liquidity and the inability to purchase, sell and otherwise fund investments or settle transactions (including, but not limited to, a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high, rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.

We will also be negatively affected if the operations and effectiveness of us or a portfolio company (or any of the key personnel or service providers of the foregoing) is compromised or if necessary or beneficial systems and processes are disrupted.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

We were formed on October 14, 2024 as a limited partnership under the laws of the State of Delaware. We intend to complete our Conversion prior to commencement of operations. In connection with the Conversion, we also intend to change our name to TCW Steel City Senior Lending BDC.

We are an externally managed, non-diversified, closed-end management investment company that intends to elect to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. As a BDC and a RIC, we will be required to comply with certain regulatory requirements, such as the requirement to invest at least 70% of our assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our taxable income and tax-exempt interest. See “Item 1(c). Description of Business—Regulation as a Business Development Company” and “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Consequences—Regulated Investment Company Classification.”

We are a senior direct lending investment company that will seek to generate attractive risk-adjusted returns primarily through direct investments in senior secured loans to middle market companies or other issuers. Together with TCW Steel City Unlevered Private Fund LP, a related limited partnership, the Company is part of the TCW Steel City Platform, a newly formed strategy launched by the TCW Group and PNC to provide middle market lending solutions leveraging the unique strengths of both organizations to create a differentiated platform in private credit. We will be advised by TCW PT Management Company LLC and will be sub-advised by PNC Steel City Advisors, LLC. Our investment program will be primarily focused on investing in senior secured debt obligations. We currently expect to focus on portfolio companies in a variety of industries and will consider financings for many different purposes, including acquisitions, growth opportunities, liquidity needs, refinancings and recapitalizations. The issuers in which we intend to invest will be leveraged, and, in most cases, these investments will not be rated by any rating agency. If these investments were rated, we believe that they would likely receive a rating from a nationally recognized statistical rating organization of below investment grade. Exposure to below investment grade securities involves certain risks, and those securities are viewed as speculative with respect to the issuer’s capacity to pay interest and repay principal.

Prior to the Conversion, we conducted private offerings of our limited partnership interests to investors on the Initial Closing Date and on April 8, 2025 in reliance on exemptions from the registration requirements of the Securities Act, and following the Conversion we expect to conduct private offerings of our Common Shares. At the closing of any private offering, each investor has and will make a Capital Commitment to purchase Common Shares pursuant to a subscription agreement entered into with us. Investors will be required to fund drawdowns to purchase Common Shares up to the amount of their respective Capital Commitments each time we deliver a notice to the investors. See “Item 1(c). Description of Business—The Private Offering—Initial and Subsequent Closings.”

We are initially offering one class of our Common Shares – the Class I Shares – and may offer additional classes of our Common Shares in the future. We and the Advisor may apply for the Multi-Class Exemptive Relief from the SEC that, if applied for and granted, would permit us to issue multiple classes of shares of our Common Shares with varying sales loads, contingent deferred sales charges, and/or asset-based service and/or distribution fees. There is no assurance, however, that the relief would be granted.

Revenues

We plan to generate revenues in the form of interest income and capital appreciation by providing private capital to middle market companies operating in a broad range of industries primarily in the United States. The historical investment philosophy, strategy and approach of the Private Credit Group has not involved the use of payment-in-kind (“PIK”) interest, which represents contractual interest accrued and added to the loan balance that generally becomes due at maturity, or similar arrangements. Although we do not currently expect the Private Credit Group to originate investments for us with PIK interest features, from time to time we may make investments that contain such features or that subsequently incorporate such features after origination. In addition, the Sub-Advisor may originate investments for us that involve the use of PIK interest features. Our highly negotiated private investments may include senior secured loans, unsecured senior loans, subordinated and mezzanine loans, convertible securities, notes and other non-convertible debt securities, equity securities, and equity-linked securities such as options and warrants. However, our investment bias will be towards adjustable-rate, senior secured loans. We do not anticipate a secondary market developing for our private investments.

Expenses

We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided through the Administration Agreement and the Investment Advisory Agreement.

We, and indirectly our Shareholders, will bear all costs, expenses and liabilities, other than Advisor Expenses or Sub-Advisor Expenses (each as defined below) (which shall be borne by the Advisor and Sub-Advisor, respectively), in connection with our operations, administration and transactions or prospective transactions (“Company Expenses”), including, without limitation: (a) organizational expenses and expenses associated with the issuance of the Common Shares; (b) expenses of calculating our net asset value (including the cost and expenses of any independent valuation firm); (c) fees payable to third parties, including agents, consultants, attorneys or other advisors, relating to, or associated with, evaluating and making investments; (d) expenses incurred by the Advisor or the Administrator payable to third parties, including agents, consultants, attorneys or other advisors, relating to or associated with monitoring our financial and legal affairs, providing administrative services, monitoring or administering our investments and performing due diligence reviews of prospective investments and the corresponding portfolio companies (including expenses of senior advisors, industry experts, operating partners, and other similar professionals; provided, that only the allocable portion of the total fees, costs and expenses associated with such personnel attributable to their work relating to us will be treated as a Company Expense); (e) costs associated with our reporting and compliance obligations under the 1940 Act, the 1934 Act and other applicable federal or state securities laws; (f) fees and expenses incurred in connection with debt incurred to finance our investments or operations, and payment of interest and repayment of principal on such debt; (g) expenses related to sales and purchases of Common Shares and other securities; (h) Management Fees, Incentive Fees and sourcing fees; (i) administrator fees and expenses payable under the Administration Agreement including payments based upon our allocable portion of the Administrator’s overhead in performing its obligations, including the allocable portion of the cost of our chief compliance officer, chief legal officer and chief financial officer and their respective staff; (j) transfer agent, sub-administrator and custodial fees; (k) expenses relating to the issue, repurchase and transfer of Common Shares to the extent not borne by the relevant transferring Shareholders and/or assignees; (l) federal and state registration fees; (m) federal, state and local taxes or other governmental charges assessed against us; (n) independent trustees’ fees and expenses and the costs associated with convening a meeting of our Board of Trustees or any committee thereof; (o) fees and expenses and the costs associated with convening a meeting of the Shareholders or holders of any Preferred Shares, as well as the compensation of an investor relations professional responsible for the coordination and administration of the foregoing; (p) costs of any reports, proxy statements or other notices to Shareholders, including printing and mailing costs; (q) costs and expenses related to the preparation of our financial statements and tax returns; (r) our allocable portion of the fidelity bond, trustees and officers/errors and omissions liability insurance, and any other insurance premiums; (s) direct costs and expenses of administration, including printing, mailing, long distance telephone, and copying; (t) independent auditors and outside legal costs, including legal costs associated with any requests for exemptive relief, “no-action” positions or other guidance sought from a regulator, pertaining to us; (u) compensation of other third party professionals to the extent they are devoted to preparing our financial statements or tax returns or providing similar “back office” financial services to us; (v) Advisor costs and expenses (excluding travel) in connection with identifying and investigating investment opportunities for us, monitoring our investments and disposing of any such investments; (w) portfolio risk management costs; (x) commissions or brokerage fees or similar charges incurred in connection with the purchase or sale of securities (including merger fees); (y) costs and expenses attributable to normal and extraordinary investment banking, commercial banking, accounting, auditing, appraisal, valuation, administrative agent activities, custodial and registration services provided to us, including in each case services with respect to the proposed purchase or sale of securities by us that are not reimbursed by the issuer of such securities or others (whether or not such purchase or sale is consummated); (z) costs of amending, restating or modifying the organizational documents or Investment Advisory Agreement or related documents of us or related entities; (aa) fees, costs, and expenses incurred in connection with our termination, liquidation or dissolution or related entities; and (bb) all other properly and reasonably chargeable expenses incurred by the Company or the Administrator in connection with administering our business.

“Advisor Expenses” means overhead and operating and administrative expenses incurred by or on behalf of the Advisor or any of its affiliates, including us, in connection with maintaining and operating the Advisor’s office, including salaries and other compensation (including compensation due to its officers), rent, routine office equipment expense and liability and insurance premiums

(other than (i) those incurred in maintaining fidelity bonds and Indemnitee insurance policies and (ii) the allocable portion of the Administrator’s overhead in performing its obligations), in furtherance of providing investment management services for us. Advisor Expenses shall also include any expenses incurred by the Advisor or its affiliates in connection with the Advisor’s registration as an investment adviser under the Advisers Act, or with its compliance as a registered investment adviser thereunder.

“Sub-Advisor Expenses” means overhead and operating and administrative expenses incurred by or on behalf of the Sub-Advisor in furtherance of providing investment advisory services to us other than organizational expenses or the Company Expenses set forth above.

Financial Condition, Liquidity and Capital Resources

We expect to generate cash from (1) drawing down capital in respect of Shares, (2) cash flows from investments and operations and (3) borrowings from banks or other lenders. We will seek to enter into any bank debt, credit facility or other financing arrangements on at least customary market terms; however, we cannot assure you we will be able to do so.

Our primary use of cash will be for (1) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (2) the cost of operations (including expenses, the Management Fee, the Incentive Fee, and any indemnification obligations), (3) debt service of any borrowings, (4) cash distributions to the Shareholders and (5) any share repurchases that we may conduct in the future.

Quantitative and Qualitative Disclosures about Market Risk

We are subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith by the board of directors in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Valuation of Portfolio Securities.”

Item 3. Properties.

We maintain our principal executive office at 200 Clarendon Street, 51st Floor, Boston, Massachusetts 02116. We do not own any real estate. We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices in the same area.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

[On [•], 2025, [•] purchased [•] [Common Shares] for an aggregate purchase price of $[•], at a price of $[•] per share, as our initial capital. Further, on [•], [•], in connection with the Conversion, we issued [•] Common Shares. We have also entered into [a] subscription agreement[s] with [an] investor[s] for $[•] million in Capital Commitments, providing for the private placement of our Common Shares.]

As of [•], 2025, there were [•] Common Shares outstanding. [The following table sets forth information with respect to the expected beneficial ownership of our Common Shares as of the date of this Registration Statement, by:

•	each person known to us to be expected to beneficially own more than 5% of the outstanding Common Shares;

•	each of our trustees and executive officers; and

•	all of our trustees and executive officers as a group.][14]

Item 5. Trustees and Executive Officers.

Our business and affairs will be managed under the direction of our Board of Trustees. The majority of the members of our Board of Trustees will at all times consist of Independent Trustees.

Board of Trustees

Our Board of Trustees will have ultimate authority over our operations, but will delegate the authority to manage our assets to the Advisor. Pursuant to the Declaration of Trust, our Board of Trustees will initially consist of seven members.

Duties of Officers and Trustees

The Declaration of Trust provides that our business and affairs will be managed under the direction of our Board of Trustees, which will have the power to appoint our officers. On a regular basis, the Board of Trustees will primarily be responsible for the determination of the NAV of the Common Shares, with the option to delegate the determination of the NAV to any officer of the Company or any other person or persons.

Election of Trustees

The Declaration of Trust provides that the affirmative vote of the holders of a plurality of the outstanding Common Shares entitled to vote in the election of trustees cast at a meeting of Shareholders duly called and at which a quorum is present will be required to elect a trustee. To the extent required by the 1940 Act, at any time when there are outstanding Preferred Shares, the Preferred Shareholders shall have the right, as a class, to elect (i) two additional trustees to the board, but shall not elect or vote for the other trustees, and (ii) if and for so long as dividends on the Preferred Shares are unpaid in an amount equal to two full years of dividends on the Preferred Shares, a majority of the trustees.

[14]	NTD: To be provided by amendment.

Number of Trustees; Vacancies; Removal

The Declaration of Trust provides that the number of trustees will be set only by the Board of Trustees. The Declaration of Trust provides that a majority of a quorum of the entire Board of Trustees may at any time increase or decrease the number of trustees. However, the number of trustees may never be less than one or more than twelve unless the Declaration of Trust is amended in which case we may have more than twelve trustees but never less than one. The Declaration of Trust provides any and all vacancies on the Board of Trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is duly elected and qualifies, subject to any applicable requirements of the 1940 Act.

The Declaration of Trust provides that a trustee elected by the Shareholders may be removed only for cause, as defined therein, and then only by the affirmative vote of two-thirds of the remaining Trustees (provided that the aggregate number of Trustees after such removal shall not be less than two) or the holders of 66 2/3% of the then outstanding authorized Common Shares entitled to vote.

Committees of the Board of Trustees

Our Board of Trustees has two committees: an audit committee (“Audit Committee”) and a special transactions committee (“Special Transactions Committee”).

Our Board of Trustees also has the authority to form additional committees of the Board of Trustees from time to time to the extent that it determines that it is appropriate to do so.

Audit Committee

The Audit Committee operates pursuant to a charter that will be approved by the Board of Trustees. The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefor), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting, as well as establishing guidelines and making recommendations to our Board of Trustees regarding the valuation of our assets for which market quotations are not readily available. The members of the Audit Committee are David R. Adler, Saverio M. Flemma, Sheila A. Finnerty, R. David Kelly and Andrew W. Tarica each of whom is an Independent Trustee. Saverio M. Flemma serves as the chairman of the Audit Committee, and has been designated by our Board of Trustees as an “Audit Committee financial expert” under the rules of the SEC.

Special Transactions Committee

The Special Transactions Committee is comprised of David R. Adler, Saverio M. Flemma, Sheila A. Finnerty, R. David Kelly and Andrew W. Tarica, each of whom is considered an independent trustee of the Company.

The Special Transactions Committee will be responsible for reviewing and making certain findings in respect of co-investment transactions under the conditions of the exemptive relief that the Advisor has filed to obtain from the SEC as well as certain other matters pertaining to actual or potential conflicts of interest.

Trustees

Information regarding each person who is a member of our Board of Trustees is as follows:

Name	Age	Position(s)	Trustee Since
Independent Trustees
David R. Adler	60	Trustee	2025
Sheila A. Finnerty	59	Trustee	2025
Saverio M. Flemma	62	Trustee	2025
R. David Kelly	61	Lead Trustee	2025
Andrew W. Tarica	66	Trustee	2025

Name	Age	Position(s)	Trustee Since
Interested Trustees
Richard T. Miller	62	President, Trustee	2025
David Wang	48	Chief Operating Officer, Trustee	2025

Executive Officers Who Are Not Trustees

Information regarding each person who is an executive officer of the Company but who is not a trustee is as follows:

Name	Age	Position(s)
Andrew Kim	46	Chief Financial Officer and Treasurer
Christopher D. Marzullo	57	Chief Compliance Officer
Joseph Magpayo	60	Secretary

Biographical Information

Independent Trustees

David R. Adler is Chief Executive Officer of Adler Asset Management, LLC, a registered investment adviser. He also spent over 24 years in Investment Banking at BofA Merrill Lynch in the Financial Institutions Investment Banking Group and at J.P. Morgan Securities Inc. in the Mergers & Acquisitions Group. Mr. Adler received an M.B.A. in Finance from the University of Chicago Graduate School of Business and a B.A. in Economics from the University of Chicago.

Sheila A. Finnerty served as an Executive Managing Director at Liberty Mutual Insurance, a Fortune 100 Company, until her retirement. She has 34 years of experience and is widely respected as a successful investor and strong partner both in the financial markets and in business strategy. As an investor at both Liberty Mutual Investments and Morgan Stanley Investment Management, Ms. Finnerty successfully managed leveraged finance and alternative credit portfolios as well as being an active member of the internal Investment Committee and the leadership teams that oversaw asset allocation and strategy for these businesses. Prior to joining Liberty Mutual, Ms. Finnerty held several roles at Morgan Stanley Investment Management (MSIM) including Managing Director as Global Head of High Yield Investments as well as Head of Leveraged Loan Investments. Ms. Finnerty serves as an Independent Board Member for Vista Credit Partners. She is a member of the Board of Trustees of Manhattanville College and serves on the Philanthropy Committee of the May Institute. Ms. Finnerty is a strong proponent of diversity and inclusion initiatives and is a founding member of Women in Alternative Debt. Ms. Finnerty is a 1988 graduate of The New York University Stern School of Business and a 1986 graduate of Manhattanville College. She is a Charterholder of the CFA Institute.

Saverio M. Flemma is the founder and President of SF Advisors LLC, a financial advisory firm. He advises companies and business owners on capital structure and financing-related issues as well as company sales. Prior to SF Advisors, Mr. Flemma was a Senior Banker at Drexel Hamilton, LLC, an investment banking and securities brokerage firm. Mr. Flemma joined Drexel Hamilton in 2016 and was responsible for advising on mergers and acquisitions and capital raising transactions. Previously, Mr. Flemma served as a Managing Director in Investment Banking at Deutsche Bank Securities, Chase Securities and Banc of America Securities. Mr. Flemma earned a B.A. in Economics from Rollins College.

R. David Kelly has investment experience serving both public companies and private companies in the financial advisory, real estate development and operating company sectors. Mr. Kelly has served as the Chief Executive Officer and Chairman of the board of directors of Croesus and Company, a real estate investment and advisory firm, since 2014. Mr. Kelly is the managing partner of StraightLine Realty Partners, LLC, an alternative investment platform with investments in real estate financial services and venture capital, which he founded in 2010. Mr. Kelly serves as Lead Director on the Board of Directors of TCW Direct Lending Funds VII and VIII. He also serves as Lead Director on the Board of Directors of Invesco’s INREIT and is an at large director of Ashton Woods Homes. He also serves as an Independent Direct of Acadia Healthcare. Mr. Kelly serves on the Governing Body of the Children’s Medical Center of Dallas, serving on the Finance Operating and Investment Committees. Mr. Kelly served as Chairman of the Teacher’s Retirement System of Texas from 2007 to 2017. He also served as Chairman of the Texas Public Finance Authority from 2002 to 2006 as a gubernatorial appointee. Mr. Kelly earned a B.A. in Economics from Harvard University and an M.B.A. from Stanford University.

Andrew W. Tarica is the founder and CEO of Meadowbrook Capital Management (“MCM”), a fixed income credit asset management business he founded in 2001. Prior to founding MCM, he was the global head of the high grade corporate bond department at Donaldson, Lufkin & Jenrette from 1992 to 1999. From 1990 to 1992 he ran the investment grade sales and trading department at Kidder Peabody. He began his career at Drexel Burnham in 1983 in the investment grade trading area, where he eventually became the head of trading. He is a member of the Board of Directors of TCW Funds, Inc., TCW Strategic Income Fund, TCW Direct Lending VII, LLC, TCW Direct Lending VIII, LLC, TCW Star Direct Lending LLC and TCW Spirit Direct Lending LLC and Chairman of the TCW/MetWest Mutual Funds board. Mr. Tarica is a graduate of Northeastern University.

Interested Trustees

Richard T. Miller serves as Group Managing Director, Chief Investment Officer, and Chairman of the Investment Committee of the TCW Private Credit Group. Mr. Miller joined TCW in 2013 with the acquisition of the Special Situations Funds Group from Regiment Capital Advisors, LP which he led since the group’s inception in 2001. Mr. Miller has over 30 years of experience in the capital markets and previously was ranked on the Institutional Investor “All American High Yield Research Team” for six consecutive years, focusing primarily on the Metals and Mining sector. Prior to his involvement in high yield research, he was at Chase Manhattan Bank in the Mergers & Acquisitions Group. He then moved on to become a Managing Director with the High Yield Group. Subsequently, he became the Head of High Yield Research at BankBoston Securities and in 1999, Mr. Miller joined UBS as a Managing Director and Head of the Global High Yield Research Group. Mr. Miller currently serves as an ex officio Trustee of the University of Rochester Endowment and is a Board Member of the Nativity Preparatory School and a former Board Member of the Dexter Southfield School. Mr. Miller received his BS from Syracuse University and his MBA from the University of Rochester.

Christopher D. Marzullo is the Interim Global Chief Compliance Officer for TCW. In this role, he is responsible for directing and managing all compliance affairs for TCW globally. Prior to joining TCW in July 2025, Mr. Marzullo served as the General Counsel and Chief Compliance Officer at Brandywine Global Investment Management where he was responsible for overseeing and managing all legal and compliance matters globally for the past 17 years. Before joining Brandywine Global, he was Associate General Counsel with Legg Mason, responsible for providing legal and compliance advice to Legg Mason’s various investment advisor subsidiaries. Mr. Marzullo began his career as a trial attorney in Baltimore. Mr. Marzullo earned his BS in Industrial and Labor Relations from Cornell University and his JD magna cum laude from the University of Baltimore School of Law.

David Wang serves as Managing Director, Chief Operating Officer and a member of the Investment Committee of the TCW Private Credit Group. Prior to joining TCW in 2013, Mr. Wang served as Director in the Capital Markets Group at Houlihan Lokey where he provided financing advisory services to middle market companies and financial sponsors. Prior to joining Houlihan Lokey, he served as Chief Financial Officer of Xinhua Finance, a publicly-traded international provider of financial indices, news, ratings and corporate communications products and services, where he led the company’s global restructuring. Prior to that, Mr. Wang was a Vice President in the leveraged finance investment banking division of Libra Securities and its predecessor firm, U.S. Bancorp Libra. He also previously served as Chief Financial Officer of Kentucky Electric Steel, a highly successful distressed acquisition and turnaround sponsored by Everest Capital and Libra Securities. Mr. Wang serves or has previously served on the boards of the Center for Duchenne Muscular Dystrophy at UCLA and the California Science Center. Mr. Wang is a graduate of The Wharton School at the University of Pennsylvania where he received a BS in Economics.

Executive Officers Who Are Not Trustees

Andrew J. Kim is a Managing Director in the Client and Fund Reporting group focusing on financial reporting and operations for the Private Credit group. He joined TCW in March 2020. Prior to joining TCW, Mr. Kim was the Chief Financial Officer of a boutique investment fund focused on structured lending and private credit. Prior to that role, he was the Vice President of Finance at Tennenbaum Capital Partners which focused on direct lending, primarily investing in leveraged loans through various complex fund structures. He holds a BS of Finance from the University of Illinois at Urbana-Champaign and an accounting certificate from UCLA. In addition, he is a CFA Charterholder.

Joseph Magpayo manages the Client Services operations teams with responsibilities including wrap fee SMA and mutual fund operations, client relationship management (CRM) administration, and heads the client service efforts with respect to TCW’s investors in its alternative investment products. He has supervisory responsibilities as a Registered Principal and is also responsible for vendor management over several of TCW’s key outsourcing partners. Mr. Magpayo is also the President, CEO and Chairman of the Board of TCW Funds Distributors, LLC, the firm’s limited-purpose broker dealer. He has extensive operational, organizational, and people management expertise. Mr. Magpayo joined TCW in 1991. He earned a BA in History from St. Mary’s College, an MA in American Studies from Pepperdine University, and an MBA with a Strategic Management emphasis from Azusa Pacific University.

Our Board of Trustees will adopt a corporate code of ethics that applies to our executive officers. See “Item I(c). Description of Business—Regulation as a Business Development Company—Code of Ethics.”

Item 6. Executive Compensation.

(a)	Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business, including such services provided by our executive officers, will be provided by individuals who are employees of the Advisor or the Sub-Advisor, pursuant to the terms of our Investment Advisory Agreement, the Sub-Advisory Agreement or through the Administration Agreement. Therefore, our day-to-day investment operations will be managed by the Advisor, and most of the services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by the Advisor.

None of our executive officers will receive direct compensation from us. Under the Administration Agreement, we will reimburse the Administrator for expenses incurred by it on our behalf in performing its obligations under the Administration Agreement. Certain of our executive officers, through their ownership interest in or management positions with the Advisor, may be entitled to a portion of any profits earned by the Advisor, which includes any fees payable to the Advisor under the terms of our Investment Advisory Agreement, less expenses incurred by the Advisor in performing its services under our Investment Advisory Agreement. The Advisor may pay additional salaries, bonuses, and individual performance awards and/or individual performance bonuses to our executive officers in addition to their ownership interest.

(b)	Compensation of Independent Trustees

Each of our Independent Trustees will receive an annual retainer fee of $60,000, payable once per year, if the trustee attends at least 75% of the meetings held during the previous year. In addition, Independent Trustees will receive $2,000 for each board meeting that they participate in. Independent trustees will also be reimbursed for all reasonable out-of-pocket expenses incurred in connection with participating in each board meeting.

The Independent Trustees will also receive $800 for each Audit Committee meeting that they participate in. With respect to each Audit Committee meeting not held concurrently with a board meeting, Independent Trustees will be reimbursed for all reasonable out-of-pocket expenses incurred in connection with participating in such Audit Committee meeting. In addition, each of the chairperson of the Audit Committee and any lead independent trustee will receive an annual retainer of $12,000.

No compensation will be paid to trustees who are “interested persons,” as that term is defined in the 1940 Act. The Company will not have any retirement or pension plans, or any compensation plans under which the Company’s equity securities would be authorized for issuance.

Item 7. Certain Relationships and Related Transactions, and Trustee Independence.

(a)	Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons

Investment Management and Advisory Agreement; Administration Agreement

We will enter into the Investment Advisory Agreement with our Advisor pursuant to which we will pay Management Fees and Incentive Fees to the Advisor, and we will enter into the Administration Agreement with the Administrator pursuant to which we will make payments equal to an amount that reimburses the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement.

The Investment Advisory Agreement and the Administration Agreement will be approved by our Board of Trustees at the initial board meeting. Unless earlier terminated as described below, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period from their effective date to the second anniversary of such effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board of Trustees, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Trustees. The Investment Advisory Agreement will automatically terminate in the event of an assignment by the Advisor, see “Item 1A. Risk Factors—Dependence on Key Personnel and Other Management” and the Administration Agreement will automatically terminate in the event of an assignment by the Administrator. Notwithstanding the foregoing, each of the Investment Advisory Agreement and the Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, provided, that, such termination will be directed or approved by the vote of a majority of our outstanding voting securities, by the vote of our trustees, or by the Advisor or Administrator (as applicable). If the Investment Advisory Agreement is terminated according to this paragraph, we will pay the Advisor a pro-rated portion of the Management Fee and Incentive Fee.

Relationship with the Advisor and Potential Conflicts of Interest

We, the Advisor, and our respective direct or indirect members, partners, officers, trustees, employees, agents and affiliates may be subject to certain potential conflicts of interest in connection with our activities and investments. For example, the terms of the Advisor’s management and incentive fees may create an incentive for the Advisor to approve and cause us to make more speculative investments than we would otherwise make in the absence of such fee structure.

The Private Credit Group is separated from those partners and employees of the Advisor and its affiliates involved in the management of the investments of other funds and other accounts (the “Other Employees”) by an ethical wall, and accordingly, the Other Employees may be unable to make certain material information available to the Private Credit Group. In addition, the Advisor’s other funds and separate accounts may take positions in securities and/or issuers that are in a different part of the capital structure of an issuer or adverse to ours.

The respective members of the senior management and investment teams of the Advisor and the Investment Committee of the Advisor serve or may serve as officers, trustees, directors, principals or investment committee members of entities that operate in the same or a related line of business as we do, or of investment funds managed by the Advisor or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interests or in the best interest of the Shareholders. For example, Mr. Miller and the other members of the Investment Committee have management responsibilities for other investment funds, accounts or other investment vehicles managed by the Advisor or its affiliates.

Our investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. For example, the Advisor concurrently manages accounts that are pursuing an investment strategy similar to our strategy, and we may compete with these and other entities managed by affiliates of the Advisor for capital and investment opportunities. As a result, those individuals at the Advisor may face conflicts in the allocation of investment opportunities between us and other investment funds or accounts advised by principals of, or affiliated with, the Advisor.

Certain Business Relationships

Certain of our current trustees and officers are directors or officers of the Advisor.

Indebtedness of Management

None.

Trustee Independence

For information regarding the independence of our trustees, see “Item 5. Trustees and Executive Officers” and “Item 6. Executive Compensation.”

Investment Opportunities

Under the sourcing arrangement that the Company has in place with PNCCM, PNCCM will source investment opportunities for us through PNC’s network. In doing so, it will rely on the services of personnel from PNC Bank and PNCCM to source such opportunities. As part of PNCCM’s investment process and taking into account various factors, PNCCM will determine whether it would be appropriate for the Company to participate in an investment opportunity.

While the Advisor retains final authority to approve or reject investments and will also participate in sourcing investment opportunities, the Advisor will rely on PNCCM’s sourcing efforts, and the Sub-Advisor’s originating and due diligence efforts. Although PNCCM has agreed to screen and refer, at their discretion, eligible investments to the Company, there is no guarantee that they will be able to do so efficiently or effectively, and many of the difficulties normally encountered by a new product offering to clients are beyond our or PNCCM’s control. Further, because the arrangement with PNCCM does not obligate PNCCM to source lending opportunities or any other opportunities for the TCW Steel City Senior Lending Strategy, nor does it restrict PNCCM or its affiliates from engaging in any lending activities, these activities may compete with the Company and, as a result, there can be no assurances that the arrangement with PNCCM will allow our Advisors to effectively achieve the Company’s investment objective or implement its investment strategy. PNCCM does not have any fiduciary duty to us, the Advisor or the Sub-Advisor, they will not provide investment advice or recommendations or conduct any analyses of potential investment opportunities for us, the Advisor or the Sub-Advisor (other than initial preliminary screening reviews as part of the sourcing process), and they make no representation as to the accuracy or completeness, nor the suitability or adequacy for our purposes, of any information they may share with the Sub-Advisor that they developed in connection with the sourcing of other tranches of the same facility. It is expected that PNCCM will have interests that conflict with ours, such as, amongst other things, the incentive to refer a prospective borrower to the Advisors in order to improve PNCCM’s relationship with that prospective borrower, to generate new business or new clients, and it is each of the Advisor and Sub-Advisor’s responsibility to determine whether any potential opportunity sourced by PNCCM is appropriate for us.

Separately, the Advisors have each filed to obtain exemptive relief from the SEC that, if obtained, subject to certain conditions and limitations as described below, will permit us and other funds advised by the Advisors (referred to herein as “potential co-investment funds”) to engage in certain co-investment transactions. Under the exemptive relief, in the case where the interest in a particular investment opportunity exceeds the size of the opportunity, then the investment opportunity will be allocated among us and such potential co-investment funds based on the allocation policy of the Advisor. Under the allocation policy, an investment opportunity will be allocated to us based on certain criteria, including but not limited to capital available for investment, which generally will be determined based on the amount of cash on hand, existing commitments and reserves, if any, the targeted leverage level, targeted asset mix and other investment policies and restrictions set from time to time by the board or other governing body of the relevant fund or imposed by applicable laws, rules, regulations or interpretations. There can be no assurance that we will be able to participate in all investment opportunities that are suitable to us and there is no guarantee that the SEC will grant the exemptive relief described herein.

Broad and Wide-Ranging Activities

TCW, including the Private Credit Group, engages in a broad spectrum of activities and services that are not exclusive in respect of the Company. PNC also engages in a broad spectrum of activities, including without limitation in its capacity as an investment banker, lender, investor, swap dealer, advisor, counterparty, agent, and principal. In addition, PNC may provide services in the future beyond those currently provided. Further, the Advisors advise Other Clients that have investment objectives or portfolios similar to, related to or opposed to those of the Company. PNC may receive greater fees or other compensation (including performance-based fees) from such other PNC clients than it does from us. In the ordinary course of their business activities, TCW and PNC will engage in activities where the interests of certain divisions of each entity or the interests of each entity’s clients will conflict with the interests of the Company, our Shareholders or Portfolio Companies. Other present and future activities of TCW and PNC will give rise to additional conflicts of interest. In the event that a conflict of interest arises, the Advisor will attempt to resolve such conflict in a fair and equitable manner. To the extent provided in the Declaration of Trust or Bylaws, the Advisor will have the power to resolve, or consent to the resolution of, conflicts of interest on behalf of, and such resolution will be binding on, the Company. Investors should be aware that conflicts will not necessarily be resolved in favor of the Company’s interests.

Particular Risks due to PNC’s Broad and Wide-Ranging Activities

PNC is one of the largest diversified financial services institutions in the United States, with assets of $565 billion as of September 30, 2024 and existing relationships with approximately 21,000 Corporate and Institutional Banking customers. PNC provides services to those customers that go beyond the services typically provided by investment advisors that are not affiliated with a bank including, without limitation, financial advisory services, sales and trading, asset management activities, commercial and personal banking and other lending activities, engaging in broker-dealer activities and other activities (“Banking Activities”). PNC, PNC Bank or their affiliates may offer or provide such services to borrowers of the Company outside of the TCW Steel City Platform and unconnected to the lending or other activities of the Company. Neither the Company nor the Partners will have any right to revenues or other compensation received by PNC in the course of such Banking Activities. Such Banking Activities, and various other activities PNC engages in, may, in the ordinary course of PNC’s business, create situations where PNC’s interests or the interests of its clients will conflict with the interests of the Company, one or more of the Partners or a portfolio company. For example, PNC’s interest may conflict with those of the Company or a portfolio company in working out the debt of a defaulting portfolio company to which PNC and the Company extend credit. In some cases, PNC’s offering of products or services to a borrower or potential borrower may limit the ability of the Company to extend credit or take other actions with respect to such a borrower. Investors should be aware that actual, apparent or potential conflicts of interest between PNC and/or any of its clients, on the one hand, and the Company and one or more of the Partners or a portfolio company, on the other hand, will exist and others will arise in connection with the operation of the Company. Because of the sheer number of PNC’s existing clients and the breadth of the Banking Activities, it is possible that the frequency or severity of conflicts between PNC and other persons associated with the TCW Steel City Senior Lending Strategy may be greater than for a sub-advisor not affiliated with a large bank. PNC’s employees will also have interests separate from those of PNC and the Company. Conflicts of interest not described herein may also exist. While PNC will implement reasonable mitigants to address some or all of these conflicts, there can be no assurance that conflicts of interest will be resolved in favor of the Company or the Partners.

Policies and Procedures

Certain policies and procedures implemented by TCW and PNC to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions will from time to time reduce the synergies across their respective businesses that the Company expects to draw on for purposes of pursuing attractive investment opportunities. Because each of TCW and PNC has many different asset management and advisory businesses (including PNC’s Banking Activities), each is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, TCW and PNC have implemented certain policies and procedures (e.g., information walls) that reduce the positive synergies that TCW and PNC could otherwise utilize for purposes of managing the Company’s portfolio investments. For example, TCW and PNC will from time to time come into possession of material non-public information with respect to companies in which the Company may be considering making an investment or companies that are advisory clients of TCW or PNC. As a consequence, that information, which could be of benefit to the Company, is likely to be restricted to those other businesses and otherwise be unavailable to the Company and will also restrict the Company’s activities. Further, PNC policy requires that members of the Sub-Advisor’s Investment Committee who are also involved in PNC’s decisions on whether to extend credit to a borrower must recuse themselves from making decisions on PNC’s direct extension of credit to borrowers to whom the Company has also extended credit. Additionally, TCW or PNC (as applicable) may restrict or otherwise limit the Company from entering into agreements with, or related to, companies that either are clients of TCW or PNC or in which any fund of TCW or PNC has invested or has considered making an investment. TCW and PNC (as applicable) will from time to time restrict or otherwise limit the ability of the Company to make investments in or otherwise engage in businesses or activities competitive with companies of other advisory clients of TCW or PNC, either as a result of contractual restrictions or otherwise. Furthermore, there will be circumstances in which affiliates of TCW (including Other TCW Clients) or PNC (including other PNC clients) may refrain from taking certain confidential information in order to avoid trading restrictions.

Portfolio Company Relationships

TCW, PNC and Other Clients may from time to time hold equity or other investments in companies or businesses (even if they are not “affiliates” of TCW or PNC) that provide services to or otherwise contract with Portfolio Companies. In addition, it is possible that certain portfolio companies in which Other Clients have an interest may compete with the Company for one or more investment opportunities. It is also possible that certain portfolio companies of Other Clients or companies in which Other Clients have an interest will compete with the Company for one or more investment opportunities and/or engage in activities that may have adverse consequences on the Company and/or its portfolio investments.

With respect to transactions or agreements with Portfolio Companies (including, for the avoidance of doubt, long-term incentive plans), at times, if unrelated officers of a portfolio company have not yet been appointed, TCW or PNC (as applicable) may negotiate and execute agreements between TCW or PNC, as the case may be, and/or the Company on the one hand, and the portfolio company or its affiliates, on the other hand, which could entail a conflict of interest in relation to efforts to enter into terms that are arm’s length. Among the measures TCW may use to mitigate such conflicts is to involve outside legal counsel to review and advise on such agreements and provide insights into commercially reasonable terms.

Other TCW and PNC Businesses, Activities and Relationships

As part of their respective regular business, TCW and PNC provide a broad range of services (including, with respect to PNC, the Banking Activities). In addition, TCW and PNC may provide services in the future beyond those currently provided. Subject to the terms of the Declaration of Trust, Shareholders will not receive any benefit from such fees.

In connection with their respective businesses, each of TCW and PNC may come into possession of information that limits its ability to engage in potential transactions. The Company’s activities are expected to be constrained as a result of the inability of TCW or PNC personnel to use such information. For example, employees of TCW and PNC from time to time are prohibited by law or contract from sharing information with members of the Company’s investment team. Additionally, there are expected to be circumstances in which one or more individuals associated with TCW and PNC (including Other Clients) will be precluded from providing services related to the Company’s activities because of certain confidential information available to those individuals or to other parts of TCW or PNC (e.g., trading may be restricted).

TCW and PNC have long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on behalf of the Company, the Advisor will consider those relationships and may decline to participate in a transaction as a result of one or more of such relationships. TCW and PNC are under no obligation to decline any engagements or investments in order to make an investment opportunity available to the Company. The Company may be forced to sell or hold existing portfolio investments as a result of brokerage service relationships or other relations that TCW or PNC may make or have made. (See “—Other Clients; Allocation of Investment Opportunities” below and “—Portfolio Company Relationships” above.) If the SEC grants the exemptive relief discussed elsewhere in this Registration Statement, the Company may also co-invest with other TCW Steel City clients in particular investment opportunities, and the relationship with such other TCW Steel City clients could influence the decisions made by the Advisor with respect to such investments. There is no assurance, however, that the relief will be granted. There can be no assurance that all potentially suitable investment opportunities that come to the attention of TCW will be made available to the Company.

Subject to the terms of its governing documents, the Company may invest in securities of the same issuers as Other Clients, the Advisors, TCW and PNC. To the extent that the Company holds interests that are different (including more senior or more junior) than those held by such Other Clients, the Advisors, TCW and PNC may be presented with decisions involving circumstances where the interests of such Other Clients are in conflict with those of the Company. Furthermore, it is possible that the Company’s interest may be subordinated or otherwise adversely affected by virtue of such Other Client’s involvement and actions relating to its investment.

Advisor employees, including employees of TCW and PNC, are generally permitted to invest in alternative investment funds, real estate funds, hedge funds or other investment vehicles, including potential competitors of the Company. Shareholders will not receive any benefit from any such investments.

Subject to applicable law, the Company may invest in securities, loans or other obligations of companies affiliated with PNC or in which PNC or other PNC clients have an equity, debt or other interest, or make investments that may result in PNC or other PNC clients being relieved of obligations or otherwise divesting of investments, which may enhance the profitability of PNC’s or other PNC clients’ investments in and activities with respect to such companies.

In addition, other present and future activities of TCW (including the Advisor) and PNC (including the Sub-Advisor) will from time to time give rise to additional conflicts of interest relating to TCW, PNC and their respective investment activities. In the event that any such conflict of interest arises, the Advisor will attempt to resolve such conflicts in a fair and equitable manner. Investors should be aware that conflicts will not necessarily be resolved in favor of the Company’s interests.

In addition, PNC, the clients it advises, and its personnel may engage (or consider engaging) in commercial arrangements or transactions with other PNC clients, and/or may compete for commercial arrangements or transactions in the same types of companies, assets, securities and other instruments, as the Company. Decisions and actions of the Advisors on behalf of the Company may differ from those by TCW or PNC on behalf of Other Clients. Advice given to, or investment or voting decisions made for, the Company may compete with, affect, differ from, conflict with, or involve timing different from, advice given to, or investment or voting decisions made for, Other Clients. Transactions by, advice to and activities of such Other Clients may involve the same or related companies, securities or other assets or instruments as those in which the Company invests, and such Other Clients may engage in a strategy while the Company is undertaking the same or a differing strategy, any of which could directly or indirectly disadvantage the Company (including its ability to engage in a transaction or other activities) or the prices or terms at which the Company’s transactions or other activities may be effected. For example, PNC may be engaged to provide advice to another PNC client that is considering entering into a transaction with the Company, and PNC may advise the other PNC client not to pursue the transaction with the Company or otherwise in connection with a potential transaction provide advice to the other PNC client that would be adverse to the Company. The Company may hold a security and PNC may establish a short position either in that same security or in similar securities. This short position may result in the impairment of the price of the security that the Company holds or may be designed to profit from a decline in the price of the security. The Company could similarly be adversely impacted if it establishes a short position, following which PNC takes a long position in the same security or in similar securities.

To the extent the Company engages in transactions in the same or similar types of securities or other investments as Other Clients, the Company and Other Clients may compete for such transactions or investments, and transactions or investments by such Other Clients or other affiliates of the Company may negatively affect the investments of the Company (including the ability of the Company to engage in such a transaction or investment or other activities), or the price or terms at which the Company’s transactions or investments or other activities may be effected. Moreover, PNC or other PNC clients, on the one hand, and the Company, on the other hand, may vote differently on or take or refrain from taking different actions with respect to the same security, which may be disadvantageous to the Company.

Incentives to Outsource Services to Third Parties

In many cases, services that are outsourced to third-party providers could also be performed by TCW or its employees. The decision to engage third-party service providers rather than using internal resources gives rise to conflicts of interest. This is because, under the terms of the Declaration of Trust, TCW generally bears the compensation costs or other amounts payable to its employees, whereas amounts paid to third-party service providers are typically Company Expenses, ultimately borne by Shareholders. As a result, TCW has an incentive to retain third-party providers rather than hire additional employees, and to outsource functions that TCW employees could otherwise perform. This may result in higher costs to the Company and its Shareholders.

Collaboration with and Sub-Advisory and Other Services by PNC

As described herein, PNC Steel City Advisors, LLC will act as the sub-advisor pursuant to a sub-advisory agreement. Subject to the terms of the Sub-Advisory Agreement, services provided by the Sub-Advisor with respect to the Company may include originating, conducting due diligence on or developing potential portfolio investments, as well as making recommendations to the Advisor in relation to structuring, managing, monitoring and disposing of or otherwise realizing upon portfolio investments. Although the Advisor must approve any investment recommended by the Sub-Advisor before or when the Company makes such investment, the Sub-Advisor is responsible for originating potential new investments and recommending them to the Advisor. As a result, the Advisor will be dependent on information provided by the Sub-Advisor, which if inaccurate could adversely affect the Advisor’s ability to manage the Company’s investment portfolio in accordance with its investment objectives.

The Company will pay an affiliate of the Sub-Advisor a Sourcing Fee in respect of new investment commitments (including upsizes) for which such affiliate of the Sub-Advisor was the Sourcing Party, which Sourcing Fee shall be earned upon commitment (or, with respect to delayed-draw term loans with a discounted closing fee, earned in part upon commitment and in part at the time of each advance), as more fully described herein. In providing the foregoing services to the Company, the Sub-Advisor may be subject to conflicts of interests similar to the ones that the Advisor faces.

Additionally, as part of the strategic business relationship between TCW and PNC, in addition to this Fund, similar sub-advisory arrangements will also be established in respect of TCW Steel City Unlevered Private Fund LP, which will co-invest in all or substantially all of the available portfolio investments alongside the Company, in each case, subject to the terms of the governing documents of the Company. Investors may be afforded different regulatory protections.

As described herein, the TCW Steel City Platform is a newly formed platform launched by the TCW Group and PNC, and the Company, together with other private credit funds, are part of the TCW Steel City Senior Lending Strategy. In connection with the foregoing, the TCW Group and PNC have entered into an umbrella agreement to coordinate the investment management, investment advisory and sub-advisory services that the TCW Group and PNC (including through their respective affiliates) shall respectively provide with respect to the private credit funds (the “Umbrella Agreement”).

(b)	Promoters and Certain Control Persons

The Advisor may be deemed promoters of the Company. We will enter into the Investment Advisory Agreement with the Advisor. The Advisor, for its services to us, will be entitled to receive Management Fees and Incentive Fees. In addition, under the Investment Advisory Agreement, we expect, to the extent permitted by applicable law and in the discretion of our trustees, to indemnify the Advisor and certain of its affiliates. See “Item 1(c). Description of Business—Investment Management and Advisory Agreement” and “Item 1(c). Description of Business—Sub-Advisory Agreement.”

Item 8. Legal Proceedings.

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters.

Market Information

Our outstanding Common Shares will be offered and sold in transactions exempt from registration under the Securities Act under section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is currently no public market for the Common Shares, and we do not expect one to develop.

Because the Common Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Common Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the Common Shares are registered under applicable securities laws or specifically exempted from registration (in which case the Shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Common Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of Common Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Common Shares and to execute such other instruments or certifications as are reasonably required by us.

Shareholders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the Shareholders.

Valuation of Portfolio Securities

We will determine the net asset value per Common Share quarterly. The net asset value per Common Share is equal to the value of our total assets minus liabilities and any Preferred Shares outstanding divided by the total number of Common Shares outstanding. At present, we do not have any Preferred Shares outstanding.

The Company’s assets and liabilities will be valued by our Advisor as the “valuation designee.” Investments which the Company holds for which market quotes are not readily available or are not considered reliable are valued at fair value according to procedures approved by the Board based on similar instruments, internal assumptions and the weighting of the available pricing inputs. Pursuant to Rule 2a-5 under the 1940 Act, the Board has designated the Advisor as the “valuation designee” with respect to the fair valuation of the Company’s portfolio securities, subject to oversight by and periodic reporting to the Board. Substantially all of our investments are expected to be in loans that do not have readily ascertainable market prices. In connection with that determination, investment professionals from the Advisor will prepare portfolio company valuations using sources and/or proprietary models depending on the availability of information on our assets and the type of asset being valued, all in accordance with our valuation policy. The participation of the Advisor in our valuation process could result in a conflict of interest.

Because fair valuations, and particularly fair valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, our determinations of fair value may differ materially from the values that would have been determined if a ready market for these securities existed. This could make it more difficult for investors to value accurately our portfolio investments and could lead to undervaluation or overvaluation of our Common Shares. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility.

Dividend Policy

To obtain and maintain our RIC tax status, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes of an amount equal to at least 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income, excluding any net capital gains reduced by deductible expenses) and 90% of our net tax-exempt income for that taxable year. As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to Shareholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:

•	98% of our ordinary net income for the calendar year, excluding ordinary gains and losses, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of such calendar year; and

•	100% of any income or gains recognized, but not distributed in preceding years.

While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

We generally expect to distribute substantially all of our earnings on a quarterly basis. One or more of the considerations described below, however, could result in the deferral of dividend distributions until the end of the fiscal year.

We may make investments that are subject to tax rules that require us to include amounts in our income before we receive cash corresponding to that income or that defer or limit our ability to claim the benefit of deductions or losses. For example, if we hold securities issued with original issue discount, that original issue discount may be accrued in income before we receive any corresponding cash payments. Similarly, the terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

In cases where our taxable income exceeds our available cash flow, we will need to fund distributions with the proceeds of sale of securities or with borrowed money, and may raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where we are required to recognize income before or without receiving cash representing such income), we may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level U.S. federal income tax.

If in any particular taxable year, we do not qualify as a RIC, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to Shareholders, and distributions will be taxable to our Shareholders as ordinary dividends to the extent of our current or accumulated earnings and profits, and distributions would not be required. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Shareholder’s tax basis, and any remaining distributions would be treated as capital gain. If we fail to qualify as a RIC for a period greater than two consecutive taxable years, to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of the taxable year) that we elect to recognize on requalification or when recognized over the next five years.

In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the conditions necessary to pass through to our Shareholders their share of the foreign taxes paid by us.

Following receipt of the Multi-Class Exemptive Relief, if any, each class of Common Shares will represent an investment in the same pool of assets and shall have the same preferences, conversion and other rights, voting powers, privileges, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other class of Common Shares except for such differences may be clearly and expressly set forth by the Board of Trustees in setting the terms of such class of shares. Dividends may be paid upon shares of different classes of Common Shares (which shall be done pro rata among the shareholders of shares of a specific class) at the same time and in different per share amounts on such class of Common Shares, if, as and when authorized by the Board of Trustees and declared by us out of funds legally available therefore. As a result of such differences in dividend amounts, as well as potential differences in various fees and charges imposed on the different classes of our Common Shares, shares of different classes of our Common Shares may experience different returns.

Because of the different distribution fees, shareholder services fees and any other class expenses that may be attributable to the different classes of our Common Shares, following receipt of the Multi-Class Exemptive Relief, if any, the net income attributable to, and any dividends payable on, each class of shares may differ from each other from time to time. As a result, the NAV per share of the classes may differ over time. Our expenses, respectively allocated to a particular class of shares, will be borne on a pro rata basis by each outstanding share of that class.

Retention of Proceeds

Subject to the requirements of Section 852(a) of Subchapter M of the Code and the terms of any indebtedness or Preferred Shares, we may retain, in whole or in part, any proceeds attributable to portfolio investments. Any retained proceeds that represent net investment income will be treated as a deemed distribution by us to the Shareholders and a deemed re-contribution by the Shareholders to us, and the aggregate Undrawn Commitments of all Shareholders will be reduced accordingly. We may use the amounts so retained to make investments, pay our fees and expenses, repay our borrowings, or fund reasonable reserves for our future expenses or other obligations (including obligations to make indemnification advances and payments). We will treat any retained proceeds that represent net investment income as a deemed distribution to Shareholders and a deemed re-contribution by the Shareholders, and the aggregate Undrawn Commitments of all Shareholders will be reduced accordingly. For the avoidance of doubt, even if the Undrawn Commitment of the Common Shares becomes zero, we may continue to retain proceeds that represent net investment income as described above for the purpose of paying our operating costs (including expenses, the Management Fee, the Incentive Fee, payments to the Administrator and any indemnification obligations) and debt service of any borrowings we have made.

Reports to Shareholders

We plan to furnish or make available to our Shareholders an annual report for each fiscal year ending December 31 containing financial statements audited by our independent registered public accounting firm. Additionally, we intend to comply with the periodic reporting requirements of the 1934 Act.

Item 10. Recent Sales of Unregistered Securities.

On February 5, 2025 and April 8, 2025 the private fund held closings, accepting an aggregate of $126,182,925 in Capital Commitments. In addition, the Advisor intends to make a $1,000 capital contribution to us. As of the date of the Conversion, the private fund had called capital in the amount of $[•] million of such Capital Commitments to purchase interests of the private fund, which interests were then converted to [# of] Shares.

Each purchaser of Common Shares in the private offering is required to represent that it is: (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Common Shares sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act; and (ii) is acquiring the Common Shares purchased by it for investment and not with a view to resale or distribution. We did not engage in general solicitation or advertising with regard to the private placement and did not offer securities to the public in connection with such issuance and sale.

Item 11. Description of Registrant’s Securities to be Registered.

The following description is based on relevant portions of the Delaware Statutory Trust Act (the “Statutory Trust Act”), as amended, and on the Company’s Declaration of Trust and Bylaws that will be effective upon consummation of the Conversion. This summary is not necessarily complete, and investors should refer to the Statutory Trust Act and Company’s Declaration of Trust and Bylaws for a more detailed description of the provisions summarized below.

Description of our Shares

General

The terms of the Declaration of Trust authorize the Company to issue an unlimited number of Class I Shares, with such par value as may be authorized from time to time by the trustees in their sole discretion without Shareholder approval, of which [•] shares were outstanding as of [•], 202[5], and an unlimited number of preferred shares, with such par value as may be authorized from time to time by the trustees in their sole discretion without Shareholder approval. The Declaration of Trust also provides that the Board of Trustees may classify or reclassify any Common Shares or preferred shares into one or more classes or series of Common Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to distributions, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our Class I Shares, and we can offer no assurances that a market for our Class I Shares will develop in the future. We do not intend for our Common Shares to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our Common Shares. No Common Shares have been authorized for issuance under any equity compensation plans. Under the terms of our Declaration of Trust, Shareholders shall be entitled to the same limited liability extended to Shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law. Our Declaration of Trust provides that no Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a Shareholder. Unless the Board of Trustees determines otherwise, we will issue all of our Common Shares in uncertificated form.

Subject to the terms of an applicable Subscription Agreement, none of our Common Shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Company or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board of Trustees in setting the terms of any class or series of Shares, no Shareholder shall be entitled to exercise appraisal rights in connection with any transaction.

Shares

Under the terms of the Declaration of Trust, all Common Shares have equal rights as to dividends, other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and other distributions may be paid to Shareholders if, as and when authorized by the Board of Trustees and declared by us out of funds legally available therefor. Common Shares have no preemptive, exchange, conversion or redemption rights and Shareholders have no appraisal rights. Shareholders may not transfer Common Shares unless (i) the Adviser gives consent, or the transfer is permitted under the Subscription Agreement, and (ii) the transfer is made in accordance with the transfer restrictions contained in the Subscription Agreement and applicable securities law.

In the event of our liquidation, dissolution or winding up, each Common Share would be entitled to share ratably in all of our assets that are legally available for distribution after we pay or otherwise provide for all claims and obligations and subject to any preferential rights of holders of our preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each Common Share will be entitled to one vote on all matters submitted to a vote of Shareholders, including the election of trustees. There will be no cumulative voting in the election of trustees. Cumulative voting entitles a Shareholder to as many votes as equals the number of votes which such holder would be entitled to cast for the election of trustees multiplied by the number of trustees to be elected and allows a Shareholder to cast a portion or all of the Shareholder’s votes for one or more candidates for seats on the Board of Trustees. Without cumulative voting, a minority Shareholder may not be able to elect as many trustees as the Shareholder would be able to elect if cumulative voting were permitted. Subject to the special rights of the holders of any class or series of preferred shares to elect trustees, each trustee will be elected by a plurality of the votes cast with respect to such trustee’s election, provided that, in the case where the number of nominees for the trusteeships exceeds the number of such trustees to be elected, a majority of all votes cast shall be required to elect such nominee.

Preferred Shares

The Private Offering does not include an offering of preferred shares, and we do not currently have any preferred shares outstanding. However, under the terms of the Declaration of Trust, our Board of Trustees may authorize us to issue preferred shares in one or more classes or series, without Shareholder approval, to the extent permitted by the 1940 Act. The Board of Trustees has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. We do not currently anticipate issuing preferred shares in the near future. In the event we issue preferred shares, it will make any required disclosure to Shareholders. We will not offer preferred shares to the Adviser or our affiliates except on the same terms as offered to all other Shareholders.

Preferred shares could be issued with terms that would adversely affect the Shareholders. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to Common Shares and before any purchase of Common Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such distribution or purchase price, as the case may be, and (2) the holders of preferred shares, if any are issued, must be entitled as a class voting separately to elect two trustees at all times and to elect a majority of the trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred shares must be approved by a majority of our Independent Trustees not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We were formed in the state of Delaware, and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, we are permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. Our Board of Trustees may, without Shareholder action, authorize the issuance of Shares in one or more classes or series, including preferred shares and our Declaration of Trust provides that, while we do not intend to list our Shares on any securities exchange, if any class of our Shares is listed on a national securities exchange, our Board of Trustees will be divided into three classes of trustees serving staggered terms of three years each. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Trustees. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Trustees; Vacancies; Removal; Term and Election; Certain Transactions

Our Declaration of Trust provides that the number of trustees will be set only by our Board of Trustees. Our Declaration of Trust provides that a majority of our entire Board of Trustees may at any time increase or decrease the number of trustees. by a majority vote or written consent, provided that the number of Trustees shall at all times be at least one but not more than twelve. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by our Board of Trustees in setting the terms of any class or series of preferred shares, pursuant to an election under the Declaration of Trust, any and all vacancies on our Board of Trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trustee for whom the vacancy occurred and until a successor is elected by our Shareholders and qualified, subject to any applicable requirements of the 1940 Act.

Our Declaration of Trust provides that a trustee may be removed with or without cause by a two-thirds majority of the remaining trustees (or in the case of the removal of a trustee that is not an interested person, a two-thirds majority of the remaining trustees that are not interested persons).

Under the Declaration of Trust, the Company is not required to hold annual meetings and, prior to the earlier of (a) a listing of any class of the Company’s shares on a national securities exchange, if any, and (b) the date of notice of the Company’s first annual meeting of Shareholders, each trustee will hold office for life (or until the attainment of any mandatory retirement age or term limits established by a majority of the Board of Trustees) or until his or her successor is elected or the Company terminates, unless such trustee resigns or is removed in accordance with the Declaration of Trust. However, effective upon and following the occurrence of the earlier of (a) a listing of any class of the Company’s Shares on a national securities exchange, if any, and (b) the date of notice of the Company’s first annual meeting of Shareholders, the Board of Trustees will be divided into three classes, with the terms of one class expiring at each annual meeting of Shareholders. At each annual meeting, one class of trustees will be elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. A trustee, or the entire Board of Trustees (provided that the aggregate number of trustees after such removal shall not be less than the minimum number required under the Declaration of Trust), may be removed from office, with or without cause, and only by the action of a majority of the remaining trustees (or in the case of the removal of an Independent Trustee, a majority of the remaining Independent Trustees).

In the event of a Shareholder vote on election of trustees, trustees shall be elected by a plurality of the vote of all holders of the outstanding Shares, provided that, in the case where the number of nominees for the trusteeships exceeds the number of such trustees to be elected, a majority of all votes cast shall be required to elect such nominee. Notwithstanding the foregoing, the holders of outstanding preferred shares, if any, will be entitled, voting as a separate class, to elect two trustees of the Company at all times. In addition, the holders of outstanding preferred shares, if any, will be entitled, voting as a separate class, to elect a majority of the Board of Trustees (i) if, at the close of business on any distribution payment date, distributions (whether or not declared) on outstanding preferred shares are unpaid in an amount equal to at least two full years’ distributions on the preferred shares, or (ii) if at any time holders of preferred shares are otherwise entitled under the 1940 Act to elect a majority of the Board of Trustees.

Action by Shareholders

The Shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Company is not required to hold annual meetings and the Bylaws provide that a meeting of Shareholders will not be required in any year in which the election of trustees is not required to be held under the 1940 Act. The failure to hold an annual meeting will not invalidate the Company’s existence or affect any otherwise valid corporate act of the Company.

A special meeting of the Shareholders may be called at any time by a majority of the Board of Trustees or the chief executive officer.

Amendment of the Declaration of Trust; No Approval by Shareholders

The Board of Trustees may, without Shareholder vote (subject to applicable state and federal securities laws requirements), amend or otherwise supplement the Declaration of Trust by making an amendment, a Declaration of Trust supplemental thereto or an amended and restated Declaration of Trust. Shareholders will only have the right to vote on any amendment that would adversely affect the powers, preferences or special rights of the Shares as determined by the Board of Trustees in good faith or is submitted to them by the Board of Trustees. Notwithstanding the foregoing, in connection with a listing of the Shares on a national securities exchange, the Board of Trustees may, without the approval or vote of the Shareholders, amend or supplement the Declaration of Trust in any manner, including, without limitation, to add voting restrictions or other limitations similar to provisions found in control share acquisition or similar statutes, to classify the Board of Trustees, to impose super-majority approval for certain types of transactions and to otherwise add or modify provisions that may be deemed to be adverse to Shareholders. A proposed amendment to the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees for adoption.

An amendment duly adopted by the requisite vote of the Board of Trustees and, if required, the Shareholders as aforesaid, will become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification in recordable form signed by a majority of the Board of Trustees setting forth an amendment and reciting that it was duly adopted by the trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration of Trust, as amended, in recordable form, and executed by a majority of the Board of Trustees, will be conclusive evidence of such amendment when lodged among the records of the Company or at such other time designated by the Board of Trustees.

Derivative Actions

Our Declaration of Trust provides that no person, other than a trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Company. No Shareholder may maintain a derivative action on behalf of the Company unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action. This requirement shall not apply to claims arising under federal securities laws.

In addition to the requirements set forth in Section 3816 of the Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Company only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed; and a demand on the Board of Trustees will only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of trustees who are not Independent Trustees; and (ii) unless a demand is not required under clause (i) above, the Board of Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Board of Trustees will be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Company for the expense of any such advisors in the event that the Board of Trustees determines not to bring such action (such reimbursement shall not apply to claims arising under federal securities laws). For purposes of this paragraph, the Board of Trustees may designate a committee of one or more trustees to consider a Shareholder demand.

Direct Action

Our Declaration of Trust provides that to the fullest extent permitted by Delaware law, the Shareholders’ right to bring direct actions against the Company and/or its trustees is eliminated, except for a direct action to enforce an individual Shareholder right to vote or a direct action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then the conditions set forth in the Declaration of Trust shall apply. This provision shall not apply to claims arising under federal securities laws.

Exclusive Delaware Jurisdiction

Our Declaration of Trust provides that, each trustee, each officer, each Shareholder and each person legally or beneficially owning an interest in a share of the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Statutory Trust Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Company or its business and affairs, the Statutory Trust Act, this Declaration of Trust or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration of Trust or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Company to the Shareholders or the trustees, or of officers or the trustees to the Company, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Company, the officers, the trustees or the Shareholders, or (D) any provision of the Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Company pursuant to Section 3809 of the Statutory Trust Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Statutory Trust Act, this Declaration of Trust or the Bylaws relating in any way to the Company or (F) the federal securities laws of the United States, including, without limitation, the 1940 Act, or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless, in every case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. In the event that any claim, suit, action or proceeding is commenced outside of the Court of Chancery of the State of Delaware in contravention of the Declaration of Trust, all reasonable and documented out of pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party in such claim, suit, action or proceeding shall be reimbursed by the non-prevailing party. This section does not apply to any claims brought under the federal securities laws, as stated in Section 14.2 of Article XIV of the Declaration of Trust.

Determinations by our Board of Trustees

Our Declaration of Trust contains a provision that codifies the authority of our Board of Trustees to manage our business and affairs. This provision enumerates certain matters and states that the determination as to any such enumerated matters made by or pursuant to the direction of our Board of Trustees (consistent with our Declaration of Trust) is final, conclusive, and binding upon us and our Shareholders. This provision does not alter the duties our Board of Trustees owes to us or our Shareholders pursuant to our Declaration of Trust and under Delaware law or under applicable federal securities laws.

Construction and Governing Law

Our Declaration of Trust provides that the Declaration of Trust and the Bylaws, and the rights and obligations of the trustees and Shareholders, shall be governed by and construed and enforced in accordance with the Delaware Statutory Trust Act and the laws of the State of Delaware. Under the terms of our Declaration of Trust, to the fullest extent permitted by law, our Shareholders will be deemed to have waived any non-mandatory rights of beneficial owners or trustees under the Delaware Statutory Trust Act or general trust law, and the Company, our Shareholders, and the trustees shall not be subject to any applicable provisions of law pertaining to trusts that, in a manner inconsistent with the express terms of our Declaration of Trust or Bylaws, relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust,(iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of trustees as set forth or referenced in our Declaration of Trust.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with GAAP.

Access to Records

Shareholders shall have access to records of the Company as provided in Section 3819 of the Statutory Trust Act.

Reports to Shareholders

The Company will furnish to Shareholders as soon as commercially practicable after the end of each taxable year and each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.

The Company will also furnish to Shareholders annual reports containing audited financial statements, quarterly reports, and such other reports as the Company determines to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement under the 1934 Act, the Company will be required to comply with all reporting, proxy solicitation and other applicable requirements under the 1934 Act.

Shareholders and the public may view the materials the Company files with the SEC through its website at www.sec.gov.

Conflict with the 1940 Act

Our Declaration of Trust provides that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control. In addition, the Company intends to amend and restate the Declaration of Trust to clarify that, if and to the extent that any provision of our Declaration of Trust conflicts with any provision of applicable federal securities laws, the applicable provision of the applicable federal securities laws will control.

Item 12. Indemnification of Trustees and Officers.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Under the Declaration of Trust, we will fully indemnify any person who was or is involved in any actual or threatened action, suit or proceeding by reason of the fact that such person is or was one of our trustees or officers. So long as we are regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any trustee or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of trustees who are disinterested, non-party trustees or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, we have obtained liability insurance for our officers and trustees.

Under the Investment Advisory Agreement, we may, to the extent permitted by applicable law, in the discretion of our Board of Trustees, indemnify the Advisor and certain of its affiliates, as described under “Item 1(c). Description of Business—General—Investment Management and Advisory Agreement.”

Item 13. Financial Statements and Supplementary Data.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a)	List separately all financial statements filed

The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-3.

(b)	Exhibits

Exhibit Index

3.1	Certificate of Formation*

10.1	[Investment Advisory and Management Agreement, by and between the Company and the Advisor**]

10.2	[Administration Agreement, by and between the Company and the Administrator**]

10.3	[Sub-Advisory Agreement, by and between the Company and the Sub-Advisor**]

10.4	[Indemnification Agreement**]

*	Filed herewith.
**	To be filed with amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TCW STEEL CITY PERPETUAL LEVERED FUND LP

By:	/s/ Andrew Kim
Name: Andrew Kim
Title: Chief Financial Officer and Treasurer

Date: August 4, 2025

TCW Steel City Perpetual Levered Fund LP Index to Financial Statement

Report of Independent Registered Public Accounting Firm	2

Statement of Assets and Liabilities [•], 2025 (Inception)

Notes to Financial Statements	3

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

2

TCW STEEL CITY PERPETUAL LEVERED FUND LP

Notes to Financial Statements

[•], 2025 (Inception)

3